Filed Pursuant to Rule 424(b)(3)

File Nos. 333-113876

333-113893

333-113877

MORGAN STANLEY CHARTER SERIES

Morgan Stanley Charter Graham L.P.

Morgan Stanley Charter WCM L.P.

Morgan Stanley Charter Aspect L.P.

SUPPLEMENT

TO

PROSPECTUS DATED APRIL 2, 2007

You should read this supplement together with the prospectus dated April 2, 2007. All page and section references in this supplement relate to the prospectus, except references to pages preceded by “S-,” which relate to this supplement.

The date of this Supplement is December 17, 2007

i

SUMMARY

The following updates the address under the sub-caption “— Morgan Stanley Charter Series” on page 1.

The offices of each partnership are located at 522 Fifth Avenue, 13th Floor, New York, New York 10036, telephone (212) 296-1999.

The following supplements the information under the sub-caption “— Morgan Stanley Charter Series” beginning on page 1.

In order to facilitate trading by the trading advisors, the general partner for the partnerships, in its sole discretion, may either invest the partnership’s assets in an account managed by the trading advisor, or in interests in a separate trading company created by the general partner and advised by the trading advisor. It is anticipated that any such trading companies will take the form of limited liability companies for which the general partner will serve as trading manager and commodity pool operator (although they might also be created as limited partnerships or other types of entities). Other existing or future public and private commodity pools created by the general partner may invest in these trading companies. References to a partnership in this prospectus include any trading company in which the partnership has invested, unless the context otherwise requires. To the extent that a partnership invests in a trading company to access the trading of a trading advisor, the fees and expenses payable by the partnership, including management and incentive fees and brokerage fees, will remain the same as described in this prospectus, and the interest earned by the partnership on its assets will remain the same as described in this prospectus. As of the date of this prospectus, none of the partnerships has invested in a trading company.

The following updates the information under the sub-caption “— The General Partner” on page 5.

As of September 30, 2007, the general partner managed $2.9 billion of client assets. The general partner’s address is 522 Fifth Avenue, 13th Floor, New York, New York 10036, telephone (212) 296-1999.

The following supplements the information in the second paragraph under the sub-caption “— The Commodity Brokers” on page 5.

To the extent a trading advisor trades options on foreign currency forward trades for a partnership, Morgan Stanley Capital Group Inc., an affiliate of the general partner, will act as the counterparty on all such options on foreign currency forward trades.

The following updates and replaces the break even analysis contained on the cover, page 8, and page 13.

Break Even Analysis

Following is a table that sets forth the fees and expenses that you would incur on an initial investment of $20,000 in a partnership and the amount that your investment must earn, after taking into account estimated interest income, in order to break even after one year and after more than two years. The fees and expenses applicable to each partnership are described above.

$20,000 Investment Charter Series Partnerships
$
Management Fee	400
Brokerage Fee	1,200
Less: Interest Income (1)	(740)
Incentive Fee (2)	—
Redemption Charge (3)	400
Amount of trading profits a partnership must earn for you to recoup your initial investment at the end of one year after paying a redemption charge	1,260
Trading profits as a percentage of net assets that a partnership must earn for you to recoup your initial investment at the end of one year after paying a redemption charge	6.30%
Amount of trading profits a partnership must earn each year for you to recoup your initial investment after two years with no redemption charge	860
Trading profits as a percentage of net assets that a partnership must earn each year for you to recoup your initial investment after two years with no redemption charge	4.30%

(1)	Amounts equal to the commodity brokers’ margin requirements on the partnerships’ current futures, forward and option contracts will be credited with interest income at a rate approximately equivalent to the rate the commodity brokers pay other similar customers on margin deposits. Partnership funds in excess of such current margin requirements but available to satisfy margin requirements will be credited at each month end with interest income at a rate equal to the monthly average of the 4-Week U.S. Treasury bill discount rate during such month. This combined rate used for this break even analysis is estimated to be approximately 3.70%. Investors should be aware that the break even analysis will fluctuate as interest rates fluctuate, with the break even percentage decreasing as interest rates increase or increasing as interest rates decrease.

(2)	Incentive fees are paid to a trading advisor only on trading profits earned. Trading profits are determined after deducting all partnerships expenses, other than any extraordinary expenses, and do not include interest income. Therefore, incentive fees will be zero at the partnership’s break even point.

(3)	Units redeemed at the end of 12 months from the date of purchase are generally subject to a 2% redemption charge; after 24 months there are no redemption charges.

RISK FACTORS

The following updates the following risk factors on pages 11-13.

The partnerships’ trading is highly leveraged, which accentuates the trading profit or trading loss on a trade. The trading advisor for each partnership uses substantial leverage when trading, which could result in immediate and substantial losses. For example, if 10% of the face value of a contract is deposited as margin for that contract, a 10% decrease in the value of the contract would cause a total loss of the margin deposit. A decrease of more than 10% in the value of the contract would cause a loss greater than the amount of the margin deposit.

The leverage employed by the partnerships in their trading can vary substantially from month to month and can be significantly higher or lower than the averages set forth below. As an example of the leverage employed by the partnerships, set forth below is the average of the underlying value of each partnership’s month-end positions for the period October 2006 through September 2007 compared to the average month-end net assets of the partnership during such period.

While the leverage employed on a trade will accentuate the trading profit or loss on that trade, one partnership’s overall leverage as compared to another partnership’s overall leverage does not necessarily mean that it will be more volatile than the other partnership. This can be seen by a review of the monthly rates of return for the partnerships on pages S-66 to S-78.

Charter Graham	11.5 times net assets
Charter WCM	12.6 times net assets
Charter Aspect	11.2 times net assets

Trading on non-U.S. exchanges presents greater risks to each partnership than trading on U.S. exchanges.

•

Each partnership trades on exchanges located outside the U.S. Trading on U.S. exchanges is subject to CFTC regulation and oversight, including, for example, minimum capital requirements for commodity brokers, regulation of trading practices on the exchanges, prohibitions against trading ahead of customer orders, prohibitions against filling orders off exchanges, prescribed risk disclosure statements, testing and licensing of industry sales personnel and other industry professionals, and recordkeeping requirements. Trading on non-U.S. exchanges is not regulated by the CFTC or any other U.S. governmental agency or instrumentality and may be subject to regulations that are different from those to which U.S. exchange trading is subject, provide less protection to investors than trading on U.S. exchanges, and may be less vigorously enforced than regulations in the U.S.

•	Positions on non-U.S. exchanges also are subject to the risk of exchange controls, expropriation, excessive taxation or government disruptions.

•	A partnership could incur losses when determining the value of its non-U.S. positions in U.S. dollars because of fluctuations in exchange rates.

Each partnership must deposit margin with respect to the partnership’s futures and options contracts on both U.S. exchanges and on non-U.S. exchanges and must deposit margin with respect to its foreign currency forward contracts to assure the partnership’s performance on those contracts. Set forth below for each partnership is the average percentage of month-end estimated margin requirements for the period October 2006 through September 2007, that relate to futures and options contracts on non-U.S. exchanges as compared to the partnership’s total average month-end estimated margin requirements. The trading advisors for Charter Chart WCM and Charter Aspect did not begin trading those partnerships’ assets until December 1, 2006. This information will provide you with a sense of the magnitude of each partnership’s trading on non-U.S. exchanges, and, therefore, the relevance of the risks described in the prior paragraph to each partnership. You should be aware, however, that the percentage of each partnership’s margin requirements that relate to positions on non-U.S. exchanges varies from month to month and can be significantly higher or lower than the percentages set forth below.

%
Charter Graham	35.4
Charter WCM	37.4
Charter Aspect	33.1

The unregulated nature of the forward markets creates counterparty risks that do not exist in futures trading on exchanges. Unlike futures contracts, forward contracts are entered into between private parties off an exchange and are not regulated by the CFTC or by any other U.S. government agency. Because forward contracts are not traded on an exchange, the performance of those contracts is not guaranteed by an exchange or its clearinghouse and the partnership is at risk to the ability of the counterparty to the trade to perform on the forward contract. Because trading in the forwards markets is not regulated, there are no specific standards or regulatory supervision of trade pricing and other trading activities that occur in those markets. Because the partnerships trade forward contracts in foreign currency with Morgan Stanley & Co. Incorporated, they are at risk to the creditworthiness and trading practices of Morgan Stanley & Co. Incorporated as the counterparty to the trades.

As the counterparty to all of the partnerships’ foreign currency forward contracts, Morgan Stanley & Co. Incorporated requires the partnerships to make margin deposits to assure the partnerships’ performance on those contracts. Set forth below for each partnership is the average percentage of month-end estimated margin requirements for foreign currency forward contracts for the period October 2006 through September 2007, as compared to the partnership’s total average month-end estimated margin requirements. Although such contracts are not exchange-traded, and therefore not subject to exchange-set margin requirements, the estimated margin requirements for foreign currency forward contracts used in the percentages below are representative of the margin requirements for similar contracts traded on an exchange. The trading advisors for Charter WCM and Charter Aspect did not begin trading those partnerships’ assets until December 1, 2006. This information will provide you with a sense of the magnitude of those partnerships’ trading in the forward contracts markets as compared to its trading of futures and options contracts on regulated exchanges, and, therefore, the relevance of the risks described in the prior paragraphs to each partnership. You should be aware that the percentage of each partnership’s margin requirements that relate to forward contracts varies from month to month and can be significantly higher or lower than the percentages set forth below.

%
Charter Graham	42.9
Charter WCM	16.7
Charter Aspect	45.0

CONFLICTS OF INTEREST

The following supplements the first paragraph under the sub-caption “—The general partner has a disincentive to replace the commodity brokers” beginning on page 16.

To the extent a trading advisor trades options on foreign currency forward trades for a partnership, Morgan Stanley Capital Group Inc., an affiliate of the general partner, will act as the counterparty on all such options on foreign currency forward trades.

FIDUCIARY RESPONSIBILITY AND LIABILITY

The following updates the third sentence in the fifth paragraph under the caption “Fiduciary Responsibility and Liability” beginning on page 19.

Each trading advisor has specifically assumed financial responsibility for its errors in transmitting orders for the purchase or sale of futures interests; provided, that, in the case of Charter Aspect, the trading advisor is financially liable for human errors in inputting trading signals or communicating orders for execution that equal or exceed the greater of $50,000 or 0.06% of Charter Aspect’s net assets or such other agreed amount and is liable for other errors to the extent they result from the trading advisor’s willful misconduct or negligence or result from the trading advisor not having acted in good faith and in the reasonable belief that the trading advisor’s acts or omissions were in, or not opposed to, the best interests of Charter Aspect.

DESCRIPTION OF CHARGES

The following updates and replaces the fifth and sixth full paragraphs beginning on page 23 under the sub-caption “— Commodity Brokers”.

Each partnership deposits all of its assets with Morgan Stanley & Co. Incorporated as commodity broker in connection with the partnership’s futures, forward, and options trading. Morgan Stanley & Co. Incorporated then credits each partnership at each month-end with interest income on the partnership’s funds on deposit with the commodity brokers. Amounts equal to the commodity brokers’ margin requirements on the partnership’s current futures, forward, and option contracts will be credited with interest income at a rate approximately equivalent to the rate the commodity brokers pay other similar customers on margin deposits. Partnership funds in excess of such current margin requirements but available to satisfy margin requirements will be credited with interest income at a rate equal to the monthly average of the 4-Week U.S. Treasury bill discount rate during such month.

The commodity brokers, as they are permitted under CFTC regulations, may deposit the partnerships’ funds which are held in segregated or secured accounts with banks or trust companies or invest such funds in CFTC specified securities and other instruments and retain any interest earned on those deposits or investments. Instead of depositing such funds in interest-bearing accounts or investing such funds, Morgan Stanley & Co. Incorporated may choose to deposit the funds in non-interest-bearing bank accounts at various banks, in exchange for which the banks offer the commodity broker or its affiliates advantageous interest rates on loans up to the amount of the deposits. This is known as compensating balance treatment. The benefit to the commodity broker and its affiliates from this compensating balance treatment is the difference between the lending rate they would have received without the deposits and the rate they receive by reason of the deposits. The benefit to the commodity broker from this compensating balance arrangement and the investment of the partnerships’ funds will vary depending upon market conditions. As of the date of this prospectus, the commodity broker and its affiliates have no compensating balance arrangements, but may in the future. The estimated benefit to the commodity broker for each partnership is set forth in the “Description of Charges — Charges To Each Partnership” table beginning on page 21 of the prospectus. For more information regarding the commodity broker’s interest crediting arrangements with the partnerships and the deposit or investment of customer funds by the commodity brokers, see “Use of Proceeds — Interest Credits” beginning on page 26 of the prospectus and as supplemented by this prospectus supplement on page S-6.

USE OF PROCEEDS

The following updates and replaces the second sentence in the first paragraph under the sub-caption “— Interest Credits” on page 26.

The commodity brokers will credit each partnership at month-end with interest income on the partnership’s funds on deposit with the commodity brokers.

The following updates and replaces the third paragraph under the sub-caption “—Interests Credits” on page 26.

To the extent the partnerships’ funds are held by the commodity brokers in customer segregated accounts relating to trading in U.S. exchange-traded futures and options, those funds, along with segregated funds of other customers in the accounts, may be held in an interest paying trust or other account of a bank, including banks affiliated with the commodity broker, meeting conditions specified by the CFTC or invested by the commodity brokers, under applicable CFTC regulations, in obligations of, or fully guaranteed by, the U.S., general obligations of any state or any political subdivision thereof, general obligations issued by any enterprise sponsored by the U.S., certificates of deposit issued by a bank as defined in the Exchange Act or a domestic branch of a non-U.S. bank insured by the FDIC, commercial paper, corporate notes or bonds, general obligations of a sovereign nation, and interests in money market mutual funds sponsored by affiliates of the commodity broker, subject to conditions and restrictions regarding marketability, investment quality, and investment concentration. In addition, such investments may be bought and sold pursuant to designated repurchase and reverse repurchase agreements. To the extent the partnerships’ funds are held by the commodity brokers in secured accounts relating to trading in futures or options contracts on non-U.S. exchanges or in forward contracts, such funds may be deposited in trust or bank accounts or invested by the commodity brokers, under applicable CFTC regulations, in the instruments described above for customer segregated funds, and in equity and debt securities traded on established securities markets in the U.S.

THE CHARTER SERIES

The following updates and replaces the table under the sub-caption “— General” on page 27.

Following is a summary of information relating to the sale of units of each partnership through September 30, 2007:

	Charter Graham	Charter WCM	Charter Aspect*
Units sold	37,834,677.216	15,378,690.915	22,263,569.097
Units available for sale	12,165,322.784	5,621,309.085	14,657,293.303
Total proceeds received	$708,922,819.59	$159,123,825.22	$378,871,923.19
General partner contributions	$4,831,000	$1,020,000	$2,802,486
Number of limited partners	12,919	3,154	7,286
Net asset value per unit	$21.46	$10.89	$17.28

*	The number of units sold has been adjusted to reflect a 100-for-1 unit conversion that took place on December 1, 2000, when Charter Aspect became part of the Charter Series of partnerships.

The following updates the performance capsules under the sub-caption “— Performance Records” beginning on page 30. You should read the footnotes beginning on page 32 of the prospectus and page S-10 of this prospectus supplement, which are an integral part of the following capsules.

Capsule I

Performance of Charter Graham

Type of pool: publicly-offered fund

Inception of trading: March 1999

Aggregate subscriptions: $713,753,818

Current capitalization: $428,246,790

Current net asset value per unit: $21.46

Worst monthly % drawdown past five years: (11.15)% (September 2003)

Worst monthly % drawdown: (13.72)% (November 2001)

Worst month-end peak-to-valley drawdown past five years: (27.25)% (38 months, February 2004- March 2007)

Worst month-end peak-to-valley drawdown: (27.25)% (38 months, February 2004-March 2007)

Cumulative return since inception: 114.60%

	Monthly Performance
Month	2007	2006	2005	2004	2003	2002	2001*	2000	1999
	%	%	%	%	%	%	%	%	%
January	(1.44)	1.40	(9.70)	1.14	8.39	1.60	(1.99)	2.53
February	(6.05)	(0.80)	(1.60)	8.13	8.62	(3.22)	3.41	(2.37)
March	(3.39)	2.83	(1.93)	(0.67)	(9.65)	(3.18)	8.41	0.29	(8.00)
April	5.92	6.55	(9.79)	(10.18)	0.50	(8.09)	(10.66)	(4.94)	4.24
May	13.34	(3.07)	1.38	(3.98)	9.19	5.31	0.81	(3.97)	(5.94)
June	6.22	(1.21)	5.04	(4.88)	(7.14)	13.87	(0.64)	(5.51)	6.65
July	(3.33)	(2.65)	(2.16)	(5.28)	(1.86)	15.92	(3.57)	(1.80)	(2.60)
August	(3.87)	(2.62)	0.28	(0.22)	2.45	6.87	6.05	7.09	4.70
September	4.02	1.45	3.74	2.50	(11.15)	7.09	14.82	(1.60)	1.22
October		0.79	(0.48)	6.56	10.03	(7.25)	9.18	2.93	(6.04)
November		1.37	1.54	5.71	2.24	(3.32)	(13.72)	16.54	1.82
December		0.88	(2.52)	4.14	6.63	9.60	0.88	13.47	8.32

Compound Annual/Period Rate of Return	10.28	4.62	(16.06)	1.28	16.14	36.82	9.72	21.96	2.90
	(9 months)							(10 months)

*	Note that performance prior to 2002 is not required to be disclosed under CFTC rules.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Capsule II

Performance of Charter WCM*

Type of pool: publicly-offered fund

Inception of trading: March 1999

Aggregate subscriptions: $160,143,826

Current capitalization: $73,603,623

Current net asset value per unit: $10.89

Worst monthly % drawdown past five years: (11.09)% (April 2004)

Worst monthly % drawdown: (12.69)% (October 1999)

Worst month-end peak-to-valley drawdown past five years: (29.70)% (18 months, February 2003-August 2004)

Worst month-end peak-to-valley drawdown: (29.70)% (18 months, February 2003-August 2004)

Cumulative return since inception: 8.90%

	Monthly Performance
Month	2007	2006	2005	2004	2003	2002	2001**	2000	1999
	%	%	%	%	%	%	%	%	%
January	3.72	6.50	(4.47)	1.26	4.65	1.30	0.58	2.16
February	(7.55)	(1.44)	0.00	3.64	6.75	(4.49)	(2.29)	(1.79)
March	(4.60)	2.82	(3.78)	(1.80)	(11.05)	0.67	9.69	(5.26)	(0.50)
April	5.46	4.69	(5.07)	(11.09)	0.18	(4.56)	(6.69)	0.68	5.03
May	4.97	(7.61)	1.31	(2.16)	11.59	4.31	1.63	(2.25)	(3.54)
June	1.74	(2.29)	4.09	(4.72)	(5.23)	14.97	(3.01)	(4.72)	5.16
July	(2.00)	(4.03)	(0.31)	(5.27)	1.44	7.19	(6.21)	(1.45)	(3.77)
August	(1.45)	(1.56)	1.24	(2.34)	1.68	1.36	2.69	3.07	0.98
September	7.19	(0.40)	4.81	1.03	(0.58)	6.80	(3.42)	(2.26)	0.19
October		0.40	(4.00)	6.88	(8.95)	(9.38)	4.69	4.02	(12.69)
November		0.50	6.61	9.81	(2.82)	(4.90)	(10.16)	4.45	1.44
December		0.79	(0.19)	1.06	4.03	8.65	2.33	16.59	1.53

Compound Annual/Period Rate of Return.	6.66	(2.39)	(0.57)	(5.31)	(0.63)	21.13	(11.25)	12.07	(7.20)
	(9 months)							(10 months)

*	The performance prior to December 1, 2006, shown above for Charter WCM (formerly known as Morgan Stanley Charter Millburn L.P.) reflects the performance achieved by Millburn Ridgefield Corporation, which served as trading advisor to Charter WCM from March 1999 to September 2006. Performance on and after December 1, 2006, reflects the performance achieved by Winton Capital Management Limited, which replaced Millburn Ridgefield Corporation as the trading advisor to Charter WCM.

**	Note that performance prior to 2002 is not required to be disclosed under CFTC rules.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Capsule III

Performance of Charter Aspect*

Type of pool: publicly-offered fund

Inception of trading: March 1994

Aggregate subscriptions: $381,674,409

Current capitalization: $127,322,570

Current net asset value per unit: $17.28

Worst monthly % drawdown past five years: (12.78)% (June 2003)

Worst monthly % drawdown: (12.87)% (January 1995)

Worst month-end peak-to-valley drawdown past five years: (45.45)% (26 months, February 2003-April 2005)

Worst month-end peak-to-valley drawdown: (45.45)% (26 months, February 2003-April 2005)

Cumulative return since inception: 72.80%

	Monthly Performance
Month	2007	2006	2005	2004	2003	2002	2001**	2000	1999	1998	1997	1996	1995	1994
	%	%	%	%	%	%	%	%	%	%	%	%	%	%
January	2.42	2.16	(7.72)	(0.14)	12.73	1.65	(4.29)	(0.68)	(5.38)	(1.65)	10.03	2.85	(12.87)
February	(6.40)	(3.05)	(4.71)	7.10	11.70	(2.27)	0.42	(0.66)	1.34	(2.21)	6.10	(11.64)	11.47
March	(2.16)	6.16	(3.95)	(5.01)	(9.78)	(0.06)	7.07	4.72	(3.27)	(0.69)	(8.05)	0.89	28.77	2.28
April	4.11	14.15	(9.20)	(9.98)	2.98	1.07	(7.72)	2.15	2.78	(5.90)	(5.89)	3.90	4.41	(2.36)
May	6.31	(4.03)	8.40	(3.69)	3.48	6.71	5.96	2.34	(4.36)	6.70	0.36	(4.67)	1.21	2.58
June	3.27	(7.78)	1.91	(8.16)	(12.78)	11.37	(2.10)	(4.32)	0.54	(0.81)	0.42	(1.55)	(2.60)	2.15
July	(5.74)	(4.73)	(5.49)	(4.89)	1.91	3.77	(0.93)	(7.75)	(0.47)	(4.53)	15.17	5.97	0.48	(4.57)
August	(6.44)	2.95	2.30	4.33	(4.64)	3.39	4.68	3.32	5.00	15.33	(3.21)	(2.48)	3.58	(5.22)
September	5.17	1.34	(0.62)	0.54	(5.27)	3.19	(1.29)	(1.33)	0.14	1.62	4.51	4.88	(4.93)	(1.44)
October		0.36	(4.27)	7.95	(5.84)	(8.59)	7.54	1.29	(9.69)	1.57	(4.59)	8.88	(1.79)	4.96
November		0.48	5.97	4.32	(0.30)	0.64	(7.80)	4.31	2.39	(5.12)	6.81	7.53	(4.17)	1.72
December		3.76	(2.60)	3.88	3.96	6.28	(3.31)	20.52	2.35	2.44	4.43	(8.37)	1.68	(6.95)

Compound Annual/Period Rate of Return	(0.58)	10.49	(19.58)	(5.60)	(5.13)	29.08	(3.31)	23.77	(9.21)	5.07	26.22	3.97	21.88	(7.32)
	(9 months)												(10 months)

*	The performance prior to December 1, 2006, shown above for Charter Aspect (formerly known as Morgan Stanley Charter MSFCM L.P.) reflects the performance achieved by VK Capital Inc., which served as trading advisor to Charter Aspect from March 1994 to September 2006. Performance on or after December 1, 2006, reflects the performance achieved by Aspect Capital Limited, which replaced VK Capital Inc. as the trading advisor to Charter Aspect.

**	Note that performance prior to 2002 is not required to be disclosed under CFTC rules.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Footnotes to Capsules I through III

“Aggregate subscriptions” represent the total amount received for all units purchased by investors since the partnership commenced operations.

“Drawdown” means decline in net asset value per unit over a specified period.

“Worst month-end peak-to-valley drawdown” is the largest decline experienced by the partnership, determined in accordance with CFTC Rule 4.10(1), and represents the greatest cumulative percentage decline from any month-end net asset value per unit that occurs without such month-end net asset value per unit being equaled or exceeded as of a subsequent month-end net asset value per unit. For example, if the net asset value per unit of a partnership was $15 and declined by $1 in each of January and February, increased by $1 in March and declined again by $2 in April, a “peak-to-valley drawdown” analysis conducted as of the end of April would consider that “drawdown” to be still continuing and to be $3 in amount because the $15 initial month-end net asset value per unit had not been equaled or exceeded by a subsequent month-end net asset value per unit, whereas if the net asset value of a unit had increased by $2 in March, the January-February drawdown would have ended as of the end of February at the $2 level because the $15 initial net asset value per unit would have been equaled in March. Such “drawdowns” are measured on the basis of month-end net asset values only, and do not reflect intra-month figures.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

SELECTED FINANCIAL DATA

AND SELECTED QUARTERLY FINANCIAL DATA

The following updates the information contained on pages 34-36.

Charter Graham

Selected Financial Data

	For the Nine Months Ended September 30,		For the Years Ended December 31,
	2007	2006	2006	2005	2004	2003	2002
	$	$	$	$	$	$	$
	(Unaudited)	(Unaudited)
Total Trading Results including interest income	64,051,396	31,903,412	53,330,934	(42,632,520)	46,935,381	47,428,993	34,435,014
Net Income (Loss)	39,557,272	6,309,849	19,292,183	(78,211,095)	12,451,485	27,245,238	24,627,018
Net Income (Loss) Per Unit (Limited & General Partners)	2.00	0.28	0.86	(3.56)	0.28	3.04	5.07
Total Assets	436,450,495	428,700,045	434,681,492	439,560,867	485,512,885	275,757,181	117,617,443
Total Limited Partners’ Capital	423,531,545	414,721,399	415,478,418	416,811,790	471,290,914	267,851,230	115,164,948
Net Asset Value Per Unit	21.46	18.88	19.46	18.60	22.16	21.88	18.84

Selected Quarterly Financial Data (Unaudited)

Quarter ended	Total Trading Results including interest income	Net income/(loss)	Net income/ (loss) per unit
	$	$	$
2007
March 31	(35,799,022)	(43,871,191)	(2.05)
June 30	106,254,748	98,475,978	4.79
September 30	(6,404,330)	(15,047,515)	(0.74)

Total	64,051,396	39,557,272	2.00

2006
March 31	22,768,809	14,386,307	0.64
June 30	17,240,777	8,506,812	0.39
September 30	(8,106,174)	(16,583,270)	(0.75)
December 31	21,427,522	12,982,334	0.58

Total	53,330,934	19,292,183	0.86

2005
March 31	(52,603,882)	(62,021,261)	(2.85)
June 30	(8,757,172)	(17,527,725)	(0.76)
September 30	16,414,886	7,803,371	0.33
December 31	2,313,648	(6,465,480)	(0.28)

Total	(42,632,520)	(78,211,095)	(3.56)

Charter WCM

Selected Financial Data

	For the Nine Months Ended September 30,		For the Years Ended December 31,
	2007	2006	2006	2005	2004	2003	2002
	$	$	$	$	$	$	$
	(Unaudited)	(Unaudited)
Total Trading Results including interest income	9,007,866	1,115,801	2,126,455	3,201,162	562,037	3,968,233	9,999,630
Net Income (Loss)	5,030,499	(1,662,682)	(976,826)	(1,063,369)	(4,460,040)	(1,288,513)	6,853,873
Net Income (Loss) Per Unit (Limited & General Partners)	0.68	(0.42)	(0.25)	(0.06)	(0.59)	(0.07)	1.95
Total Assets	75,465,610	43,261,875	46,840,531	47,680,556	62,694,837	66,898,633	44,834,563
Total Limited Partners’ Capital	72,817,202	40,673,948	43,835,717	45,625,125	59,881,786	64,188,800	43,800,015
Net Asset Value Per Unit	10.89	10.04	10.21	10.46	10.52	11.11	11.18

Selected Quarterly Financial Data (Unaudited)

Quarter ended	Total Trading Results including interest income	Net income/(loss)	Net income/ (loss) per unit
	$	$	$
2007
March 31	(3,396,454)	(4,778,047)	(0.87)
June 30	8,419,132	7,200,418	1.18
September 30	3,985,188	2,608,128	0.37

Total	9,007,866	5,030,499	0.68

2006
March 31	4,586,851	3,645,680	0.83
June 30	(1,637,830)	(2,590,315)	(0.62)
September 30	(1,833,220)	(2,718,047)	(0.63)
December 31	1,010,654	685,856	0.17

Total	2,126,455	(976,826)	(0.25)

2005
March 31	(3,674,869)	(4,888,798)	(0.85)
June 30	1,088,703	(2,003)	0.01
September 30	3,866,585	2,850,968	0.56
December 31	1,920,743	976,464	0.22

Total	3,201,162	(1,063,369)	(0.06)

Charter Aspect

Selected Financial Data

	For the Nine Months Ended September 30,		For the Years Ended December 31,
	2007	2006	2006	2005	2004	2003	2002
	$	$	$	$	$	$	$
	(Unaudited)	(Unaudited)
Total Trading Results including interest income	8,578,284	16,734,972	24,181,619	(29,602,711)	6,167,974	(2,598,316)	21,980,820
Net Income (Loss)	(593,561)	8,837,934	14,456,362	(44,301,832)	(9,789,014)	(16,322,078)	14,407,426
Net Income (Loss) Per Unit (Limited & General Partners)	(0.10)	0.88	1.65	(3.83)	(1.16)	(1.12)	4.92
Total Assets	129,758,340	131,243,383	130,022,272	150,922,126	231,910,440	177,409,349	85,210,614
Total Limited Partners’ Capital	125,896,257	125,091,788	122,749,550	143,289,197	223,240,153	171,628,106	83,443,360
Net Asset Value Per Unit	17.28	16.61	17.38	15.73	19.56	20.72	21.84

*	The partnership became one of the Charter Series of funds on December 1, 2000 and each outstanding unit on that date was converted to 100 units of the partnership. Per unit amounts prior to the conversion have been restated to reflect this 100 for 1 split.

Selected Quarterly Financial Data (Unaudited)

Quarter ended	Total Trading Results including interest income	Net income/ (loss)	Net income/ (loss) per unit
	$	$	$
2007
March 31	(4,771,189)	(7,892,377)	(1.08)
June 30	20,780,632	17,325,721	2.33
September 30	(7,431,159)	(10,026,905)	(1.35)

Total	8,578,284	(593,561)	(0.10)

2006
March 31	9,977,027	7,134,885	0.81
June 30	5,450,181	2,553,468	0.17
September 30	1,307,764	(850,419)	(0.10)
December 31	7,446,647	5,618,428	0.77

Total	24,181,619	14,456,362	1.65

2005
March 31	(30,985,912)	(35,382,051)	(3.04)
June 30	3,903,462	127,655	0.05
September 30	(3,603,757)	(7,054,050)	(0.65)
December 31	(1,083,496)	(1,993,386)	(0.19)

Total	(29,602,711)	(44,301,832)	(3.83)

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following updates, for the nine months ended September 30, 2007 and 2006, and supplements the information for each partnership under the sub-caption “— Results of Operations” on pages 37-49.

Morgan Stanley Charter Graham L.P.

For the Nine Months Ended September 30, 2007.

The most significant trading gains of approximately 9.4% were recorded in the global interest rate markets, primarily during January, April, May, and June from short positions in European and U.S. fixed-income futures as prices trended lower after strength in the equity markets and solid economic data out of the United States, the Euro-Zone, and the United Kingdom led investors to conclude that the European Central Bank, the Bank of England, and the U.S. Federal Reserve might continue raising interest rates in order to combat inflation. Within the currency markets, gains of approximately 3.6% were experienced from long positions in the Turkish lira, Brazilian real, Indian rupee, and British pound versus the U.S. dollar, primarily during the second and third quarters, as the value of the U.S. dollar weakened against these currencies in April on news that foreign investment in U.S. securities had fallen more than expected in February and U.S. industrial production had declined in March. The value of these currencies continued to trend higher relative to the U.S. dollar during May after rising inflation data led investors to believe that interest rates in these countries might rise in the near term. Additional gains were recorded during September as the value of the U.S. dollar declined relative to its major rivals following news that the U.S. Federal Reserve cut interest rates at its September 18 meeting, thereby making the U.S. currency less attractive to investors. Furthermore, the value of the U.S. dollar moved lower amid growing sentiment that the U.S. Federal Reserve might cut borrowing costs a second time this year. Finally, long positions in the Canadian dollar versus the U.S. dollar resulted in additional gains, primarily during the third quarter, as the value of the Canadian dollar moved higher in tandem with rising energy prices on investor belief that surging oil prices and exports would expand the Canadian economy. Consequently, the Canadian dollar reached the highest level since 1976. Additional gains of approximately 1.7% were experienced within the global stock index sector, primarily during the second quarter, from long positions in European and Hong Kong equity index futures as prices increased amid strong corporate earnings and increased merger and acquisition activity. Smaller gains of approximately 0.2% were experienced within the agricultural markets, primarily during August and September, from long positions in wheat futures as prices rose sharply to record highs amid persistently strong international demand and fears of a shortage in supply. A portion of the partnership’s gains for the first nine months of the year was offset by losses of approximately 1.2% incurred within the metals sector throughout the majority of the year from both long and short positions in aluminum, zinc, and copper as prices moved without consistent direction amid conflicting news regarding supply and demand. Smaller losses of approximately 1.0% were recorded within the energy markets, primarily during the first quarter, from short futures positions in natural gas as prices rose sharply during late January amid colder weather in U.S Northeast. Further losses were incurred during March from short positions in natural gas futures as prices moved higher after the U.S. Department of Energy reported that natural gas supplies were down 15% from the previous year. Elsewhere in the energy sector, short futures positions in heating oil resulted in losses during February and March as prices increased amid geopolitical uncertainty in Iraq, concerns that unexpected refinery shutdowns would curb fuel stockpiles in the future, and news that Iran would continue with its nuclear program.

Charter Graham recorded total trading results including interest income totaling $64,051,396 and expenses totaling $24,494,124, resulting in net income of $39,557,272 for the nine months ended September 30, 2007. The partnership’s net asset value per unit increased from $19.46 at December 31, 2006, to $21.46 at September 30, 2007.

For the Nine Months Ended September 30, 2006.

The most significant trading gains of approximately 4.7% were recorded in the global stock index futures markets from long positions in European stock index futures as prices trended higher during the first quarter on strong corporate earnings and solid economic data out of the European Union, Australia, Japan, and the United States. European equity index futures prices also climbed higher during September amid falling oil prices. Furthermore, Spanish equity index futures prices moved significantly higher on merger and acquisition activity in the utility sector, while French equity index futures markets gained on revised statistics showing the French economy grew at its fastest pace in five-and-a-half years. In addition, European equity markets were supported higher after the European Central Bank decided to leave interest rates unchanged. Elsewhere in the global stock index sector, long positions in Hong Kong equity index futures experienced gains as prices trended higher throughout the first six months of the year on strong corporate earnings and solid economic data. Hong Kong equity index futures prices also increased further during July on an optimistic economic outlook for the region after Gross Domestic Product in China surged to 10.9% in the first half of the year. Additional gains of approximately 4.2% were incurred in the global interest rate futures markets during March and April from short positions in German, British, and U.S. fixed-income futures as prices fell on strength in the equity markets and investor sentiment that global interest rates would continue to rise in order to combat inflation. Additional gains of approximately 2.7% were experienced in the metals sector throughout the first half of the year from long copper, nickel, aluminum, and gold futures positions. Base metals prices rallied sharply to record highs amid an increase in industrial demand from strong global economic growth and limited production ability. Gold prices rose to 26-year highs in May, boosted by continued geopolitical concerns regarding Iran’s nuclear program and inflation concerns due to high oil prices. A portion of these gains for the first nine months of the year was offset by losses of approximately 6.5% recorded in the currency sector from long U.S. dollar positions versus the euro, Swiss franc, and Australian dollar as the U.S. dollar’s value reversed lower on news that foreign central banks would diversify their currency reserves away from the U.S. dollar. The U.S. dollar also weakened on worries regarding the U.S. trade deficit and speculation that the U.S. Federal Reserve was near the end of its cycle in interest rate increases. During June, long positions in the euro versus the U.S. dollar recorded losses as the U.S. dollar reversed higher against most of its rivals due to diplomatic developments made between the U.S. and Iran regarding Iran’s nuclear research program, as well news confirming the death of insurgent leader Abu Musab al-Zarqawi in Iraq. Furthermore, the value of the U.S. dollar continued to move higher in the days leading up to the U.S. Federal Reserve’s 17th consecutive interest rate hike on June 29. Additional losses were also incurred during March from long positions in the Mexican peso versus the U.S. dollar as the value of the peso weakened on political uncertainty in Mexico. Additional losses of approximately 1.5% were incurred in the agricultural complex from long positions in wheat futures as prices fell during March on forecasts for above-average rainfall in U.S. growing regions. Prices also moved lower during the first half of June on favorable weather forecasts across the U.S. growing regions and reports from the U.S. Department of Agriculture showing improved crop conditions. Elsewhere in the agricultural complex, losses were recorded during January from short positions in coffee futures as prices increased sharply early in the month amid news of a smaller crop in Brazil. Additional losses were experienced from newly established long positions in coffee futures during February as prices reversed lower. Smaller losses of approximately 0.6% were incurred in the energy sector during the first quarter from long futures positions in crude oil and its related products as prices declined after Chinese government authorities announced that China would place an emphasis on prospecting alternative energy sources in the future, reports of larger than expected supplies from the International Energy Agency, and mild winter weather in the U.S. Northeast.

Charter Graham recorded total trading results including interest income totaling $31,903,412 and expenses totaling $25,593,563, resulting in net income of $6,309,849 for the nine months ended September 30, 2006. The partnership’s net asset value per unit increased from $18.60 at December 31, 2005, to $18.88 at September 30, 2006.

Morgan Stanley Charter WCM L.P.

For the Nine Months Ended September 30, 2007.

The most significant trading gains of approximately 4.2% were recorded in the currency markets, primarily during April and June, from long positions in the euro, Australian dollar, and Canadian dollar versus the U.S. dollar as the value of the U.S. dollar weakened against these currencies on news that foreign investment in U.S. securities fell more than expected in February and U.S. industrial production declined in March. Additional gains were recorded during September from short U.S. dollar positions against the aforementioned currencies as the value of the U.S. dollar declined relative to its major rivals following news that the U.S. Federal Reserve cut interest rates at its September 18 meeting, thereby making the U.S. currency less attractive to investors. Furthermore, the value of the U.S. dollar moved lower amid growing sentiment that the U.S. Federal Reserve would cut borrowing costs a second time this year. Additional gains of approximately 2.5% were experienced in the agricultural markets, primarily during May, August, and September, from long positions in wheat futures as prices rose sharply to record highs amid persistently strong international demand and fears of a shortage in supply. Elsewhere, long futures positions in the soybean complex resulted in gains, primarily during May and September, as prices increased due to lower production, increased demand, and concern that hot, dry weather in U.S. growing regions might have damaged crops. Within the global stock index sector, gains of approximately 1.9% were recorded from long positions in U.S. and European equity index futures as prices increased in January after U.S. consumer confidence rose to the highest since 2004 and news that German business confidence rose to a record in January. Additional gains were experienced in April and May as prices moved higher amid strong corporate earnings, increased merger and acquisition activity, and strong economic data in the Euro-Zone and United States. Additional gains of approximately 1.1% were recorded within the global interest rate sector during January, April, May, and June from short positions in European and U.S. fixed-income futures as prices trended lower after strength in the equity markets and solid economic data out of the United States, the Euro-Zone, and the United Kingdom led investors to conclude that the U.S. Federal Reserve, the European Central Bank, and the Bank of England might continue raising interest rates in order to combat inflation. Further gains were experienced in August from newly established long positions in U.S. and European interest rate futures as prices increased in a continuation of a worldwide “flight-to-quality” after volatility in global equity markets resulted in strong demand for the relative safety of government debt. Smaller gains of approximately 0.9% were recorded within the energy markets, primarily during September, from long futures positions in gas oil and crude oil as prices rose after hurricane activity in the Gulf of Mexico threatened production facilities and concerns developed that additional supplies from OPEC members would arrive too late for peak demand in the winter. A portion of the partnership’s gains for the first nine months of the year was offset by losses of approximately 0.4% incurred within the metals sector, primarily during January, May, and June, from long positions in zinc, copper, and aluminum futures as prices declined following news that China might raise export taxes for base metals and amid speculation that rising production and inventories would create a global surplus. Further losses were recorded during August from long positions in copper and aluminum futures as prices moved lower on concern that losses in the global financial markets would reduce demand for raw materials.

Charter WCM recorded total trading results including interest income totaling $9,007,866 and expenses totaling $3,977,367, resulting in net income of $5,030,499 for the nine months ended September 30, 2007. The partnership’s net asset value per unit increased from $10.21 at December 31, 2006, to $10.89 at September 30, 2007.

For the Nine Months Ended September 30, 2006.

The most significant trading losses of approximately 8.5% were recorded in the currency markets from long U.S. dollar positions versus the Czech koruna, Norwegian krone, Swiss franc, Swedish krona, and Singapore dollar as the U.S. dollar’s value reversed lower against these currencies during January on speculation that China, with a massive U.S. dollar reserve, would diversify some of its assets into other currencies. Additional losses in the currency markets were experienced during March from long positions in the Mexican peso versus the U.S. dollar as the value of the peso weakened on political uncertainty in Mexico, as well as during May from long positions in the Turkish lira and Mexican peso relative to the U.S. dollar as the value of these currencies declined sharply amid political uncertainty. Additional losses of approximately 1.1% were incurred in the agricultural complex from short positions in live cattle futures during May as prices reversed higher after news that South Korea would resume U.S. beef imports. Long positions in wheat and corn futures also recorded losses as prices moved lower during the first half of June on favorable weather forecasts in the U.S. wheat and corn belts and reports from the U.S. Department of Agriculture showing improved crop conditions. Smaller losses of approximately 0.6% were incurred in the energy sector during February from long futures positions in unleaded gasoline as prices declined after Chinese government authorities announced that China would place an emphasis on prospecting alternative energy sources in the future, reports of larger than expected supplies, and mild weather in the U.S. Northeast. Further losses in the energy markets were recorded during March from short positions in unleaded gasoline futures as prices strengthened early in the month on supply fears fueled by news of geopolitical tensions in Nigeria and Iran. Elsewhere in the energy sector, losses were experienced during August and September from long futures positions in crude oil and its related products as prices reversed lower after remarks by the U.S. Department of Energy Secretary Samuel Bodman suggested there were adequate supplies to make up for the loss of output due to British Petroleum’s recent pipeline shutdown in Alaska. Prices were pressured lower after reports of a terrorist plot to attack U.S.-bound flights from the United Kingdom increased concerns that demand for oil might weaken as consumers might cut back on airline travel plans over safety concerns. Prices continued to move lower toward the latter half of August and into September after news of an official cease-fire between Israel and Hezbollah militants in Lebanon and OPEC reduced its 2006 oil demand growth forecast. A portion of the partnership’s losses for the first nine months of the year was offset by gains of approximately 7.2% experienced in the metals sector from long copper, zinc, and nickel futures positions as base metals prices rallied sharply to record highs amid strong global industrial demand from the U.S., China, and India. Elsewhere in the metals markets, gains were achieved from long futures positions in silver and gold as precious metals prices reached 26-year highs in May on persistent demand from foreign central banks. Additional gains were experienced from long positions in nickel futures during July and August as prices trended higher on reports of weak global stockpiles, consistently strong global demand, and lower than forecasted production. Within the global stock index sector, gains of approximately 1.1% were recorded, during January and March, from long positions in European, U.S., Hong Kong, South African, and Australian stock index futures as global equity prices trended higher during the first quarter on strong corporate earnings, and solid economic data. During September, additional gains were recorded from long positions in European equity index futures as prices increased amid falling oil prices. Spanish equity index futures prices moved significantly higher on merger and acquisition activity in the utility sector, while German equity index futures rose after the European Central Bank decided to leave interest rates unchanged. Elsewhere in the global stock index sector, gains were experienced throughout the third quarter from long positions in Hong Kong equity index futures as prices increased on an optimistic economic outlook for the region after Gross Domestic Product in China surged to 10.9% in the first six months of this year, and strong corporate earnings. Smaller gains of approximately 0.9% were experienced in the global interest rate sector from short positions in U.S. and European interest rate futures as global bond prices trended lower during the first half of the year amid strength in regional equity markets and investor sentiment that interest rates in the United States and the European Union would rise.

Charter WCM recorded total trading results including interest income totaling $1,115,801 and expenses totaling $2,778,483, resulting in a net loss of $1,662,682 for the nine months ended September 30, 2006. The partnership’s net asset value per unit decreased from $10.46 at December 31, 2005, to $10.04 at September 30, 2006.

Morgan Stanley Charter Aspect L.P.

For the Nine Months Ended September 30, 2007.

The most significant trading losses of approximately 1.9% were incurred within the metals sector, primarily during January, May, and June, from long positions in aluminum, zinc, and copper futures as prices declined after the Chinese government announced that it would raise export taxes for base metals and on speculation that rising production and inventories would create a global surplus. Additional losses within the metals markets were experienced during June from long futures positions in gold and silver as prices moved lower due to technically-based selling. Furthermore, silver futures prices decreased in August due to strength in the U.S. dollar, thereby resulting in additional losses. Smaller losses of approximately 0.6% were recorded in the energy sector, primarily during the first quarter, from short positions in natural gas futures as prices moved higher in January and March amid colder weather in the U.S. Northeast and news from the U.S. Department of Energy that supplies were down 15% from the previous year. Elsewhere in the energy sector, losses were incurred from short futures positions in heating oil and gasoline as prices increased during February amid geopolitical uncertainty in Iraq and news that Iran would continue with its nuclear program. Prices continued to rise at the end of March after news that Iran had captured 15 members of the British Royal Navy in the Persian Gulf, which added to investor worries about the stability of the world’s oil supply, thereby resulting in further losses from short positions. A portion of these losses for the first nine months was offset by gains of approximately 4.4% in the currency sector, primarily during the second quarter, from long positions in the euro and British pound versus the U.S. dollar as the value of these currencies moved higher relative to the U.S. dollar primarily during April and June after strong economic data out of the Euro-Zone and the United Kingdom added to growing investor sentiment that the European Central Bank and the Bank of England would raise interest rates in order to combat inflation. Elsewhere, long positions in the Australian dollar and Canadian dollar versus the U.S. dollar resulted in further gains during September as the value of the U.S. dollar reversed lower against most of its major rivals following news that the U.S. Federal Reserve had cut interest rates at its September 18 meeting, thereby making the U.S. currency less attractive to investors. Additional gains of approximately 1.0% were recorded within the global interest rate sector, primarily during May and June, from short positions in European interest rate futures as prices trended lower after the IFO Institute stated that German business sentiment had climbed to the second-highest on record in April and the U.K. consumer confidence index showed an unexpected increase in April. European interest rate futures prices continued to fall in May after a report showed real Gross Domestic Product in the Euro-Zone had increased more than expected in the first quarter of 2007. During June, European interest rate futures prices were pressured lower after news that Germany’s seasonally adjusted unemployment rate reached its lowest level since 1995 and housing prices in the United Kingdom showed their biggest jump this year. Smaller gains of approximately 0.4% were recorded in the agricultural complex, primarily during September, from long positions in wheat futures as prices rose sharply to record highs amid persistently strong international demand and fears of a shortage in supply. Elsewhere, long futures positions in the soybean complex resulted in gains as prices increased during February due to news of persistent global demand and worries that drought conditions in the western U.S. would cause a shortage in the spring harvest of 2007. Further gains were experienced during September as prices moved higher on concern that hot and dry weather in U.S. growing regions might have damaged crops.

Charter Aspect recorded total trading results including interest income totaling $8,578,284 and expenses totaling $9,171,845, resulting in a net loss of $593,561 for the nine months ended September 30, 2007. The partnership’s net asset value per unit decreased from $17.38 at December 31, 2006, to $17.28 at September 30, 2007.

For the Nine Months Ended September 30, 2006.

The most significant trading gains of approximately 9.9% were recorded in the metals sector, primarily during the first and second quarters, from long positions in copper, nickel, aluminum,

gold, and silver futures. During the first quarter, copper, aluminum, and nickel futures prices strengthened amid weak supplies, forecasts for continued buying by China, and acceleration in demand from Japan, Europe, and the U.S. Meanwhile, silver and gold futures prices moved higher on persistent demand from foreign central banks and worries regarding global inflation. Silver prices were also boosted after news that a silver-backed exchange traded fund would launch. During the second quarter, copper, nickel, and aluminum futures prices increased sharply during April and May to record highs on strong global industrial demand from the U.S., China, and India, while gold and silver futures prices both rallied to 25-year highs in April, benefiting from strong demand and lagging supply. Smaller gains were experienced during July and August from long positions in nickel futures as prices advanced on continued strong demand from expanding global economies and supply disruptions at mines in Canada. Additional gains of approximately 4.7% were recorded in the global interest rate futures markets, primarily during the first half of the year, from short positions in U.S. and European interest rate futures. During March and April, U.S. and European fixed-income futures prices trended lower amid strength in regional equity markets and investor sentiment that interest rates in the United States and the European Union would rise in order to combat inflation. Smaller gains were experienced in August from long positions in Japanese and U.S. fixed-income futures as prices increased on higher demand amid concerns of a slowing global economy and news that Iran will continue its nuclear research program. Japanese fixed-income futures prices also increased after lower than expected inflation data dampened expectations for an interest rate hike by the Bank of Japan in the near future, while U.S. interest rate futures prices were pressured higher by government reports showing a slowdown in the U.S. economy. Within the agricultural complex, gains of approximately 1.0% were recorded during January from long positions in sugar futures as prices trended higher, moving to their highest level since 1981, in response to a decline in inventories, as well as from increased ethanol demand. Additional gains were experienced, in July and August, from short positions in sugar futures as prices were pressured lower following U.S. Department of Agriculture data showing ethanol production using sugarcane is more costly than previously expected, as well as from low physical demand and high inventories. A portion of these gains for the first nine months of the year was offset by losses of approximately 3.1% in the energy futures markets, primarily during February, from long positions in crude oil futures as prices declined after Chinese government authorities announced that China would place an emphasis on prospecting alternative energy sources in the future, reports of larger than expected supplies from the International Energy Agency, and mild winter weather in the U.S. Northeast. Further losses were recorded during March from short positions in crude oil futures as prices strengthened early in the month on supply fears fueled by news of geopolitical tensions in Nigeria and Iran. Further losses were recorded during May from long futures positions in crude oil and its related products as prices fell on renewed optimism that the standoff between Iran and the west could be resolved diplomatically. During June, smaller losses were incurred from short futures positions in crude oil and its related products as prices reversed higher amid reports from the U.S. Department of Energy showing lower than expected levels of domestic gasoline inventories and fears of supply disruptions in the Gulf of Mexico. Additional losses of approximately 2.3% were experienced in the currency markets during January from long U.S. dollar positions versus the Japanese yen and Australian dollar as the U.S. dollar’s value reversed lower on expectations that a string of increases in interest rates by the U.S. Federal Reserve would soon come to an end. Also pushing the value of the U.S. dollar lower against its rivals was speculation that China, with a massive U.S. dollar reserve, might diversify some of its assets into other currencies. Further losses in the currency sector were experienced during February from short U.S. dollar positions relative to the Japanese yen and Australian dollar as the value of the U.S. dollar reversed higher after declining U.S. unemployment and increased wage inflation data led investors to predict that U.S. interest rates would continue to increase. The value of the Australian dollar also moved lower in the wake of a temporary decline in gold prices. Further losses were recorded during May and June from long positions in the Australian dollar versus the U.S. dollar as the value of U.S. dollar reversed higher after hawkish comments from several U.S. Federal Reserve officials, including the U.S. Federal Reserve Chairman Ben Bernanke, implied another interest rate hike was necessary to help contain rising inflation. Losses were also recorded from short positions in the British pound versus the euro and U.S. dollar as the British pound strengthened amid strong economic growth in the United Kingdom. Losses were incurred during July from short positions in the U.S. dollar against the euro and Swiss franc as the U.S. dollar strengthened in the beginning of July following narrower than expected May U.S. trade deficit data. Furthermore, the value of the euro moved lower after the European Central Bank decided to keep interest rates unchanged. Additional losses were recorded toward the end of July from newly established short positions in the Swiss franc, as well as existing short positions in the Australian dollar, as the value of the U.S. dollar then reversed lower on fears of a slowing economy and weaker than expected U.S. Gross Domestic Product growth. Finally, during August, losses were incurred from short positions in the U.S. dollar versus the Swiss franc, euro, and Australian dollar as the U.S. dollar reversed higher at the end of August and early September after revisions to U.S. quarterly productivity data showed unit labor costs rose last year at the fastest pace since 1990. Smaller losses of approximately 1.5% were incurred in the global stock index sector during May from long positions in U.S., European, and Hong Kong stock index futures as prices declined due to inflation concerns and uncertainty regarding future interest rate policy. Further losses in the global stock index sector were incurred toward the end of June from newly established short futures positions in U.S. and Hong Kong stock index futures as prices reversed higher.

Charter Aspect recorded total trading results including interest income totaling $16,734,972 and expenses totaling $7,897,038, resulting in net income of $8,837,934 for the nine months ended September 30, 2006. The partnership’s net asset value per unit increased from $15.73 at December 31, 2005, to $16.61 at September 30, 2006.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

The following updates and supplements the information for each partnership under the sub-caption “— Each Partnership’s Value at Risk in Different Market Sectors” on pages 52-54.

The following tables indicate the VaR associated with each partnership’s open positions as a percentage of total net assets by primary market risk category at September 30, 2007 and 2006. Until September 30, 2006 and September 15, 2006, respectively, the assets of Charter WCM and Charter Aspect were traded by Millburn Ridgefield Corporation and VK Capital Inc., respectively. Effective December 1, 2006, Winton Capital Management Limited and Aspect Capital Limited began trading the assets of Charter WCM and Charter Aspect, respectively.

Charter Graham:

As of September 30, 2007 and 2006, Charter Graham’s total capitalization was approximately $428 million and $419 million, respectively.

	September 30, Value at Risk
Market Category	2007	2006
	%	%
Equity	(0.07)	(2.54)
Currency	(1.32)	(0.54)
Interest Rate	(0.09)	(1.12)
Commodity	(0.85)	(0.27)
Aggregate Value at Risk	(1.62)	(2.51)

Charter WCM:

As of September 30, 2007 and 2006, Charter WCM’s total capitalization was approximately $74 million and $41 million, respectively.

	September 30, Value at Risk
Market Category	2007	2006*
	%	%
Equity	(0.37)	—
Currency	(1.08)	(0.04)
Interest Rate	(1.04)	—
Commodity	(0.86)	—
Aggregate Value at Risk	(2.32)	(0.04)

*	Charter WCM’s VaR at September 30, 2006 was zero for all market categories except currency because its open positions had been offset.

Charter Aspect:

As of both September 30, 2007 and 2006, Charter Aspect’s total capitalization was approximately $127 million.

	September 30, Value at Risk
Market Category	2007	2006*
	%	%
Equity	(0.31)	—
Interest Rate	(0.83)	—
Currency	(0.93)	—
Commodity	(1.95)	—
Aggregate Value at Risk	(2.61)	—

*	Charter Aspect’s VaR at September 30, 2006 was zero for all market categories because its open positions had been offset.

The VaR for a market category represents the one-day downside risk for the aggregate exposures associated with this market category. The Aggregate Value at Risk, listed above for each partnership, represents the VaR of a partnership’s open positions across all the market categories, and is less than the sum of the VaRs for all such market categories due to the diversification benefit across asset classes.

Because the business of each partnership is the speculative trading of futures, forwards, and options, the composition of a partnership’s trading portfolio can change significantly over any given time period, or even within a single trading day, which could positively or negatively materially impact market risk as measured by VaR.

The tables below supplement the September 30, 2007 VaR set forth above by presenting each partnership’s high, low, and average VaR as a percentage of total net assets for the four quarter-end reporting periods from October 1, 2006 through September 30, 2007.

Charter Graham				Charter WCM

Market Category	High	Low	Average	Market Category	High	Low	Average
	%	%	%		%	%	%
Equity	(3.14)	(0.07)	(1.10)	Equity	(2.38)	(0.37)	(1.16)
Currency	(2.61)	(1.09)	(1.59)	Currency	(1.08)	(0.74)	(0.86)
Interest Rate	(1.31)	(0.09)	(0.85)	Interest Rate	(1.04)	(0.55)	(0.74)
Commodity	(0.85)	(0.20)	(0.41)	Commodity	(1.08)	(0.55)	(0.79)
Aggregate Value at Risk	(4.19)	(1.38)	(2.35)	Aggregate Value at Risk	(3.14)	(1.48)	(2.11)

Charter Aspect

Market Category	High	Low	Average
	%	%	%
Equity	(1.62)	(0.31)	(0.94)
Currency	(1.00)	(0.92)	(0.96)
Interest Rate	(1.48)	(0.83)	(1.03)
Commodity	(1.95)	(0.70)	(1.19)
Aggregate Value at Risk	(2.61)	(1.72)	(2.26)

The following updates and supplements the information for each partnership under the sub-caption “— Qualitative Disclosures Regarding Primary Trading Risk Exposures” on pages 55-59.

Morgan Stanley Charter Graham L.P.

The following were the primary trading risk exposures of Charter Graham at September 30, 2007, by market sector. It may be anticipated, however, that these market exposures will vary materially over time.

Equity. At September 30, 2007, the partnership had market exposure to the global stock index sector, primarily to equity price risk in the G-7 countries. The G-7 countries consist of France, the U.S., Britain, Germany, Japan, Italy, and Canada. The stock index futures traded by the partnership are by law limited to futures on broadly-based indices. At September 30, 2007, the partnership’s primary market exposures were to the NASDAQ 100 (U.S.), Hang Seng (China), TOPIX (Japan), Euro Stoxx 50 (Europe), S&P 500 (U.S.), CAC 40 (France), Nikkei 225 (Japan), and Dow Jones (U.S.) stock indices. The partnership is typically exposed to the risk of adverse price trends or static markets in the U.S., European, Chinese, and Japanese stock indices. Static markets would not cause major market changes, but would make it difficult for the partnership to avoid trendless price movements, resulting in numerous small losses.

Currency. The largest market exposure of the partnership at September 30, 2007, was to the currency sector. The partnership’s currency exposure is to exchange rate fluctuations, primarily fluctuations which disrupt the historical pricing relationships between different currencies and currency pairs. Interest rate changes, as well as political and general economic conditions influence these fluctuations. The partnership trades a large number of currencies, including cross-rates — i.e., positions between two currencies other than the U.S. dollar. At September 30, 2007, the partnership’s major exposures were to the Canadian dollar, euro, Japanese yen, British pound, Polish zloty, Australian dollar, and Swiss franc currency crosses, as well as to outright U.S. dollar positions. Outright positions consist of the U.S. dollar vs. other currencies. These other currencies include major and minor currencies. Demeter does not anticipate that the risk associated with the partnership’s currency trades will change significantly in the future.

Interest Rate. At September 30, 2007, the partnership had market exposure to the global interest rate sector. Exposure was primarily spread across the U.S., Japanese, and European interest rate sectors. Interest rate movements directly affect the price of the sovereign bond futures positions held by the partnership and indirectly affect the value of its stock index and currency positions. Interest rate movements in one country, as well as relative interest rate movements between countries, materially impact the partnership’s profitability. The partnership’s interest rate exposure is generally to interest rate fluctuations in the U.S. and the other G-7 countries. However, the partnership also takes futures positions in the government debt of smaller nations — e.g., Australia. Demeter anticipates that the G-7 countries’ and Australian interest rates will remain the primary interest rate exposure of the partnership for the foreseeable future. The speculative futures positions held by the partnership may range from short to long-term instruments. Consequently, changes in short, medium, or long-term interest rates may have an effect on the partnership.

Commodity.

Soft Commodities and Agriculturals. At September 30, 2007, the partnership had market exposure to the markets that comprise these sectors. Most of the exposure was to the soybean meal, coffee, cocoa, cotton, and corn markets. Supply and demand inequalities, severe weather disruptions, and market expectations affect price movements in these markets.

Energy. The second largest market exposure of the partnership at September 30, 2007, was to the energy sector. The partnership’s energy exposure was primarily to futures contracts in crude oil and its related products, and natural gas. Price movements in these markets result from geopolitical developments, particularly in the Middle East, as well as weather patterns and other economic fundamentals. Significant profits and losses, which have been experienced in the past, are expected to continue to be experienced in the future. Natural gas has exhibited volatility in prices resulting from weather pattern and supply and demand factors and will likely continue in this choppy pattern.

Metals. The third largest market exposure of the partnership at September 30, 2007, was to the metals sector. The partnership’s metals exposure was to fluctuations in the price of base metals, such as aluminum and zinc, as well as precious metals, such as gold. Economic forces, supply and demand inequalities, geopolitical factors, and market expectations influence price movements in these markets. The Trading Advisor utilizes the trading system(s) to take positions when market opportunities develop, and Demeter anticipates that the partnership will continue to do so.

Morgan Stanley Charter WCM L.P.

The following were the primary trading risk exposures of Charter WCM at September 30, 2007, by market sector. It may be anticipated, however, that these market exposures will vary materially over time. Until September 30, 2006, the assets of Charter WCM were traded by Millburn Ridgefield Corporation. Effective December 1, 2006, Winton Capital Management Limited trades the assets of Charter WCM.

Equity. At September 30, 2007, the partnership had market exposure to the global stock index sector, primarily to equity price risk in the G-7 countries. The stock index futures traded by the partnership are by law limited to futures on broadly-based indices. At September 30, 2007, the partnership’s primary market exposures were to the Euro Stoxx 50 (Europe), S&P 500 (U.S.), DAX (Germany), NASDAQ 100 (U.S.), SPI 200 (Australia), Hang Seng (China), Canadian S&P 60 (Canada), FTSE 100 (United Kingdom), DOW JONES (U.S.), NIKKEI 225 (Japan), CAC 40 (France), TAIWAN (Taiwan), and the AEX (the Netherlands) stock indices. The partnership is typically exposed to the risk of adverse price trends or static markets in the U.S., European, Chinese, and Japanese stock indices. Static markets would not cause major market changes, but would make it difficult for the partnership to avoid trendless price movements, resulting in numerous small losses.

Currency. The largest market exposure of the partnership at September 30, 2007, was to the currency sector. The partnership’s currency exposure is to exchange rate fluctuations, primarily fluctuations which disrupt the historical pricing relationships between different currencies and currency pairs. Interest rate changes, as well as political and general economic conditions influence these fluctuations. The partnership trades a large number of currencies, including cross-rates — i.e., positions between two currencies other than the U.S. dollar. At September 30, 2007, the partnership’s major exposures were to the euro, Japanese yen, and British pound currency crosses, as well as to outright U.S. dollar positions. Outright positions consist of the U.S. dollar vs. other currencies. These other currencies include major and minor currencies. Demeter does not anticipate that the risk associated with the partnership’s currency trades will change significantly in the future.

Interest Rate. The second largest market exposure of the partnership at September 30, 2007, was to the global interest rate sector. Exposure was primarily spread across the U.S., European, Japanese, Australian, and Canadian interest rate sectors. Interest rate movements directly affect the price of the sovereign bond futures positions held by the partnership and indirectly affect the value of its stock index and currency positions. Interest rate movements in one country, as well as relative interest rate movements between countries, materially impact the partnership’s profitability. The partnership’s interest rate exposure is generally to interest rate fluctuations in the U.S. and the other G-7 countries. However, the partnership also takes futures positions in the government debt of smaller nations — e.g., Australia. Demeter anticipates that the G-7 countries’ and Australian interest rates will remain the primary interest rate exposure of the partnership for the foreseeable future. The speculative futures positions held by the partnership may range from short to long-term instruments. Consequently, changes in short, medium, or long-term interest rates may have an effect on the partnership.

Commodity.

Energy. At September 30, 2007, the partnership had market exposure to the energy sector. The partnership’s energy exposure was shared primarily by futures contracts in crude oil and its related products, as well as natural gas. Price movements in these markets result from geopolitical developments, particularly in the Middle East, as well as weather patterns, and other economic fundamentals. Significant profits and losses, which have been experienced in the past, are expected to continue to be experienced in the future. Natural gas has exhibited volatility in prices resulting from weather patterns and supply and demand factors and will likely continue in this choppy pattern.

Metals. At September 30, 2007, the partnership had market exposure to the metals sector. The partnership’s metals exposure was to fluctuations in the price of precious metals, such as gold and platinum, and base metals, such as copper, aluminum, lead, and zinc. Economic forces, supply and demand inequalities, geopolitical factors, and market expectations influence price movements in these markets. The Trading Advisor utilizes the trading system(s) to take positions when market opportunities develop, and Demeter anticipates that the partnership will continue to do so.

Soft Commodities and Agriculturals. The third largest market exposure of the partnership at September 30, 2007, was to the markets that comprise these sectors. Most of the exposure was to the soybeans, wheat, soybean meal, sugar, soybean oil, live cattle, coffee, cotton, lean hogs, cocoa, and feeder cattle markets. Supply and demand inequalities, severe weather disruptions, and market expectations affect price movements in these markets.

Morgan Stanley Charter Aspect L.P.

The following were the primary trading risk exposures of Charter Aspect at September 30, 2007, by market sector. It may be anticipated, however, that these market exposures will vary materially over time. Until September 15, 2006, the assets of Charter Aspect were traded by VK Capital Inc. Effective December 1, 2006, Aspect Capital Limited trades the assets of Charter Aspect.

Equity. At September 30, 2007, the partnership had exposure to the global stock index sector, primarily to equity price risk in the G-7 countries. The stock index futures traded by the partnership are by law limited to futures on broadly-based indices. At September 30, 2007, the partnership’s primary market exposures were to the SPI 200 (Australia), NIKKEI 225 (Japan), S&P 500 (U.S.), DAX (Germany), NASDAQ 100 (U.S.), Hang Seng (China), TAIWAN (Taiwan), DOW JONES (U.S.), Canadian S&P 60 (Canada), S&P MIB (Italy), Euro Stoxx 50 (Europe), and CAC 40 (France) stock indices. The partnership is typically exposed to the risk of adverse price trends or static markets in the European, U.S., Chinese, Canadian, Japanese, and Australian stock indices. Static markets would not cause major market changes, but would make it difficult for the partnership to avoid trendless price movements, resulting in numerous small losses.

Currency. At September 30, 2007, the partnership had market exposure to the currency sector. The partnership’s currency exposure is to exchange rate fluctuations, primarily fluctuations which disrupt the historical pricing relationships between different currencies and currency pairs. Interest rate changes, as well as political and general economic conditions influence these fluctuations. The partnership trades a large number of currencies, including cross-rates — i.e., positions between two currencies other than the U.S. dollar. At September 30, 2007, the partnership’s major exposures were to the euro, Norwegian krone, Hungarian forint, Swedish krona, Polish zloty, and Czech koruna currency crosses, as well as to outright U.S. dollar positions. Outright positions consist of the U.S. dollar vs. other currencies. These other currencies include major and minor currencies. Demeter does not anticipate that the risk associated with the partnership’s currency trades will change significantly in the future.

Interest Rate. At September 30, 2007, the partnership had market exposure to the global interest rate sector. Exposure was primarily spread across Japanese, U.S., Australian, European, and Canadian interest rate sectors. Interest rate movements directly affect the price of the sovereign bond futures positions held by the partnership and indirectly affect the value of its stock index and currency positions. Interest rate movements in one country, as well as relative interest rate movements between countries, materially impact the partnership’s profitability. The partnership’s primary interest rate exposure is generally to interest rate fluctuations in the U.S. and the other G-7 countries. However, the partnership also takes futures positions in the government debt of smaller countries — e.g., Australia. Demeter anticipates that the G-7 countries’ interest rate will remain the primary interest rate exposure of the partnership for the foreseeable future. The speculative futures positions held by the partnership may range from short to long-term instruments. Consequently, changes in short, medium, or long-term interest rates may have an effect on the partnership.

Commodity.

Energy. The largest market exposure of the partnership at September 30, 2007, was to the energy sector. The partnership’s energy exposure was primarily to futures contracts in natural gas, as well as crude oil and its related products. Price movements in these markets result from geopolitical developments, particularly in the Middle East, as well as weather patterns, and other economic fundamentals. Significant profits and losses, which have been experienced in the past, are expected to continue to be experienced in the future. Natural gas has exhibited volatility in price resulting from weather patterns and supply and demand factors and will likely continue in this choppy pattern.

Soft Commodities and Agriculturals. The second largest exposure of the partnership at September 30, 2007, was to the markets that comprise these sectors. Most of the exposure was to the soybeans, coffee, sugar, soybean meal, cocoa, soybean oil, wheat, corn, rapeseed, cotton, lean hogs, orange juice, feeder cattle, and live cattle markets. Supply and demand inequalities, severe weather disruptions, and market expectations affect price movements in these markets.

Metals. The third largest market exposure of the partnership at September 30, 2007, was to the metals sector. The partnership’s metals exposure was to fluctuations in the price of precious metals, such as gold, platinum, and silver, and base metals, such as aluminum, copper, zinc, lead, and nickel. Economic forces, supply and demand inequalities, geopolitical factors, and market expectations influence price movements in these markets. The Trading Advisor utilizes the trading system(s) to take positions when market opportunities develop, and Demeter anticipates that the partnership will continue to do so.

The following updates and supplements the information for each partnership under the sub-caption “— Qualitative Disclosures Regarding Non-Trading Risk Exposure” on page 59.

The following was the only non-trading risk exposure of each partnership at September 30, 2007:

Foreign Currency Balances. Each partnership’s primary foreign currency balances were in:

Charter Graham	Charter WCM	Charter Aspect
Japanese yen	euros	Canadian dollars
euros	Japanese yen	British pounds
British pounds	Hong Kong dollars	Hong Kong dollars
Hong Kong dollars	Australian dollars	euros
Swiss francs	Czech koruna	Australian dollars
Australian dollars	Canadian dollars	Japanese yen
	Hungarian forint	Mexican pesos
	Swiss francs	Czech koruna
	British pounds	Swiss francs
	New Zealand dollars	Swedish kronor
Polish zloty

THE GENERAL PARTNER

The following updates and replaces the second paragraph under the caption “The General Partner” on page 60.

The general partner is or has been the general partner and commodity pool operator for 38 commodity pools, including 7 other commodity pools that are exempt from certain disclosure requirements pursuant to CFTC Rule 4.7. As of September 30, 2007, the general partner had approximately $2.9 billion in aggregate net assets under management, making it one of the largest operators of commodity pools in the U.S. As of September 30, 2007, there were approximately 80,000 investors in the commodity pools managed by the general partner.

The following updates the information under the sub-caption “— Directors and Officers of the General Partner” on pages 61-63.

Douglas J. Ketterer has been a principal of the general partner since October 27, 2003.

Andrew Saperstein has been a principal of the general partner since May 11, 2006.

Harry Handler has been a principal and associated person of the general partner since May 15, 2005 and April 26, 2006, respectively, and a member of the NFA since August 1, 1985.

Richard D. Gueren has been a principal and associated person of the general partner since April 11, 2006 and April 26, 2006, respectively, and a member of the NFA since October 4, 2005.

Michael McGrath has been a principal of the general partner since May 11, 2006.

Jacques Chappuis has been a principal of the general partner since December 19, 2006.

Lee Horwitz no longer serves as Chief Financial Officer of the general partner.

Effective December 3, 2007, Christian Angstadt serves as Chief Financial Officer of the general partner. Mr. Angstadt, age 46, has been a principal of the general partner since November 30, 2007. Mr. Angstadt is an Executive Director within Morgan Stanley’s Financial Control Group. Mr. Angstadt currently serves as Chief Financial Officer for Morgan Stanley Trust FSB, and Morgan Stanley Trust NA, and is responsible for the governance and overall financial management of these regulated banks (appointed CFO in May 2003). Since joining Morgan Stanley in April 1990, Mr. Angstadt has held several positions within the firm’s Financial Control Group, mostly supporting the Asset Management segment (including CFO for Morgan Stanley Asset Management Operations). Mr. Angstadt received a BA in Accounting from Montclair University.

THE TRADING ADVISORS

Morgan Stanley Charter Graham L.P.

The following information updates and supplements the information under the sub-caption “— Principals” on pages 65-70.

Mark B. Werner is the President of Graham responsible for oversight of Graham’s discretionary traders as well as the risk management department. He became a principal of Graham effective December 3, 2007 and is a pending associated person of Graham effective November 21, 2007. Prior to joining Graham in November 2007, Mr. Werner served as Chief Executive Officer of Banc of America Securities, LLC at Bank of America Corporation where he was employed from October 2004 through June 2007. During his tenure at Bank of America, Mr. Werner was Head of Global Markets responsible for the debt and equity businesses, including origination, sales, trading and research. He also served on several of Bank of America’s corporate management committees, including the Asset Liability Committee, Credit Risk Committee, and Management Operating Committee. From April 1982 to October 2004, Mr. Werner held positions of increasing responsibility at various entities of the investment bank, JPMorgan Chase (and predecessors) including Managing Director and Head of North American Interest Rate Sales, Trading and Research and Vice Chairman of JPMorgan Securities, Inc. Mr. Werner also served as a member of the investment bank’s executive committee. Mr. Werner received his B.A. in economics from the University of Pennsylvania in 1980. Mr. Werner is a current member and past chairman of the U.S. Treasury Department’s Borrowing Advisory Committee.

Barry S. Fox is Director of Research of Graham. He became an associated person of Graham effective November 10, 2000 and a principal on November 15, 2007. Mr. Fox joined Graham in August 2000 as a portfolio manager and developed several systematic trading programs. In May 2005, he joined Graham’s Research Department, was appointed Co-Associate Director of Research in October 2005, and was appointed Director of Research in April 2007. From March 1991 until April 1998, Mr. Fox held positions of increasing responsibility at John W. Henry & Co. Inc., a commodity pool operator and commodity trading adviser, concluding as the director of research. From June 1989 until March 1991, Mr. Fox was a partner at Technical Trading Group, an investment management firm in Farmingdale, New York. Mr. Fox received a B.S. in Business Administration from State University of New York at Buffalo in 1986.

Isaac Finkle is Chief Legal Officer and a principal of Graham. He became an associated person of Graham effective April 16, 2004 and a principal on June 5, 2007. As Chief Legal Officer, he oversees the legal aspects related to the firm’s futures activities. Prior to joining Graham in May 2003, Mr. Finkle worked at Morgan Stanley DW Inc., a U.S. broker-dealer, in New York, from September 1999 through May 2003, as First Vice President and Senior Attorney, and from December 1997 to September 1999, as a legal consultant, focusing on the firm’s commodity pool and futures businesses. In November 1997, Mr. Finkle completed work on his doctoral dissertation in sociological theory for which he received a Ph.D. in May 1998 from the University of Pennsylvania. Mr. Finkle began his legal career as an associate at Skadden, Arps, Slate, Meagher & Flom from September 1985 to October 1989 and at Milbank, Tweed, Hadley & McCloy from October 1989 to February 1991, each in New York. From September 1991 to November 1997, while engaged in work on his Ph.D., Mr. Finkle worked as a legal consultant to Salomon Brothers Inc. (April to November 1997) and to Westpac Banking Corporation (September 1996 to March 1997), as an associate with Debevoise & Plimpton (December 1994 to November 1995) and as counsel for Law Cost Management Group (October 1993 to November 1994), all in New York. Mr. Finkle received a J.D. from New York University School of Law in 1985 and a B.A. with honors in philosophy from Haverford College in 1973.

Steven H. Jacolow is a discretionary trader at Graham specializing in global macro markets with a focus on global foreign exchange, fixed income and equity indices. He became an associated person of the Graham effective February 15, 2007 and a principal on June 5, 2007. Prior to joining Graham in September 2006, Mr. Jacolow managed a portfolio at his investment management firm, Aboukir Investment Management, from October 2005 through August 2006. From March 2004 through September 2005, Mr. Jacolow worked as a proprietary trader at Deutsche Bank in New York. From January 2002 through February 2004, Mr. Jacolow served as a trading manager for Cunningham Asset Management, an investment management firm in London. Prior to that time, he was on sabbatical from November 2000 to December 2001. From April 1999 through October 2000, Mr. Jacolow was employed as a senior trader for the Bank of Tokyo-Mitsubishi in London. From August 1998 through April 1999, Mr. Jacolow served as a proprietary trader for AIG Trading, a financial trading firm, in London; and from October 1997 through July 1998 for Union Bank of Switzerland/Swiss Bank Corporation in London. From April 1996 through October 1997, Mr. Jacolow was employed as a portfolio manager at Winchester Asset Management Ltd., an investment management firm, and its affiliates. From April 1993 through June 1995, Mr. Jacolow worked as a trader for Caxton Corporation, an investment management firm. From September 1991 to February 1993, Mr. Jacolow worked as a foreign exchange trader for Commodities Corporation, a commodity trading advisor. From January 1988 to August 1991, Mr. Jacolow was employed by Ernst & Young, the accounting firm, as a Senior Consultant. Mr. Jacolow received a B.A. in Economics in 1987 and an M.B.A. in Accounting from Rutgers University in 1989.

David E. Keelan is a discretionary trader at Graham, specializing in long/short credit strategies. He became an associated person and principal of Graham effective, respectively, March 16, 2007 and May 11, 2007. Prior to joining Graham in February 2007, Mr. Keelan was a Senior Portfolio Manager at Exis Capital, an investment management firm, from May 2006 to January 2007 and from September 2002 to August 2005, where he ran a long/short credit strategy. From September 2005 to April 2006, Mr. Keelan worked as a Portfolio Manager at Millennium Partners, an investment management firm, in New York. From June 1999 to August 2002, Mr. Keelan was an Associate Portfolio Manager at State Street Research, an investment management firm in Boston, focused on credit. Mr. Keelan worked as a trader for RAIF, an investment management firm, from November 1998 through January 1999. From August 1995 to October 1998, Mr. Keelan was a Government Bond Trader for Merrill Lynch, the investment bank. Mr. Keelan received a M.B.A in finance from New York University in 1995 and a B.A. from Colgate University in 1988. Mr. Keelan received the designation Chartered Financial Analyst in 2002.

Sanjeev Gupta is a discretionary trader and a principal of Graham, specializing in the global fixed income and foreign exchange markets. He became an associated person of Graham effective August 20, 2007 and a principal on October 11, 2007. Prior to joining Graham in May 2007, Mr. Gupta worked as a Fund Manager and Senior Trader at Proxima Alfa Investments USA LLC, a commodity trading advisor and Vega Asset Management USA LLC, an investment management firm from June 2002 to April 2007. From June 1992 to May 2002, Mr. Gupta was a Senior Vice President at Banco Santander, trading fixed income and foreign exchange. From June 1986 to August 1990, Mr. Gupta was employed by Citicorp Software, where he served as a Software Engineer and Consultant. Mr. Gupta earned a Bachelor’s degree from The Indian Institute of Technology in May 1986 and an M.B.A. from The Wharton School of the University of Pennsylvania in May 1992.

Stephan Wenger is a discretionary trader and a principal of Graham, specializing in the global fixed income and foreign exchange markets. He became an associated person of Graham effective August 29, 2007 and a principal on October 11, 2007. Prior to joining Graham in May 2007, Mr. Wenger was Manager of Short-Term Interest Rates Trading at the investment bank Citigroup for the proprietary and macro desks since October 1997. From September 1994 to June 1997, Mr. Wenger served as Deputy of the Head Desk at Union Bank of Switzerland in Zurich, responsible for trading G11 rates and foreign exchange. From January 1991 to August 1994, Mr. Wenger was employed by Swiss Volksbank as a proprietary G11 foreign exchange trader.

Mr. Wenger earned a Federal Diploma from the Swiss Banking School in 1989 and a FX Diploma from the FOREX England/Bank of England in 1994.

Michael S. Rulle Jr. is no longer the president or a principal of Graham.

Xin-yun Zhang is no longer a principal of Graham.

David Ciocca is no longer a principal of Graham.

Leslie Falconio is no longer a principal of Graham.

Gina Palmieri is no longer a principal of Graham.

Sri Viswanath is no longer a principal of Graham.

The following updates the information relating to assets under management in the second paragraph under the sub-caption “— The Graham Trading Programs” on page 70.

As of September 30, 2007, Graham was managing approximately $586.7 million of funds in the Global Diversified Program at Standard Leverage, approximately $40.7 million of funds in the Global Diversified Program at 125% Leverage, approximately $460.5 million of funds in the Global Diversified Program at 150% Leverage, approximately $306.3 million of funds in the K4 Program at Standard Leverage, approximately $444.5 million of funds in the K4 Program at 150% Leverage, approximately $240.3 million of funds in the Graham Selective Trading Program at Standard Leverage, approximately $20.2 million of funds in the Multi-Trend Program at Standard Leverage, approximately $216.8 million of funds in the Multi-Trend Program at 125% Leverage, and approximately $5.5 billion of assets in all of its trading programs.

Morgan Stanley Charter WCM L.P.

The following updates the information under the sub-caption “— Principals” on pages 72-74.

David Harding, born in 1961, founded Winton Capital Management Limited in February 1997. Having graduated from Cambridge University with a First Class Honors Degree, he began his career in the financial industry in 1982. Between September 1982 and December 1984, he held various positions as a UK Gilt trader and salesman at two UK stockbrokers: Wood MacKenzie and Johnson Matthey & Wallace. He then joined Sabre Fund Management Ltd, a London based commodity trading advisor, as an assistant technical trader and researcher, and was later promoted to Director of Research. In December 1986, he moved to Brockham Securities Ltd, a privately owned sugar trading and managed futures company, to assist in the development and marketing of the firm’s futures fund management services.

In February 1987, he left Brockham and, together with colleagues Michael Adam and Martin Lueck, founded Adam, Harding and Lueck Ltd., a computer-driven, research-based commodity trading advisor. Adam, Harding and Lueck became registered with the CFTC in February 1987. By 1989, this firm had grown into the UK’s largest commodity trading advisor, with more than $50 million under management. At that time, the principals sold a 51% stake to E D & F Man Group Ltd., one of the largest distributors of futures funds internationally.

Between 1989 and 1993, when assets under management rose to $300 million, Mr. Harding headed up Adam, Harding and Lueck’s quantitative research team, supervising about 15 full-time research staff, supported by a software team of around a dozen programmers. This team developed a multiplicity of quantitative trading strategies in addition to Adam, Harding and Lueck’s successful trend-following trading approach. During this time, he was also involved in the company’s international institutional marketing efforts, in particular in Europe, the Middle East, South East Asia, Japan and the U.S.

In September 1994, E D & F Man Group Ltd. bought out the minority shares owned by Mr. Harding and the original partners, and Adam, Harding and Lueck was consolidated into E D & F Man Group Ltd.’s fund management division. Mr. Harding then formed and headed up a new division of E D & F Man Ltd., called E D & F Man Quantitative Research, leading a research team that developed quantitative trading models primarily for use by E D & F Man Ltd.’s fund management companies. Mr. Harding left E D & F Man Ltd. in August 1996 and in February 1997 founded Winton together with Martin Hunt and Osman Murgian. Winton’s founding principle is the belief that robust statistical research provides the richest and most reliable source of information on market behavior. Research has always constituted the largest area of investment in the company, which remains private and tightly controlled, employing around 135 people. In 2005, Winton set up a research campus in the Oxford Science Park to better pursue its mission of long term scientific research. In July 2007, Winton opened a second research campus in Hammersmith. The company currently employs over 70 researchers with PhDs and Masters degrees in such diverse fields as: operations research, statistics, actuarial science, extragalactic astrophysics and financial mathematics, with a distinct focus on practical application.

Osman Murgian is a founding director and a principal of Winton. Educated in Brighton College in England, Mr. Murgian was also one of the original shareholders and directors of Adam, Harding and Lueck Ltd. Mr. Murgian lives in Nairobi, Kenya, and is the owner of or an investor in a number of international businesses ranging from real estate to transportation. Mr. Murgian has a beneficial interest of more than 10% of Winton’s share capital. This interest is held by Samur Jersey Limited and Amur Jersey Limited, both of which are investment holding companies owned by Mr. Murgian’s family foundation.

The following updates the information relating to assets under management in the second paragraph under the sub-caption “— Description of the Diversified Trading Program” on page 74.

As of September 30, 2007, Winton Capital Management Limited was managing approximately $9.9 billion pursuant to its Diversified Trading Program and approximately $10.3 billion of client assets in all of its programs (notional funds included).

The following updates the performance information in the Capsule Summaries under the sub-caption “— Past Performance of Winton” beginning on page 75.

CAPSULE A

Winton Capital Management Limited

Winton Diversified Trading Program

OCTOBER 1997 THROUGH SEPTEMBER 2007

Name of commodity trading advisor: Winton Capital Management Limited

Name of program: Winton Diversified Trading Program

Inception of trading by commodity trading advisor: October 1997

Inception of trading in program: October 1997

Number of open accounts: 45

Aggregate assets overall: $10.2 billion

Aggregate assets in program: $9.9 billion

Worst monthly drawdown past five years: (12.03)% (March 2003)

Worst peak-to-valley drawdown past five years: (31.09)% (6 months, November 2001-May 2002)

2007 year to date return: 10.59% — 9 months

2006 annual return: 15.83%

2005 annual return: 7.66%

2004 annual return: 20.31%

2003 annual return: 25.52%

2002 annual return: 12.86%

	Rates of Return
Month	2007	2006	2005	2004	2003	2002	2001*	2000	1999	1998	1997
	%	%	%	%	%	%	%	%	%	%	%
January	4.03	3.93	(5.16)	2.65	5.30	(10.81)	4.58	(3.66)	(1.51)	1.50
February	(6.39)	(2.74)	5.72	11.93	11.95	(6.14)	0.57	1.75	3.55	3.27
March	(4.13)	3.88	4.70	(0.50)	(11.14)	11.44	7.48	(3.13)	(4.24)	8.02
April	6.13	5.68	(4.03)	(8.27)	2.07	(4.66)	(5.23)	1.53	10.09	(1.48)
May	5.04	(3.21)	6.49	(0.16)	10.18	(3.80)	(3.32)	(0.50)	(8.58)	8.53
June	1.83	(1.34)	2.85	(3.12)	(5.85)	7.32	(2.95)	(1.28)	5.31	3.23
July	(1.38)	(0.62)	(2.15)	0.88	(1.15)	4.79	0.72	(4.33)	(1.93)	1.35
August	(0.96)	4.58	7.66	2.64	0.69	5.48	(0.02)	2.82	(3.64)	11.06
September	6.83	(1.43)	(6.50)	4.78	0.71	7.42	4.48	(7.54)	(0.16)	4.52
October		1.43	(3.02)	3.37	5.46	(7.76)	12.45	2.50	(6.13)	(5.65)	(12.97)
November		3.10	7.05	6.38	(2.68)	(1.09)	(7.56)	7.10	13.12	1.18	9.96
December		2.03	(4.59)	(0.58)	10.00	13.46	(4.02)	16.04	9.20	9.19	8.34

Compound Annual (Period) Rate of Return	10.59	15.83	7.66	20.31	25.52	12.86	5.56	9.72	13.24	53.26	3.68
	(9 months)									(3 months)

*	Note that performance prior to 2002 is not required to be disclosed under CFTC rules.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

CAPSULE B

PRO FORMA PERFORMANCE OF WINTON DIVERSIFIED PROGRAM

OCTOBER 1997 THROUGH SEPTEMBER 2007

Name of commodity trading advisor: Winton Capital Management Limited

Name of program: Winton Diversified Trading Program

Inception of trading by commodity trading advisor: October 1997

Inception of trading in program: October 1997

Number of open accounts: 45

Aggregate assets overall: $10.2 billion

Aggregate assets in program: $9.9 billion

Worst monthly drawdown past five years: (13.57)% (March 2003)

Worst peak-to-valley drawdown past five years: (27.39)% (4 months, October 2001-February 2002)

2007 year to date return: 6.71% (9 months)

2006 annual return: 12.54%

2005 annual return: 3.33%

2004 annual return: 17.06%

2003 annual return: 21.57%

2002 annual return: 13.29%

	Rates of Return
Month	2007	2006	2005	2004	2003	2002	2001*	2000	1999	1998	1997
	%	%	%	%	%	%	%	%	%	%	%
January	3.62	3.82	(5.51)	2.94	5.03	(11.00)	4.81	(3.28)	(1.65)	1.32
February	(7.46)	(3.26)	5.66	11.59	11.67	(6.31)	0.80	1.89	3.54	3.00
March	(4.55)	3.86	4.48	(0.79)	(13.57)	11.39	7.69	(3.17)	(4.70)	7.67
April	5.75	6.06	(4.37)	(8.93)	2.34	(4.79)	(5.49)	1.63	10.55	(1.86)
May	5.14	(4.18)	6.32	(0.45)	11.95	(3.93)	(3.44)	(0.58)	(9.83)	8.32
June	1.68	(1.95)	2.63	(3.46)	(7.27)	7.30	(3.00)	(1.21)	5.71	2.98
July	(1.87)	(1.00)	(2.48)	0.60	(1.50)	4.77	0.95	(4.33)	(2.11)	1.14
August	(1.46)	4.78	7.47	2.48	0.62	5.79	(0.52)	3.04	(3.69)	10.87
September	6.65	(2.03)	(7.74)	4.87	0.51	8.53	4.78	(7.52)	(0.32)	4.39
October		1.23	(3.36)	3.30	6.23	(8.29)	12.32	2.86	(6.06)	(6.02)	(13.10)
November		3.22	7.22	6.06	(3.48)	(1.41)	(8.90)	7.62	13.39	0.90	9.59
December		1.96	(5.25)	(0.92)	10.52	14.26	(4.42)	16.21	9.78	9.29	8.05

Compound Annual (Period) Rate of Return	6.71	12.54	3.33	17.06	21.57	13.29	3.65	11.71	12.38	49.22	2.90
	(9 months)									(3 months)

*	Note that performance prior to 2002 is not required to be disclosed under CFTC rules.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Footnotes to Winton’s Capsule Performance Summaries

“Inception of trading by commodity trading advisor” is the date on which Winton began trading client accounts.

“Inception of trading in program” is the date on which Winton began trading client accounts pursuant to the program shown.

“Number of open accounts” is the number of accounts directed by Winton pursuant to the program shown as of September 30, 2007.

“Aggregate assets overall” is the aggregate amount of assets in non-proprietary accounts under the management of Winton as of September 30, 2007.

“Aggregate assets in program” in the aggregate amount of assets in the program specified as of September 30, 2007.

“Drawdown” means losses experienced by the trading program over a specified period. A small number of accounts in the portfolio composites have experienced monthly drawdowns and peak-to-valley drawdowns that are materially larger than the largest composite monthly drawdown and peak-to-valley drawdown. These variances result from factors such as small account size (i.e., accounts with net assets of loss than the prescribed portfolio minimum, which therefore trade fewer contracts than the standard portfolio), intra-month account opening or closing, significant intra-month additions or withdrawals, and investment restrictions imposed by the client.

“Worst monthly drawdown past five years” means greatest percentage decline in net asset value due to losses sustained by the trading program from the beginning to the end of a calendar month during the most recent five calendar years.

“Worst peak-to-valley drawdown past five years” means greatest cumulative percentage decline in month-end net asset value of the trading program due to losses sustained by an account during a period in which the initial month-end net asset value of the trading program is not equaled or exceeded by a subsequent month-end net asset value of the program during the most recent five calendar years.

“Compound annual and year-to-date/period rate of return” presented in the composite performance capsules for the period October 1997 to December 2003 are calculated based on the “Fully-Funded Subset” method as prescribed by the CFTC. The rate of return is calculated by dividing the sum of net performance of the qualifying Fully-Funded Subset by the beginning net assets of the qualifying Fully-Funded Subset, except in periods of significant additions or withdrawals to the accounts in the qualifying Fully-Funded Subset. In such instances, the Fully-Funded Subset is adjusted to exclude accounts with significant additions or withdrawals that would materially distort the rate of return pursuant to the Fully-Funded Subset method. Subsequent to December 2003, period rate of return % is calculated by dividing net performance by nominal account size. Additions and withdrawals are accounted for in accordance with the modified OAT (Only Accounts Traded) method as described in NFA Rule 2-34. Returns are then compounded to arrive at the year-to-date rate of return.

Footnotes to Capsule B Pro Forma Performance Summary

Capsule B above reflects pro forma rates of return, which are the result of the general partner making certain pro forma adjustments to the past performance record of client accounts managed pursuant to the Winton Diversified Trading Program, the trading program to be employed by Winton for Charter WCM. The pro forma adjustments are an attempt to approximately reflect Charter Winton’s brokerage, management and incentive fees and interest income, as opposed to the fees, expenses, interest income, applicable to the various accounts included in Capsule A above.

Capsule B must be read in conjunction with the description of Winton and its trading program above. Furthermore, you must be aware that pro forma rates of return have certain inherent limitations: pro forma adjustments are only an approximate means of modifying historical records to reflect certain aspects of the economic terms of Charter WCM, constitute no more than mathematical adjustments to actual performance numbers, and give no effect whatsoever to such factors as possible changes in trading approach that might have resulted from the different fee structure, interest income and other factors applicable to Charter WCM as compared to Winton’s actual trading. The general partner believes that the method used above provides a fair representation of the pro forma effect of the different fees and interest income on the composite trading results.

While the general partner believes that the information set forth in Capsule B is relevant to evaluating an investment in Charter WCM, no representation is, or could be, made that Capsule B presents what the results of Charter WCM would have been in the past or are likely to be in the future. Past results are not a guarantee of future results.

Morgan Stanley Charter Aspect L.P.

The following updates the information relating to assets under management in the first paragraph on page 79.

As of September 30, 2007, Aspect was managing approximately $4.2 billion overall, including approximately $3.9 billion in the Aspect Diversified Program, the trading program employed by Aspect for Charter Aspect.

The following updates the information under the sub-caption “— Principals” on pages 79 to 81.

Simon Rockall is Aspect’s Chief Operating Officer, Secretary and manages Aspect’s Corporate, Legal, Compliance, Operations and Fund Accounting areas.

Michael Adam co-founded Aspect in September 1997, and has been an NFA-registered principal of Aspect from January 2004 to the present. Mr. Adam has also been registered with the NFA as a principal of Aspect’s commodity trading advisor subsidiary Aspect Capital Inc. since April 2005. Mr. Adam worked very closely with Aspect as a Non-Executive Director until August 2003, at which time Mr. Adam took a more involved executive role as Head of Research and Risk. Mr. Adam was subsequently appointed Chief Investment Officer in August 2004, the responsibilities for which were transferred to Gavin Ferris in December 2007. Prior to establishing Aspect, in August 1994, Mr. Adam co-founded Inventure, a software business concentrating on developing Financial Services Software solutions (including the foreign exchange option evaluation software Fenics and the trader analytical tool Ranger). He acted as Chairman of Inventure until April 2001, when the business was sold to the GFI Group, an independent provider of brokerage, software and data services. Mr. Adam was a Non-Executive Director for the GFI Group until October 2003, whereupon he resigned to concentrate fully on the Aspect business. Prior to this, in February 1987 Mr. Adam co-founded Adam, Harding and Lueck Limited with Martin Lueck and David Harding and from February 1991 to July 1994, Mr. Adam was Managing Director of Adam, Harding and Lueck Limited in Switzerland, with responsibility for building its brokerage, execution and administrative operations. Mr. Adam was a director of Brockham Securities Limited from July 1982 to February 1987, with particular responsibility for the design and implementation of quantitative trading systems.

Effective December 1, 2007, Gavin Ferris became Chief Investment Officer of Aspect.

Dr. Daniel Oram is Aspect Capital’s Risk Director, in which capacity he reports directly to Anthony Todd, Aspect’s Chief Executive Officer. Dr. Oram will be a principal of Aspect Capital, subject to approval by the National Futures Association. As Risk Director, Dr. Oram is responsible for the development and operation of the risk management frameworks through which Aspect continuously monitors and controls the risk exposures of its programs. Dr. Oram also heads the team which is charged with producing full and independent risk reviews of all new systematic strategies prior to their implementation. Dr. Oram joined Aspect Capital in January 2005, and has since held senior positions in the research and risk teams. Before Aspect, Dr. Oram worked as a Risk Engineer at Canon Research Europe (the research and development arm of Canon) between October 2001 and July 2004 developing new technologies for use in both Canon and third party products. Dr. Oram holds a 1st class degree in Computer Science and a PhD in Image Sequence Geometric Reconstruction from Manchester University.

The following updates the performance information of the Capsule summaries under the sub-caption “—Performance Information of Aspect” beginning on page 83.

CAPSULE A

REPRESENTATIVE ACCOUNT OF ASPECT DIVERSIFIED PROGRAM JANUARY 1999 THROUGH SEPTEMBER 2007

The following summary performance information reflects results of the representative account traded pursuant to the Aspect Diversified Program as described above from January 1999 through September 2007.

Name of commodity trading advisor: Aspect Capital Limited

Name of program: Aspect Diversified Program

Inception of trading by commodity trading advisor: January 1998

Inception of trading in program: December 1998

Number of open accounts traded pursuant to the program: 42

Aggregate assets (excluding notional equity) in program: $2,431,159,827

Aggregate assets (including notional equity) in program: $3,872,587,077

Aggregate assets (excluding notional equity) overall: $2,698,594,307

Aggregate assets (including notional equity) overall: $4,171,524,043

Worst monthly drawdown: (9.73)% (February 2002)

Worst peak-to-valley drawdown: (21.5)% (11 months, February 2004-January 2005)

2007 year to date return: 1.76% — 9 months

2006 annual return: 12.84%

2005 annual return: 12.01%

2004 annual return: (7.72)%

2003 annual return: 20.59%

2002 annual return: 19.19%

	Rates of Return
Month	2007	2006	2005	2004	2003	2002	2001*	2000	1999
	%	%	%	%	%	%	%	%	%
January	2.78	2.47	(7.48)	1.90	3.72	(5.15)	0.87	1.64	(4.88)
February	(5.83)	(1.31)	4.09	6.78	8.35	(9.73)	0.35	(0.28)	2.86
March	(1.94)	5.31	1.44	(5.27)	(7.08)	4.81	10.48	(0.57)	(4.84)
April	4.66	5.10	(2.94)	(7.55)	(1.48)	(2.73)	(6.85)	(2.69)	7.26
May	6.22	(4.98)	4.61	(1.38)	10.49	2.52	(2.10)	3.72	(2.53)
June	3.68	0.49	4.47	(7.96)	(3.10)	11.29	0.41	(3.19)	(0.41)
July	(5.68)	(4.56)	(0.87)	(0.24)	2.17	8.47	3.52	(1.85)	(3.16)
August	(6.53)	(0.59)	4.24	0.80	(0.57)	1.63	2.72	3.43	(0.67)
September	5.51	0.37	0.58	0.67	1.94	7.16	10.13	(0.16)	(1.76)
October		4.79	(1.43)	3.33	2.46	(6.51)	5.25	3.62	(3.40)
November		0.23	5.80	5.17	(0.92)	(4.86)	(5.62)	8.12	7.66
December		5.52	(0.28)	(3.01)	4.13	13.90	(2.81)	11.73	5.66
Compound Annual (Period) Rate of Return	1.76	12.84	12.01	(7.72)	20.59	19.19	15.79	24.93	0.65
	(9 months)

*	Note that performance prior to 2002 is not required to be disclosed under CFTC rules.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Footnotes to Capsule Performance Summary

This number includes the assets of the representative account traded pursuant to the Aspect Diversified Program, including accounts other than the representative account.

“Name of commodity trading advisor” is the name of the commodity trading advisor that directed the accounts included in the capsule.

“Name of program” is the name of the trading program used to derive the performance included in the capsule.

“Inception of trading by commodity trading advisor” is the date on which Aspect began directing client accounts.

“Inception of trading in program” is the date Aspect began directing client accounts currently traded pursuant to the Aspect Diversified Program.

“Aggregate assets (excluding notional equity) in program” is the aggregate amount of actual assets under the management of the advisor in the Aspect Diversified Program shown as of the end of the period covered by the capsule. This number excludes “notional” equity.

“Aggregate assets (including notional equity) in program” is the aggregate amount of total equity under the management of Aspect in the Aspect Diversified Program shown as of the end of the period covered by the capsule. This number includes “notional:” equity.

“Aggregate assets (excluding notional equity) overall” is the aggregate amount of actual assets under the management of the advisor overall as of the end of the period covered by the capsule. This number excludes “notional” equity.

“Aggregate assets (including notional equity) overall” is the aggregate amount of total equity under the management of Aspect in all of its trading programs as of the end of the period covered by the capsule. This number includes “notional” equity.

“Worst monthly drawdown” is the largest percentage loss that would have occurred in the account during any calendar month and includes the month and year of such drawdown.

“Worst peak-to-valley drawdown” is the largest calendar month to calendar month loss experienced by the account for the period presented from any calendar month-end to any subsequent calendar month-end and includes the month(s) and year(s) in which it occurred.

“Monthly Rates of Return” for each month is the net performance divided by beginning equity, subject to certain adjustments.

“Compound Rate of Return” is calculated by multiplying on a compound basis each of the monthly rates of return and not by adding or averaging such monthly rates of return. For periods of less than one year, the results are year-to-date.

CAPSULE B

PRO FORMA PERFORMANCE OF ASPECT DIVERSIFIED PROGRAM

JANUARY 1999 THROUGH SEPTEMBER 2007

Name of commodity trading advisor: Aspect Capital Limited

Name of program: Aspect Diversified Program

Inception of trading by commodity trading advisor: January 1998

Inception of trading in program: December 1998

Number of open accounts traded pursuant to the program: 42

Aggregate assets (excluding notional equity) in program: $2,431,159,827

Aggregate assets (including notional equity) in program: $3,872,587,077

Aggregate assets (excluding notional equity) overall: $2,698,594,307

Aggregate assets (including notional equity) overall: $4,171,524,043

Worst monthly % drawdown past five years: (10.26)% (February 2002)

Worst peak-to-valley drawdown past five years: (25.88)% (11 months, February 2004-January 2005)

2007 year to date return: (0.57)% — 9 months

2006 annual return: 8.13%

2005 annual return: 5.57%

2004 annual return: (12.97)%

2003 annual return: 15.28%

2002 annual return: 14.21%

	Rates of Return
Month	2007	2006	2005	2004	2003	2002	2001*	2000	1999
	%	%	%	%	%	%	%	%	%
January	2.96	1.98	(8.00)	1.51	3.38	(5.67)	0.56	1.56	(5.40)
February	(6.36)	(1.81)	3.61	6.41	7.98	(10.26)	(0.06)	(0.78)	2.37
March	(2.44)	5.14	0.94	(5.79)	(7.60)	4.32	10.29	(1.08)	(5.36)
April	4.17	5.90	(3.44)	(8.07)	(1.98)	(3.24)	(7.37)	(3.21)	6.78
May	6.44	(5.50)	4.12	(1.88)	10.32	2.02	(2.60)	3.25	(3.04)
June	4.11	(0.01)	3.98	(8.48)	(3.60)	10.82	(0.09)	(3.70)	(0.92)
July	(6.20)	(5.07)	(1.37)	(0.74)	1.68	7.99	3.03	(2.35)	(3.67)
August	(7.06)	(1.15)	3.75	0.31	(1.07)	1.31	2.23	2.94	(1.17)
September	5.03	(0.12)	0.08	0.17	1.54	7.90	10.62	(0.66)	(2.27)
October		4.33	(1.93)	2.83	2.52	(7.02)	4.90	3.57	(3.91)
November		(0.27)	5.32	4.68	(1.42)	(5.37)	(6.13)	9.69	7.19
December		5.26	(0.78)	(3.52)	3.87	13.80	(3.32)	12.63	5.35

Compound Annual (Period) Rate of Return	(0.57)	8.13	5.57	(12.97)	15.28	14.21	10.83	22.58	(5.07)
	(9 months)

*	Note that performance prior to 2002 is not required to be disclosed under CFTC rules.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Footnotes to Capsule B Pro Forma Performance Summary

Capsule B above reflects pro forma rates of return, which are the result of the general partner making certain pro forma adjustments to the gross trading results of a representative account (as provided by Aspect) traded pursuant to the Aspect Diversified Program to be used in Charter Aspect. The pro forma adjustments are an attempt to approximately reflect Charter Aspect’s brokerage, management and incentive fees as opposed to the fees and expenses, applicable to the representative account included in Capsule A above. The pro forma capsule reflects the actual interest earned by the representative account, not the interest income to be earned by Charter Aspect.

Capsule B must be read in conjunction with the description of Aspect and its trading program above. Furthermore, you must be aware that pro forma rates of return have certain inherent limitations: pro forma adjustments are only an approximate means of modifying historical records to reflect certain aspects of the economic terms of Charter Aspect, constitute no more than mathematical adjustments to actual performance numbers, and give no effect whatsoever to such factors as possible changes in trading approach that might have resulted from the different fee structure, and other factors applicable to Charter Aspect as compared to the representative account traded pursuant to the Aspect Diversified Program. The general partner believes that the method used above provides a fair representation of the pro forma effect of the different fees, and expenses on the representative trading results.

While the general partner believes that the information set forth in Capsule B is relevant to evaluating an investment in Charter Aspect, no representation is or could be made that Capsule B presents what the results of Charter Aspect would have been in the past or are likely to be in the future. Past results are not a guarantee of future results.

LITIGATION

The following updates and replaces the second and third paragraphs on page 95 under the caption “Litigation.”

On December 19, 2006, NASD commenced a disciplinary proceeding against Morgan Stanley DW Inc., alleging that it provided false information regarding the existence of emails and failed to provide such emails to arbitration claimants and regulators in response to discovery obligations and regulatory inquiries, failed to preserve books and records and failed to establish and maintain systems and written procedures reasonably designed to preserve required records and to ensure that it conducted adequate searches in response to regulatory inquiries and discovery requests for email, in violation of section 17(a) of the Exchange Act and Rule 17a-4 thereunder, NASD Conduct Rules 2110, 3010 (a) and (b) and 3110, NASD Procedural Rule 8210 and Interpretative Material 10100 under NASD Code of Arbitration Procedure.

On September 27, 2007, FINRA announced that Morgan Stanley & Co. Incorporated, on behalf of itself and as successor to Morgan Stanley DW Inc., entered into a Letter of Acceptance, Waiver and Consent to resolve charges filed by FINRA on December 19, 2006. In the Letter of Acceptance, Waiver and Consent, FINRA found that, among other things, Morgan Stanley & Co. Incorporated provided inaccurate information regarding the existence of pre-September 11, 2001 emails and failed to provide such emails to arbitration claimants and regulators in response to discovery obligations and regulatory inquiries, failed adequately to preserve books and records, and failed to establish and maintain systems and written procedures reasonably designed to preserve required records and to ensure that it conducted adequate searches in response to regulatory inquiries and discovery requests. The Letter of Acceptance, Waiver and Consent also included findings that Morgan Stanley & Co. Incorporated failed to provide arbitration claimants with updates to a supervisory manual when called for in discovery. FINRA found that Morgan Stanley & Co. Incorporated violated Section 17(a) of the Exchange Act of 1934 and Rule 17a-4 thereunder, NASD Conduct Rules 2110, 3010 (a) and (b) and 3110, NASD Procedural Rule 8210 and Interpretative Material 10100 under the NASD Code of Arbitration Procedure. In the settlement, Morgan Stanley & Co. Incorporated neither admitted nor denied these findings. The settlement established a $9.5 million fund for the benefit of potentially affected arbitration claimants to be administered by a third party at the expense of Morgan Stanley & Co. Incorporated. In addition, Morgan Stanley & Co. Incorporated was censured and agreed to pay a $3 million regulatory fine and to retain an independent consultant to review its procedures for complying with discovery requirements in arbitration proceedings relating to Morgan Stanley & Co. Incorporated’s retail brokerage operations.

On October 10, 2007, Morgan Stanley & Co. Incorporated, on behalf of itself and as successor to Morgan Stanley DW Inc., became the subject of an Order Instituting Administrative And Cease-And-Desist Proceedings by the SEC. The Order found that from as early as 2000 until 2006, Morgan Stanley & Co. Incorporated failed to provide to its customers accurate and complete written trade confirmations for certain fixed income securities in violation of Rule 10b-10 under the Exchange Act, Section 15B(c)(1) of the Exchange Act and Rule G-15 of the Municipal Securities Rulemaking Board (MSRB). The Order censured Morgan Stanley & Co. Incorporated, ordered it to cease and desist from committing or causing any violations and any future violations of Rule 10b-10 under the Exchange Act, Section 15B(c)(1) of the Exchange Act, and MSRB Rule G-15, ordered Morgan Stanley & Co. Incorporated to pay a $7.5 million penalty, and to retain an independent consultant to review Morgan Stanley & Co. Incorporated’s policies and procedures. Morgan Stanley & Co. Incorporated consented to the issuance of the Order without admitting or denying any of the SEC’s findings, except as to the SEC’s jurisdiction over the matter.

Morgan Stanley & Co. Incorporated is a wholly-owned subsidiary of Morgan Stanley, a Delaware holding company. Morgan Stanley files periodic reports with the SEC as required by the Exchange Act, which include current descriptions of material litigation and material proceedings and investigations, if any, by governmental and/or regulatory agencies or self-regulatory organizations concerning Morgan Stanley and its subsidiaries, including Morgan Stanley & Co. Incorporated. As a consolidated subsidiary of Morgan Stanley, Morgan Stanley & Co. Incorporated does not file its own periodic reports with the SEC that contain descriptions of material litigation, proceedings and investigations. As a results, we refer you to the “Legal Proceedings” section of Morgan Stanley’s Form 10-K filings for 2007, 2006, 2005, 2004, 2003, and 2002. Information concerning certain disciplinary proceedings involving Morgan Stanley & Co. Incorporated may also be obtained through the “BrokerCheck” function on the Financial Industry Regulatory Authority’s website, http://www.finra.org/.

In addition to the matters described in Form 10-K filings, in the normal course of business, each of Morgan Stanley and Morgan Stanley & Co. Incorporated has been named, from time to time, as a defendant in various legal actions, including arbitrations, class actions, and other litigation, arising in connection with its activities as a global diversified financial services institution. Certain of the legal actions include claims for substantial compensatory and/or punitive damages or claims for indeterminate amounts of damages. Each of Morgan Stanley and Morgan Stanley & Co. Incorporated is also involved, from time to time, in investigations and proceedings by governmental and/or regulatory agencies or self-regulatory organizations, certain of which may result in adverse judgments, fines or penalties. The number of the investigations and proceedings has increased in recent years with regard to many financial services institutions, including Morgan Stanley and Morgan Stanley & Co. Incorporated.

The following updates and supplements the information in the fifth paragraph on page 95.

On June 4, 2007, the District Court of Appeal for the Fourth District of Florida March 21, 2007 opinion became final when the District Court of Appeal for the Fourth District of Florida issued an order denying Coleman (Parent) Holdings Inc.’s motions for rehearing, rehearing en banc and for certification of certain questions for review by the Florida Supreme Court. On June 11, 2007, the trial court issued an order cancelling the supersedeas bond that Morgan Stanley & Co. Incorporated had posted. On July 2, 2007 Coleman (Parent) Holdings, Inc. filed a petition with the Florida Supreme Court asking that court to review the decision of the District Court of Appeal for the Fourth District of Florida. On July 25, 2007, Morgan Stanley & Co. Incorporated filed a brief with the Florida Supreme Court in opposition to Coleman (Parent) Holdings Inc.’s request that the Florida Supreme Court review the March 21, 2007 decision of the District Court of Appeal for the Fourth District of Florida.

EXPERTS

The following updates and replaces the information under the caption “Experts” on page 116.

The statements of financial condition as of December 31, 2006 and 2005, including the schedules of investments as of December 31, 2006 and 2005, and the related statements of operations, changes in partners’ capital, and cash flows for each of the three years in the period ended December 31, 2006, for Morgan Stanley Charter Campbell L.P., Morgan Stanley Charter Aspect L.P. (formerly Morgan Stanley Charter MSFCM L.P.), Morgan Stanley Charter Graham L.P. and Morgan Stanley Charter WCM L.P. (formerly Morgan Stanley Charter Millburn L.P.), and the statements of financial condition of Demeter Management Corporation as of November 30, 2006 and 2005 included in this prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports appearing herein, and are included in reliance upon such reports of such firm given upon their authority as experts in accounting and auditing. Deloitte & Touche LLP also acts as an independent registered public accounting firm for Morgan Stanley.

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PART TWO

STATEMENT OF ADDITIONAL INFORMATION

POTENTIAL ADVANTAGES

The following table updates and replaces through September 30, 2007, the “Annual Returns of Various Asset Classes Over Time” table on page 124. The notes on pages 125-127 are an integral part of the following table.

ANNUAL RETURNS OF VARIOUS ASSET CLASSES OVER TIME

	U.S. Stocks (S&P 500 Index)	U.S. Treasury Bonds (Lehman Brothers Treasury Bond Index)	U.S. Corporate Bonds (Citigroup Corporate Bond Index)	Non-U.S. Stocks (MSCI EAFE Index)	Global Stocks (MSCI World Index)	Managed Futures (Barclay CTA Index)	Public Managed Futures Funds (CISDM Public CPO Asset Weighted Index)
	%	%	%	%	%	%	%
1980	32.5	(2.8)	(0.3)	24.4	27.7	63.7	N/A
1981	(4.9)	1.1	2.7	(1.0)	(3.3)	23.9	N/A
1982	21.5	41.1	37.2	(0.9)	11.3	16.7	N/A
1983	22.6	1.8	8.9	24.6	23.3	23.8	N/A
1984	6.3	14.7	16.1	7.9	5.8	8.7	1.4
1985	31.7	32.0	25.0	56.7	41.8	25.5	21.9
1986	18.7	24.1	17.0	69.9	42.8	3.8	(14.4)
1987	5.3	(2.7)	2.1	24.9	16.8	57.3	43.1
1988	16.6	9.2	9.5	28.6	23.9	21.8	7.3
1989	31.7	18.9	14.0	10.8	17.2	1.8	4.7
1990	(3.1)	4.6	7.3	(23.2)	(16.5)	21.0	14.2
1991	30.5	17.9	18.5	12.5	19.0	3.7	10.0
1992	7.6	7.8	8.9	(11.8)	(4.7)	(0.9)	(1.4)
1993	10.1	16.4	12.1	32.9	23.1	10.4	10.7
1994	1.3	(6.9)	(3.5)	8.1	5.6	(0.7)	(7.7)
1995	37.6	30.7	21.7	11.6	21.3	13.7	13.9
1996	23.0	(0.4)	3.3	6.4	14.0	9.1	9.8
1997	33.4	14.9	10.2	2.1	16.2	10.9	7.6
1998	28.6	13.5	8.6	20.3	24.8	7.0	7.9
1999	21.0	(8.7)	(1.6)	27.3	25.3	(1.2)	(1.4)
2000	(9.1)	20.1	9.3	(14.0)	(12.9)	7.9	4.7
2001	(11.9)	4.6	10.9	(21.2)	(16.5)	0.8	(0.1)
2002	(22.1)	17.2	9.4	(15.7)	(19.6)	12.4	14.3
2003	28.7	2.1	8.7	39.2	33.8	8.7	11.6
2004	10.9	8.0	5.6	20.7	15.3	3.3	1.5
2005	4.9	6.7	1.9	14.0	10.0	1.7	0.9
2006	15.8	0.8	4.6	26.9	20.6	3.6	6.8
2007*	9.1	3.9	2.8	13.6	12.2	3.5	3.1

*	Through September 30, 2007

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

The following charts update and replace through September 30, 2007, the “Correlation Analysis” charts on pages 128-130.

Charter Graham

Correlation Analysis

	Charter Graham	S&P 500 Index	Citgroup Corp. Bond Index
Charter Graham	1.00	(0.20)	0.12
S&P 500 Index		1.00	(0.06)
Citigroup Corp. Bond Index			1.00

During the 103 months of trading since March 1999, the monthly returns of . . .

. . . Charter Graham and the S&P 500 Index were:	. . . Charter Graham and the Citigroup Corp. Bond Index were:
37 of 103 months 44 of 103 months 22 of 103 months	38 of 103 months 47 of 103 months 18 of 103 months

Data: 103 months of trading from March 1999 through September 2007

Monthly returns for the S&P 500 Index and the Citigroup Corporate Bond Index are provided by PerTrac Financial Solutions, LLC (Memphis, TN).

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Charter WCM

Correlation Analysis

	Charter WCM	S&P 500 Index	Citigroup Corp. Bond Index
Charter WCM	1.00	(0.14)	0.17
S&P 500 Index		1.00	(0.06)
Citigroup Corp. Bond Index			1.00

During the 103 months of trading since March 1999, the monthly returns of . . .

. . . Charter WCM and the S&P 500 Index were:	. . . Charter WCM and the Citigroup Corp. Bond Index were:
37 of 103 months 43 of 103 months 23 of 103 months	36 of 103 months 51 of 103 months 16 of 103 months

Data: 103 months of trading from March 1999 through September 2007

Monthly returns for the S&P 500 Index and the Citigroup Corporate Bond Index are provided by PerTrac Financial Solutions, LLC (Memphis, TN).

The Correlation Analysis for Charter WCM (formerly known as Morgan Stanley Charter Millburn L.P.) reflects the Correlation Analysis calculated for this partnership during the periods in which Millburn Ridgefield Corporation and Winton Capital Management served as the trading advisor to Charter WCM. Millburn Ridgefield Corporation served as the trading advisor to Charter WCM from March 1999 to September 2006. Effective December 1, 2006, Winton Capital Management Limited replaced Millburn Ridgefield Corporation as the trading advisor to Charter WCM. Therefore, the Correlation Analysis for Charter WCM in the future may differ materially from the Correlation Analysis disclosures provided above.

Pro Forma for Charter WCM

Correlation Analysis

	Pro Forma for Charter WCM	S&P 500 Index	Citigroup Corp. Bond Index
Pro Forma for Charter WCM	1.00	(0.00)	0.23
S&P 500 Index		1.00	(0.02)
Citigroup Corp. Bond Index			1.00

During the 120 months of trading since October 1997, the monthly returns of . . .

. . . Pro Forma for Charter WCM and the S&P 500 Index were:	. . . Pro Forma for Charter WCM and the Citigroup Corp. Bond Index were:
45 of 120 months 52 of 120 months 23 of 120 months	47 of 120 months 54 of 120 months 19 of 120 months

Data: 120 months of trading from October 1997 through September 2007

Monthly returns for the S&P 500 Index and the Citigroup Corporate Bond Index are provided by PerTrac Financial Solutions, LLC (Memphis, TN).

The performance results of the pro forma used for Charter WCM were based on the composite performance results of the trading advisor in trading assets pursuant to the Winton Diversified Trading Program to be used in Charter WCM. The pro forma reflects adjustments made for the interest income, brokerage, management and incentive fees payable by Charter WCM, and was made in the same manner as the pro forma performance results of the Winton Diversified Trading Program on page S-33 in Capsule B.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Charter Aspect

Correlation Analysis

	Charter Aspect	S&P 500 Index	Citigroup Corp. Bond Index
Charter Aspect	1.00	(0.04)	0.20
S&P 500 Index		1.00	0.15
Citigroup Corp. Bond Index			1.00

During the 163 months of trading since March 1994, the monthly returns of …

. . . Charter Aspect and the S&P 500 Index were:	. . . Charter Aspect and the Citigroup Corp. Bond Index were:
62 of 163 months 73 of 163 months 28 of 163 months	63 of 163 months 70 of 163 months 30 of 163 months

Data: 163 months of trading from March 1994 through September 2007

Monthly returns for the S&P 500 Index and the Citigroup Corporate Bond Index are provided by PerTrac Financial Solutions, LLC (Memphis, TN).

The Correlation Analysis for Charter Aspect (formerly known as Morgan Stanley Charter MSFCM L.P.) reflects the Correlation Analysis calculated for this partnership during the periods in which VK Capital Inc. and Aspect Capital Limited served as the trading advisor to Charter Aspect. VK Capital Limited served as the trading advisor to Charter Aspect from March 1994 to September 2006. Effective December 1, 2006, Aspect Capital Limited replaced VK Capital Inc. as the trading advisor to Charter Aspect. Therefore, the Correlation Analysis for Charter Aspect in the future may differ materially from the Correlation Analysis disclosures provided above.

Pro Forma for Charter Aspect

Correlation Analysis

	Pro Forma for Charter Aspect	S&P 500 Index	Citigroup Corp. Bond Index
Pro Forma for Charter Aspect	1.00	(0.20)	0.12
S&P 500 Index		1.00	(0.04)
Citigroup Corp. Bond Index			1.00

During the 105 months of trading since January 1999, the monthly returns of …

. . . Pro Forma for Charter Aspect and the S&P 500 Index were:	. . . Pro Forma for Charter Aspect and the Citigroup Corp. Bond Index were:
33 of 105 months 50 of 105 months 22 of 105 months	32 of 105 months 57 of 105 months 16 of 105 months

Data: 105 months of trading from January 1999 through September 2007

Monthly returns for the S&P 500 Index and the Citigroup Corporate Bond Index are provided by PerTrac Financial Solutions, LLC (Memphis, TN).

The performance results of the pro forma used for Charter Aspect were prepared by the general partner based upon the gross trading results of a representative account (as provided by Aspect), an account traded pursuant to the Aspect Diversified Program to be used in Charter Aspect. The pro forma reflects adjustments made for the brokerage, management and incentive fees payable by Charter Aspect, and was made in the same manner as the pro forma performance results of the representative account on page S-39 in Capsule B.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

The following chart updates and replaces through September 30, 2007, the “Managed Futures vs. Stock” chart on page 131. The notes on page 132 are an integral part of the following chart.

Data: January 1980 through September 2007

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

The following chart updates and replaces through September 30, 2007, the “Improved Portfolio Efficiency” chart on page 134. The notes on page 134 are an integral part of the following chart.

Improved Portfolio Efficiency

January 1980 through September 2007

U.S. Stocks/Bonds/International Equities/Managed Futures

S&P 500 Index, Citigroup Corporate Bond Index and MSCI EAFE Index data provided by PerTrac Financial Solutions, LLC (Memphis, TN). Barclay CTA Index data provided by Barclay Trading Group (Fairfield, IA).

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

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SUPPLEMENTAL PERFORMANCE INFORMATION

The following information updates and replaces the information under the caption “Supplemental Performance Information” beginning on page 139.

Morgan Stanley Charter Graham L.P. All data is from March 1, 1999 through September 30, 2007

This document is not a prospectus and does not constitute an offer to sell nor a solicitation to buy any security. The offering of units in a Morgan Stanley Charter Series Partnership can only be made by a formal prospectus. Managed futures investments are speculative, involve a high degree of risk, use significant leverage, are generally illiquid, have substantial charges, are subject to conflicts of interest, and are suitable only for the investment risk capital portion of an investor’s portfolio. Before investing in a Morgan Stanley Charter Series Partnership and in order to make an informed decision, you should read the Morgan Stanley Charter Series prospectus carefully for complete information, including charges, expenses and risks. Any person subscribing to a managed futures investment must be able to bear the risks involved and must meet the specific suitability requirements relating to such investment. This document must be accompanied or preceded by a Charter Series Prospectus.

Charter Graham Statistics

Trading Advisor:	Graham Capital Management, L.P.
Began Trading:	March 1, 1999
Net Assets in Fund:	$ 428.2 Million
Minimum Investment:	$20,000
Monthly Management Fee:	1/12 of 2.00% of Beg. Net Assets
Monthly Brokerage Fee:	1/12 of 6.00% of Beg. Net Assets
Monthly Incentive Fee:	20% of Monthly Trading Profits
Investment Style:	Technical

Risk Analysis

03/99 - 09/07
Compounded Annual Rate of Return:	9.30%
Standard Deviation of Monthly Returns:	6.30%
Annualized Standard Deviation:	21.82%
Sharpe Ratio:*	0.24
Largest Decline Period (2/04-3/07):	-27.25%
Average Recovery (No. of months):	3.69
Average Monthly Loss:	-4.47%
Standard Deviation of Monthly Loss:	3.32%
% of Losing Months:	45.19%
Average Monthly Gain:	5.38%
Standard Deviation of Monthly Gain:	4.31%
% of Winning Months:	54.81%

* Sharpe Ratio is the compounded annual rate of return minus the risk-free U.S. Treasury Bill rate, divided by the annualized standard deviation.

Average Sector Participation

(As of September 30, 2007)

Trading Strategy

Graham Capital Management (“Graham”) relies on technical information as the basis for its systematic trading decisions. Graham seeks to, over time, anticipate market events using multiple quantitative mathematical models to determine its systematic trading activities. The objective of the trading system is to identify positions in markets where the price action of a particular market signals the computerized systems used by Graham that a potential trend in price is occurring. The systems are designed to mathematically analyze the recent trading characteristics of each market and statistically compare such characteristics to the long-term historical trading pattern of a particular market. As a result of this analysis, the programs will utilize proprietary risk management and trade filter strategies which are intended to enable the system to benefit from sustained price trends while protecting the account from unacceptable levels of risk and volatility exposure.

One of the most important objectives of Graham’s programs is to strategically reduce leverage in markets where it has achieved significant profits prior to substantial price reversal using proprietary techniques designed to reduce volatility, without diluting net returns. The owners and employees of Graham have a significant amount invested in Graham’s trading programs.

Charter Graham’s use of higher leverage for the partnership as compared to other accounts could result in increased gain or loss and trading volatility as compared to such other accounts.

Futures Markets

Markets traded may include, but are not limited to, the following:

AGRICULTURALS

Cocoa

Coffee

Corn

Cotton

Live cattle

Soybean meal

Sugar

Wheat

INTEREST RATES

Australian Treasury Bonds

British Government Bonds

European Bonds

Eurodollar

Japanese Government Bonds

Swiss Government Bonds

U.S. Treasury Bonds

U.S. Treasury Notes

FOREIGN EXCHANGE

Argentine peso

Australian dollar

Brazilian real

British pound

Canadian dollar

Czech koruna

Chilean peso

Colombian peso

Euro

Hong Kong dollar

Hungarian forint

Icelandic krona

Indian rupee

Indonesian rupiah

Israeli shekel

Japanese yen

Korean won

Mexican peso

New Zealand dollar

Norwegian krone

Polish zloty

Russian ruble

South African rand

Swedish krona

Swiss franc

Taiwanese dollar

Turkish lira

U.S. dollar

METALS

Aluminum

Copper

Gold

Nickel

Zinc

STOCK INDICES

CAC 40

DAX

DOW 30

Euro Stoxx 50

FTSE 100

Hang Seng

IBEX 35

NASDAQ 100

Nikkei 225

Russell 2000

S&P 500

SPI 200

Topix

ENERGIES

Brent crude

Crude oil

Heating oil

Natural gas

PAST PERFORMANCE IS NO GUARANTEE OF FUTURE RESULTS

Morgan Stanley

Charter Graham L.P.

Annual Performance

1999	2000	2001	2002	2003	2004	2005	2006	2007
2.90%	21.96%	9.72%	36.82%	16.14%	1.28%	-16.06%	4.62%	10.28%
(10 months)								(9 months)

Rolling 12-Month Performance vs. CISDM Public CPO Asset Weighted Index

Historical Performance Comparison (02/28/99 = $10)

Correlation Analysis (03/99 - 09/07)

Note: The closer the value to zero, the lower the correlation to the indices compared.

	Charter Graham	CISDM	S&P	CITI	EAFE
Charter Graham	1.00	0.87	-0.20	0.12	-0.12
CISDM Public CPO Asset Weighted Index (“CISDM”)		1.00	-0.14	0.19	-0.04
S&P 500 Index (“S&P”)			1.00	-0.06	0.83
Citigroup Corporate Bond Index (“CITI”)				1.00	-0.02
MSCI EAFE Index (“EAFE”)					1.00

The S&P 500 Index (S&P), Citigroup Corporate Bond Index (CITI) and MSCI EAFE Index (EAFE) performance data for stocks, corporate bonds, and international stocks, respectively, are provided by PerTrac Financial Solutions, LLC, Memphis, TN. The CISDM Public CPO Asset Weighted Index performance data for managed futures programs is provided by the Center for International Securities and Derivatives Markets (“CISDM”), Isenberg School of Management, the University of Massachusetts, Amherst, MA. The CISDM Public CPO Asset Weighted Index provides a dollar-weighted average for managed futures fund performance which is calculated net of expenses. The S&P 500 Index — Total Return is based on a portfolio of 500 stocks. Total return provides investors with a price-plus-gross cash dividend return. The Citigroup Corporate Bond Index is a benchmark of investment grade fixed rate corporate issues with maturities of at least one year and in minimum outstanding amounts of $100 million. The Morgan Stanley Capital International EAFE Index (Europe, Australia, Far East) is a free float-adjusted market capitalization index that is designed to measure developed market equity performance, excluding the U.S. and Canada. As of September 2007, the MSCI EAFE Index consisted of 21 developed market country indices. For a detailed discussion of the differences between each of the indices listed, prospective investors should carefully review the Notes to “Annual Returns of Various Asset Classes Over Time” Table, contained within the “Potential Advantages” section of Part Two of the Charter Series Prospectus.

PAST PERFORMANCE IS NO GUARANTEE OF FUTURE RESULTS

Morgan Stanley Charter WCM L.P. All data is from March 1, 1999 through September 30, 2007

This document is not a prospectus and does not constitute an offer to sell nor a solicitation to buy any security. The offering of units in a Morgan Stanley Charter Series Partnership can only be made by a formal prospectus. Managed futures investments are speculative, involve a high degree of risk, use significant leverage, are generally illiquid, have substantial charges, are subject to conflicts of interest, and are suitable only for the investment risk capital portion of an investor’s portfolio. Before investing in a Morgan Stanley Charter Series Partnership and in order to make an informed decision, you should read the Morgan Stanley Charter Series prospectus carefully for complete information, including charges, expenses and risks. Any person subscribing to a managed futures investment must be able to bear the risks involved and must meet the specific suitability requirements relating to such investment. The “Charter WCM Pro Forma” information was prepared by the general partner based upon the actual performance of Winton’s Diversified Trading Program, adjusted for the brokerage, management and incentive fees and interest income of Charter WCM. You can review the Pro Forma Capsule of the Winton Diversified Trading Program and the accompanying notes in Part I of the prospectus under “The Trading Advisors — Winton Capital Management Limited”. For actual historical performance information of Charter WCM, the performance capsule and the accompanying notes are included in Part I of the prospectus under “The Charter Series — Performance Records”. This document must be accompanied or preceded by a Charter Series Prospectus.

Charter WCM Statistics

Trading Advisor:	Winton Capital Management (Began Trading on December 1, 2006)
Fund Inception:	March 1, 1999
Net Assets in Fund:	$73.6 Million
Minimum Investment:	$20,000
Monthly Management Fee:	1/12 of 2.00% of Beg. Net Assets
Monthly Brokerage Fee:	1/12 of 6.00% of Beg. Net Assets
Monthly Incentive Fee:	20% of Monthly Trading Profits
Investment Style:	Technical

Risk Analysis

	Charter WCM Actual**	Charter WCM Pro Forma***
	03/99 - 09/07	03/99 - 09/07
Compounded Annual Rate of Return:	1.00%	11.55%
Standard Deviation of Monthly Returns:	5.32%	6.13%
Annualized Standard Deviation:	18.42%	21.24%
Sharpe Ratio:*	-0.16	0.36
Largest Decline Period (02/03-08/04) & (10/01-02/02) (respectively)	-29.70%	-27.39%
Average Recovery (No. of months):	7.40	2.95
Average Monthly Loss:	-4.26%	-4.27%
Standard Deviation of Monthly Loss:	3.08%	3.03%
% of Losing Months:	45.19%	46.60%
Average Monthly Gain:	3.91%	5.79%
Standard Deviation of Monthly Gain:	3.61%	3.87%
% of Winning Months:	54.81%	53.40%

* Sharpe Ratio is the compounded annual rate of return minus the risk-free U.S. Treasury Bill rate, divided by the annualized standard deviation.

Average Sector Participation

(As of September 30, 2007)

Trading Strategy of Winton: Effective December 1, 2006

The Winton trading program engages in the speculative trading of futures and forward contracts on the global markets. The trading system tracks the daily price movements from the markets around the world and carries out certain computations to determine each day how long or short the portfolio should be to maximize profit within a certain range of risk.

The Winton trading system has been developed by relating the probability of the size and direction of future price movements with certain oscillators derived from past price performance which characterize the degree of trending of each market at any time. While this is, to some degree, true of all trend-following systems, the unique edge possessed by the Winton system lies in the quality of the analysis underlying the relationship. This enables the trading system to suffer smaller losses during the inevitable whipsaw periods of market behavior and thus take better advantage of the significant trends when they occur, by focusing more resources on them.

Futures Markets Traded

Markets traded may include, but are not limited to, the following:

AGRICULTURALS Cocoa Coffee Corn Feeder cattle Lean hogs Live cattle Soybean meal Soybean oil Soybeans Sugar Wheat ENERGIES Brent crude Crude oil Gas oil Gasoline Heating oil Natural gas

FOREIGN EXCHANGE

Australian dollar

Brazilian real

British pound

Canadian dollar

Czech koruna

Euro

Hungarian forint

Japanese yen

Mexican peso

New Zealand dollar

Polish zloty

South African rand

Swedish krona

Swiss franc

U.S. dollar

INTEREST RATES

Australian Treasury Bonds

British Government Bonds

Canadian Government Bonds

Eurodollar

European Bonds

Japanese Government Bonds

New Zealand Government Bonds

Swiss Government Bonds

U.S. Treasury Bonds

U.S. Treasury Notes

METALS

Aluminum

Copper

Gold

Lead

Nickel

Platinum

Silver

Tin

Zinc

STOCK INDICES

AEX

CAC 40

Canada S&P 60

DAX

DOW 30

Euro Stoxx 50

FTSE 100

Hang Seng

IBEX 35

NASDAQ 100

Nikkei 225

Russell 2000

S&P 500

S&P Midcap 400

S&P/MIB

SPI 200

Taiwan

** The performance shown above for Charter WCM (formerly known as Morgan Stanley Charter Millburn L.P.) reflects the performance achieved by Millburn Ridgefield Corporation and Winton Capital Management. Millburn Ridgefield Corporation served as trading advisor to Charter WCM from March 1999 to September 2006. Effective December 1, 2006, Winton Capital Management Limited replaced Millburn Ridgefield Corporation as the trading advisor to Charter WCM.

*** The performance results of the pro forma used for Charter WCM were prepared by the general partner based on the composite performance results of the trading advisor in trading assets pursuant to the Winton Diversified Trading Program to be used in Charter WCM. The pro forma reflects adjustments made for interest income, brokerage, management and incentive fees payable by Charter WCM, and was made in the same manner as the pro forma performance results of the Winton Diversified Trading Program on page S-33 in Capsule B.

PAST PERFORMANCE IS NO GUARANTEE OF FUTURE RESULTS

Morgan Stanley

Charter WCM L.P.

Annual Performance

Charter WCM Actual**	1999	2000	2001	2002	2003	2004	2005	2006	2007
	-7.20%	12.07%	-11.25%	21.13%	-0.63%	-5.31%	-0.57%	-2.39%	6.66%
	(10 Months)								(9 Months)
Charter WCM Pro Forma***	1999	2000	2001	2002	2003	2004	2005	2006	2007
	10.36%	11.71%	3.65%	13.29%	21.57%	17.06%	3.33%	12.54%	6.71%
	(10 Months)								(9 Months)

Rolling 12-Month Performance vs. CISDM Public CPO Asset Weighted Index

Historical Performance Comparison (02/28/99 = $10)

Correlation Analysis (03/99-09/07)

Note: The closer the value to zero, the lower the correlation to the indices compared.

	Charter WCM Actual**	Charter WCM Pro Forma***	CISDM	S&P	CITI	EAFE
Charter WCM Actual**	1.00	0.69	0.85	-0.14	0.17	0.01
Charter WCM Pro Forma***		1.00	0.72	0.00	0.23	0.10
CISDM Public CPO Asset Weighted Index (“CISDM”)			1.00	-0.14	0.19	-0.04
S&P 500 Index (“S&P”)				1.00	-0.06	0.83
Citigroup Corporate Bond Index (“CITI”)					1.00	-0.02
MSCI EAFE Index (“EAFE”)						1.00

The S&P 500 Index (S&P), Citigroup Corporate Bond Index (CITI) and MSCI EAFE Index (EAFE) performance data for stocks, corporate bonds, and international stocks, respectively, are provided by PerTrac Financial Solutions, LLC, Memphis, TN. The CISDM Public CPO Asset Weighted Index performance data for managed futures programs is provided by the Center for International Securities and Derivatives Markets (“CISDM”), Isenberg School of Management, the University of Massachusetts, Amherst, MA. The CISDM Public CPO Asset Weighted Index provides a dollar-weighted average for managed futures fund performance which is calculated net of expenses. The S&P 500 Index — Total Return is based on a portfolio of 500 stocks. Total return provides investors with a price-plus-gross cash dividend return. The Citigroup Corporate Bond Index is a benchmark of investment grade fixed rate corporate issues with maturities of at least one year and in minimum outstanding amounts of $100 million. The Morgan Stanley Capital International EAFE Index (Europe, Australia, Far East) is a free float-adjusted market capitalization index that is designed to measure developed market equity performance, excluding the U.S. and Canada. As of September 2007, the MSCI EAFE Index consisted of 21 developed market country indices. For a detailed discussion of the differences between each of the indices listed, prospective investors should carefully review the Notes to “Annual Returns of Various Asset Classes Over Time” Table, contained within the “Potential Advantages” section of Part Two of the Charter Series Prospectus.

** The performance shown above for Charter WCM (formerly known as Morgan Stanley Charter Millburn L.P.) reflects the performance achieved by Millburn Ridgefield Corporation and by Winton Capital Management, Millburn Ridgefield Corporation served as trading advisor to Charter WCM from March 1999 to September 2006. Effective December 1, 2006, Winton Capital Management Limited replaced Millburn Ridgefield Corporation as the trading advisor to Charter WCM.

*** The performance results of the pro forma used for Charter WCM were prepared by the general partner based on the composite performance results of the trading advisor in trading assets pursuant to the Winton Diversified Trading Program to be used in Charter WCM. The pro forma reflects adjustments made for interest income, brokerage, management and incentive fees payable by Charter WCM, and was made in the same manner as the pro forma performance results of the Winton Diversified Trading Program on page S-33 in Capsule B.

PAST PERFORMANCE IS NO GUARANTEE OF FUTURE RESULTS

Morgan Stanley Charter Aspect L.P. **Data is from March 1, 1994 through September 30, 2007 ***Pro Forma Data is from January 1, 1999 through September 30, 2007

This document is not a prospectus and does not constitute an offer to sell nor a solicitation to buy any security. The offering of units in a Morgan Stanley Charter Series Partnership can only be made by a formal prospectus. Managed futures investments are speculative, involve a high degree of risk, use significant leverage, are generally illiquid, have substantial charges, are subject to conflicts of interest, and are suitable only for the investment risk capital portion of an investor’s portfolio. Before investing in a Morgan Stanley Charter Series Partnership and in order to make an informed decision, you should read the Morgan Stanley Charter Series prospectus carefully for complete information, including charges, expenses and risks. Any person subscribing to a managed futures investment must be able to bear the risks involved and must meet the specific suitability requirements relating to such investment. The “Charter Aspect Pro Forma” information was prepared by the general partner based upon the gross trading results of a representative account (as provided by Aspect), traded pursuant to Aspect’s Diversified Program, adjusted by the general partner for the brokerage management and incentive fees of Charter Aspect. You can review the Pro Forma Capsule of the representative account and the accompanying notes in Part I of the prospectus under “The Trading Advisors — Aspect Capital Limited”. For actual historical performance information of Charter Aspect, the performance capsule and the accompanying notes are included in Part I of the prospectus under “The Charter Series — Performance Records.” This document must be accompanied or preceded by a Charter Series Prospectus.

Charter Aspect Statistics

Trading Advisor:	Aspect Capital Limited (Began Trading December 1, 2006)
Fund Inception:	March 1, 1994
Net Assets in Fund:	$ 127.3 Million
Minimum Investment:	$20,000
Monthly Management Fee:	1/12 of 2.00% of Beg. Net Assets
Monthly Brokerage Fee:	1/12 of 6.00% of Beg. Net Assets
Monthly Incentive Fee:	20% of Quarterly Trading Profits
Investment Style:	Technical

Risk Analysis

	Charter Aspect Actual**	Charter Aspect Pro Forma***
	03/94 - 09/07	01/99 - 09/07
Compounded Annual Rate of Return:	4.11%	6.03%
Standard Deviation of Monthly Returns:	6.18%	5.09%
Annualized Standard Deviation:	21.40%	17.65%
Sharpe Ratio:*	0.01	0.12
Largest Decline Period (02/03-04/05) & (02/04-01/05):	-45.45%	-25.88%
Average Recovery (No. of Months):	2.47	8.13
Average Monthly Loss:	-4.65%	-3.54%
Standard Deviation of Monthly Loss:	3.07%	2.65%
% of Losing Months:	45.12%	49.52%
Average Monthly Gain:	4.76%	4.71%
Standard Deviation of Monthly Gain:	4.62%	3.26%
% of Winning Months:	54.88%	50.48%

* Sharpe Ratio is the compounded annual rate of return minus the risk-free U.S. Treasury Bill rate, divided by the annualized standard deviation.

Average Sector Participation

(As of September 30, 2007)

Trading Strategy of Aspect: Effective December 1, 2006

The Aspect Diversified Program is a broadly diversified global trading system that deploys multiple trading strategies that seek to identify and exploit directional moves in market behavior of a broad range of global financial instruments including currencies, interest rates, equity indices and selected physical commodities. By maintaining comparatively small exposure to any individual market, the aim is to achieve real diversification.

The trading program seeks to maintain positions in a variety of markets. Market concentration varies according to the strength of signals, volatility and liquidity, amongst other factors. The program employs a fully automated system to collect, process and analyze market data and identify and exploit directional moves in market behavior, trading across a variety of frequencies to exploit trends over a range of timescales. Positions are taken according to the aggregate signal and are adjusted to control risk.

Futures Markets Traded

Markets traded may include, but are not limited to, the following:

AGRICULTURALS

Cocoa

Coffee

Corn

Cotton

Feeder cattle

Lean hogs

Live cattle

Oats

Orange juice

Rapeseed

Soybeans

Soybean meal

Soybean oil

Sugar

Wheat

ENERGIES

Brent crude

Crude oil

Heating oil

Gas oil

Gasoline

Natural gas

FOREIGN EXCHANGE

Australian dollar

British pound

Canadian dollar

Czech koruna

Euro

Hong Kong dollar

Hungarian forint

Japanese yen

Mexican peso

Norwegian krone

Polish zloty

Singapore dollar

South African rand

Swedish krona

Swiss franc

U.S. dollar

INTEREST RATES

Australian Treasury Bonds

British Government Bonds

Canadian Government Bonds

European Bonds

Eurodollar

Japanese Government Bonds

U.S. Treasury Bonds

U.S. Treasury Notes

METALS

Aluminum

Copper

Gold

Lead

Nickel

Platinum

Silver

Zinc

STOCK INDICES

CAC 40

Canada S&P 60

DAX

Dow 30

Euro Stoxx 50

FTSE 100

Hang Seng

IBEX 35

NASDAQ 100

Nikkei 225

OMX 30

Russell 2000

S&P 500

S&P Midcap 400

S&P/MIB

SPI 200

Taiwan

** The performance shown above for Charter Aspect (formerly known as Morgan Stanley Charter MSFCM L.P.) reflects the performance achieved by VK Capital Inc. and Aspect Capital Limited. VK Capital Inc. served as trading advisor to Charter Aspect from March 1994 to September 2006. Effective December 1, 2006, Aspect Capital Limited replaced VK Capital Inc. as the trading advisor to Charter Aspect.

*** The performance results of the pro forma used for Charter Aspect were prepared by the general partner based upon the gross trading results of a representative account (as provided by Aspect), an account traded pursuant to the Aspect Diversified Program to be used in Charter Aspect. The pro forma reflects adjustments made for brokerage, management and incentive fees payable by Charter Aspect, and was made in the same manner as the pro forma performance results of the representative account traded pursuant to the Aspect Diversified Program on page S-39 in Capsule B. The performance results for the pro forma used for Charter Aspect is calculated from January 1999 (the first full month of trading for the representative account traded pursuant to the Aspect Diversified Program) through September 2007.

PAST PERFORMANCE IS NO GUARANTEE OF FUTURE RESULTS

Morgan Stanley

Charter Aspect L.P.

Annual Performance

Charter Aspect Actual**	1994	1995	1996	1997	1998	1999	2000	2001	2002	2003	2004	2005	2006	2007
	-7.32%	21.88%	3.97%	26.22%	5.07%	-9.21%	23.77%	-3.31%	29.08%	-5.13%	-5.60%	-19.58%	10.49%	-0.58%
	(10 months)													(9 Months)

Charter Aspect Pro Forma***						1999	2000	2001	2002	2003	2004	2005	2006	2007
						-5.07%	22.58%	10.83%	14.21%	15.28%	-12.97%	5.57%	8.13%	-0.57%
														(9 Months)

Rolling 12-Month Performance vs. CISDM Public CPO Asset Weighted Index

Historical Performance Comparison (02/28/94 = $10)

Correlation Analysis (03/94 - 09/07)*

Note: The closer the value to zero, the lower the correlation to the indexes compared.

	Charter Aspect Actual**	Charter Aspect Pro Forma***	CISDM	S&P	CITI	EAFE
Charter Aspect Actual**	1.00	0.71	0.81	-0.04	0.20	0.02
Charter Aspect Pro Forma***		1.00	0.82	-0.20	0.12	-0.08
CISDM Public CPO Asset Weighted Index (“CISDM”)			1.00	-0.09	0.23	-0.03
S&P 500 Index (“S&P”)				1.00	0.15	0.76
Citigroup Corporate Bond Index (“CITI”)					1.00	0.02
MSCI EAFE Index (“EAFE”)						1.00

* The “Correlation Analysis” for Charter Aspect Pro Forma is calculated from January 1999 (the inception of the Pro Forma Analysis) through September 2007.

The S&P 500 Index (S&P), Citigroup Corporate Bond Index (CITI) and MSCI EAFE Index (EAFE) performance data for stocks, corporate bonds, and international stocks, respectively, are provided by PerTrac Financial Solutions, LLC, Memphis, TN. The CISDM Public CPO Asset Weighted Index performance data for managed futures programs is provided by the Center for International Securities and Derivatives Markets (“CISDM”), Isenberg School of Management, the University of Massachusetts, Amherst, MA. The CISDM Public CPO Asset Weighted Index provides a dollar-weighted average for managed futures fund performance which is calculated net of expenses. The S&P 500 Index — Total Return is based on a portfolio of 500 stocks. Total return provides investors with a price-plus-gross cash dividend return. The Citigroup Corporate Bond Index is a benchmark of investment grade fixed rate corporate issues with maturities of at least one year and in minimum outstanding amounts of $100 million. The Morgan Stanley Capital International EAFE Index (Europe, Australia, Far East) is a free float-adjusted market capitalization index that is designed to measure developed market equity performance, excluding the U.S. and Canada. As of September 2007, the MSCI EAFE Index consisted of 21 developed market country indices. For a detailed discussion of the differences between each of the indices listed, prospective investors should carefully review the Notes to “Annual Returns of Various Asset Classes Over Time” Table, contained within the “Potential Advantages” section of Part Two of the Charter Series Prospectus.

** The performance shown above for Charter Aspect (formerly known as Morgan Stanley Charter MSFCM L.P.) reflects the performance achieved by VK Capital Inc. and Aspect Capital Limited, VK Capital Inc. served as trading advisor to Charter Aspect from March 1994 to September 2006. Effective December 1, 2006, Aspect Capital Limited replaced VK Capital Inc. as the trading advisor to Charter Aspect.

*** The performance results of the pro forma used for Charter Aspect were prepared by the general partner based upon the gross trading results of a representative account (as provided by Aspect), an account traded pursuant to the Aspect Diversified Program to be used in Charter Aspect. The pro forma reflects adjustments made for brokerage, management and incentive fees payable by Charter Aspect, and was made in the same manner as the pro forma performance results of the representative account traded pursuant to the Aspect Diversified Program on page S-39 in Capsule B. The performance results for the pro forma used for Charter Aspect is calculated from January 1999 (the first full month of trading for the representative account traded pursuant to the Aspect Diversified Program) through September 2007.

PAST PERFORMANCE IS NO GUARANTEE OF FUTURE RESULTS

The following charts update and replace through September 30, 2007, the “Fund Asset History” charts on pages 146-147.

Charter Graham Fund Asset History

Data: February 1999 Through September 2007

Year End Net Assets (Millions)

Charter WCM Fund Asset History

Data: March 1999 Through September 2007

Year End Net Assets (Millions)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Charter Aspect Fund Asset History

Data: February 1994 Through September 2007

Year End Net Assets (Millions)

*Fund Had Multiple Closings During Initial Offering

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

The following charts update and replace through September 30, 2007, the “Historical Performance Comparison” and “Historical and Pro Forma Performance Comparison” charts on pages 148-150. As of September 30, 2007, there were 72 public managed futures funds included in the calculation of the CISDM Public CPO Asset Weighted Index, 16 of which are Morgan Stanley public managed futures funds.

Charter Graham vs. CISDM Public CPO Asset Weighted Index

Historical Performance Comparison

Data: March 1999 through September 2007.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Charter WCM vs. CISDM Public CPO Asset Weighted Index

Historical and Pro Forma Performance Comparison

Data: March 1999 through September 2007.

* The performance prior to December 1, 2006, shown above for Charter WCM (formerly known as Morgan Stanley Charter Millburn L.P.) reflects the performance achieved by Millburn Ridgefield Corporation, which served as trading advisor to Charter WCM from March 1999 to September 2006. Performance on or after December 1, 2006, reflects the performance achieved by Winton Capital Management Limited, which replaced Millburn Ridgefield Corporation as the trading advisor to Charter WCM.

** The performance results of the pro forma used for Charter WCM were based on the composite performance results of the trading advisor in trading assets pursuant to the Winton Diversified Trading Program to be used in Charter WCM. The pro forma reflects adjustments made for the interest income, brokerage, management and incentive fees payable by Charter WCM, and was made in the same manner as the pro forma performance results of the Winton Diversified Trading Program on page S-33 in Capsule B.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Charter Aspect vs. CISDM Public CPO Asset Weighted Index

Historical and Pro Forma Performance Comparison

Data: March 1994 through September 2007.

* The performance prior to December 1, 2006, shown above for Charter Aspect (formerly known as Morgan Stanley Charter MSFCM L.P.) reflects the performance achieved by VK Capital Inc., which served as trading advisor to Charter Aspect from March 1994 to September 2006. Performance on or after December 1, 2006, reflects the performance achieved by Aspect Capital Limited, which replaced VK Capital Inc. as the trading advisor to Charter Aspect. The historical performance analysis for Charter Aspect is from March 1994 through September 2007.

** The performance results of the pro forma used for Charter Aspect were prepared by the general partner based upon the gross trading results of a representative account (as provided by Aspect), an account traded pursuant to the Aspect Diversified Program to be used in Charter Aspect. The pro forma reflects adjustments made for the brokerage, management and incentive fees payable by Charter Aspect, and was made in the same manner as the pro forma performance results of the representative account on page S-39 in Capsule B. The historical performance analysis for Charter Aspect Pro Forma is calculated from January 1999 (Inception of the Pro Forma Analysis) through September 2007.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

The following charts update and replace through September 30, 2007, the “Historical Performance Comparison (Rate of Return)” and “Historical and Pro Forma Performance Comparison (Rate of Return)” charts on pages 151-153.

Charter Graham vs. CISDM Public CPO Asset Weighted Index Historical Performance Comparison (Rate of Return)

Data: March 1999 through September 2007.

All returns, with the exception of year-to-date returns and quarter-to-date returns, are annualized.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Charter WCM vs. CISDM Public CPO Asset Weighted Index Historical and Pro Forma Performance Comparison (Rate of Return)

Data: March 1999 Through September 2007.

All returns, with the exception of year-to-date returns and quarter-to-date returns, are annualized.

The historical performance analysis for Charter Aspect Pro Forma is calculated from January 1999 (Inception of the Pro Forma Analysis) through September 2007.

* The performance prior to December 1, 2006, shown above for Charter WCM (formerly known as Morgan Stanley Charter Millburn L.P.) reflects the performance achieved by Millburn Ridgefield Corporation, which served as trading advisor to Charter WCM from March 1999 to September 2006. Performance on or after December 1, 2006, reflects the performance achieved by Winton Capital Management Limited, which replaced Millburn Ridgefield Corporation as the trading advisor to Charter WCM.

** The performance results of the pro forma used for Charter WCM were based on the composite performance results of the trading advisor in trading assets pursuant to the Winton Diversified Trading Program to be used in Charter WCM. The pro forma reflects adjustments made for the interest income, brokerage, management and incentive fees payable by Charter WCM, and was made in the same manner as the pro forma performance results of the Winton Diversified Trading Program on page S-33 in Capsule B.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Charter Aspect vs. CISDM Public CPO Asset Weighted Index Historical and Pro Forma Performance Comparison (Rate of Return)

Data: March 1994 through September 2007.

All returns, with the exception of year-to-date returns and quarter-to-date returns, are annualized.

* The performance prior to December 1, 2006, shown above for Charter Aspect (formerly known as Morgan Stanley Charter MSFCM L.P.) reflects the performance achieved by VK Capital Inc., which served as trading advisor to Charter Aspect from March 1994 to September 2006. Performance on or after December 1, 2006, reflects the performance achieved by Aspect Capital Limited, which replaced VK Capital Inc. as the trading advisor to Charter Aspect. The historical performance analysis for Charter Aspect is from March 1994 through September 2007.

** The performance results of the pro forma used for Charter Aspect were prepared by the general partner based upon the gross trading results of a representative account (as provided by Aspect), an account traded pursuant to the Aspect Diversified Program to be used in Charter Aspect. The pro forma reflects adjustments made for the brokerage, management and incentive fees payable by Charter Aspect, and was made in the same manner as the pro forma performance results of the representative account on page S-39 in Capsule B. The historical performance analysis for Charter Aspect Pro Forma is calculated from January 1999 (Inception of the Pro Forma Analysis) through September 2007.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

The following charts update and replace through September 30, 2007, the “Historical Performance” and “Pro Forma” charts on pages 154-164.

Charter Graham

Historical Performance

Month	Monthly Return %	NAV/Unit $	Qrtly Return %	Annual Return %	12 Mo. Holding Period %	24 Mo. Holding Period %

Beginning NAV Per Unit		10.00
Mar-99	(8.00)	9.20	(8.00)
Apr-99	4.24	9.59
May-99	(5.94)	9.02
Jun-99	6.65	9.62	4.57
Jul-99	(2.60)	9.37
Aug-99	4.70	9.81
Sep-99	1.22	9.93	3.22
Oct-99	(6.04)	9.33
Nov-99	1.82	9.50
Dec-99	8.32	10.29	3.63	2.90
Jan-00	2.53	10.55
Feb-00	(2.37)	10.30			3.00
Mar-00	0.29	10.33	0.39		12.28
Apr-00	(4.94)	9.82			2.40
May-00	(3.97)	9.43			4.55
Jun-00	(5.51)	8.91	(13.75)		(7.38)
Jul-00	(1.80)	8.75			(6.62)
Aug-00	7.09	9.37			(4.49)
Sep-00	(1.60)	9.22	3.48		(7.15)
Oct-00	2.93	9.49			1.71
Nov-00	16.54	11.06			16.42
Dec-00	13.47	12.55	36.12	21.96	21.96
Jan-01	(1.99)	12.30			16.59
Feb-01	3.41	12.72			23.50	27.20
Mar-01	8.41	13.79	9.88		33.49	49.89
Apr-01	(10.66)	12.32			25.46	28.47
May-01	0.81	12.42			31.71	37.69
Jun-01	(0.64)	12.34	(10.51)		38.50	28.27
Jul-01	(3.57)	11.90			36.00	27.00
Aug-01	6.05	12.62			34.69	28.64
Sep-01	14.82	14.49	17.42		57.16	45.92
Oct-01	9.18	15.82			66.70	69.56
Nov-01	(13.72)	13.65			23.42	43.68
Dec-01	0.88	13.77	(4.97)	9.72	9.72	33.82
Jan-02	1.60	13.99			13.74	32.61
Feb-02	(3.22)	13.54			6.45	31.46
Mar-02	(3.18)	13.11	(4.79)		(4.93)	26.91
Apr-02	(8.09)	12.05			(2.19)	22.71
May-02	5.31	12.69			2.17	34.57
Jun-02	13.87	14.45	10.22		17.10	62.18
Jul-02	15.92	16.75			40.76	91.43
Aug-02	6.87	17.90			41.84	91.04
Sep-02	7.09	19.17	32.66		32.30	107.92
Oct-02	(7.25)	17.78			12.39	87.36
Nov-02	(3.32)	17.19			25.93	55.42
Dec-02	9.60	18.84	(1.72)	36.82	36.82	50.12
Jan-03	8.39	20.42			45.96	66.02
Feb-03	8.62	22.18			63.81	74.37
Mar-03	(9.65)	20.04	6.37		52.86	45.32
Apr-03	0.50	20.14			67.14	63.47
May-03	9.19	21.99			73.29	77.05
Jun-03	(7.14)	20.42	1.90		41.31	65.48
Jul-03	(1.86)	20.04			19.64	68.40
Aug-03	2.45	20.53			14.69	62.68
Sep-03	(11.15)	18.24	(10.68)		(4.85)	25.88

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Charter Graham

Historical Performance (continued)

Month	Monthly Return %	NAV/Unit $	Qrtly Return %	Annual Return %	12 Mo. Holding Period %	24 Mo. Holding Period %

Oct-03	10.03	20.07			12.88	26.86
Nov-03	2.24	20.52			19.37	50.33
Dec-03	6.63	21.88	19.96	16.14	16.14	58.90
Jan-04	1.14	22.13			8.37	58.18
Feb-04	8.13	23.93			7.89	76.74
Mar-04	(0.67)	23.77	8.64		18.61	81.31
Apr-04	(10.18)	21.35			6.01	77.18
May-04	(3.98)	20.50			(6.78)	61.54
Jun-04	(4.88)	19.50	(17.96)		(4.51)	34.95
Jul-04	(5.28)	18.47			(7.83)	10.27
Aug-04	(0.22)	18.43			(10.23)	2.96
Sep-04	2.50	18.89	(3.13)		3.56	(1.46)
Oct-04	6.56	20.13			0.30	13.22
Nov-04	5.71	21.28			3.70	23.79
Dec-04	4.14	22.16	17.31	1.28	1.28	17.62
Jan-05	(9.70)	20.01			(9.58)	(2.01)
Feb-05	(1.60)	19.69			(17.72)	(11.23)
Mar-05	(1.93)	19.31	(12.86)		(18.76)	(3.64)
Apr-05	(9.79)	17.42			(18.41)	(13.51)
May-05	1.38	17.66			(13.85)	(19.69)
Jun-05	5.04	18.55	(3.94)		(4.87)	(9.16)
Jul-05	(2.16)	18.15			(1.73)	(9.43)
Aug-05	0.28	18.20			(1.25)	(11.35)
Sep-05	3.74	18.88	1.78		(0.05)	3.51
Oct-05	(0.48)	18.79			(6.66)	(6.38)
Nov-05	1.54	19.08			(10.34)	(7.02)
Dec-05	(2.52)	18.60	(1.48)	(16.06)	(16.06)	(14.99)
Jan-06	1.40	18.86			(5.75)	(14.78)
Feb-06	(0.80)	18.71			(4.98)	(21.81)
Mar-06	2.83	19.24	3.44		(0.36)	(19.06)
Apr-06	6.55	20.50			17.68	(3.98)
May-06	(3.07)	19.87			12.51	(3.07)
Jun-06	(1.21)	19.63	2.03		5.82	0.67
Jul-06	(2.65)	19.11			5.29	3.47
Aug-06	(2.62)	18.61			2.25	0.98
Sep-06	1.45	18.88	(3.82)		0.00	(0.05)
Oct-06	0.79	19.03			1.28	(5.46)
Nov-06	1.37	19.29			1.10	(9.35)
Dec-06	0.88	19.46	3.07	4.62	4.62	(12.18)
Jan-07	(1.44)	19.18			1.70	(4.15)
Feb-07	(6.05)	18.02			(3.69)	(8.48)
Mar-07	(3.39)	17.41	(10.53)		(9.51)	(9.84)
Apr-07	5.92	18.44			(10.05)	5.86
May-07	13.34	20.90			5.18	18.35
Jun-07	6.22	22.20	27.51		13.09	19.68
Jul-07	(3.33)	21.46			12.30	18.24
Aug-07	(3.87)	20.63			10.85	13.35
Sep-07	4.02	21.46	(3.33)	10.28	13.67	13.67
Compounded Annual ROR:			9.30
Standard Deviation of Monthly Returns:			6.30

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Charter WCM

Historical Performance

The performance prior to December 1, 2006, shown below for Charter WCM (formerly known as Morgan Stanley Charter Millburn L.P.) reflects the performance achieved by Millburn Ridgefield Corporation, which served as trading advisor to Charter WCM from March 1999 to September 2006. Performance on or after December 1, 2006, reflects the performance achieved by Winton Capital Management Limited, which replaced Millburn Ridgefield Corporation as the trading advisor to Charter WCM.

Month	Monthly Return %	NAV/Unit $	Qrtly Return %	Annual Return %	12 Mo. Holding Period %	24 Mo. Holding Period %

Beginning NAV Per Unit		10.00
Mar-99	(0.50)	9.95	(0.50)
Apr-99	5.03	10.45
May-99	(3.54)	10.08
Jun-99	5.16	10.60	6.53
Jul-99	(3.77)	10.20
Aug-99	0.98	10.30
Sep-99	0.19	10.32	(2.64)
Oct-99	(12.69)	9.01
Nov-99	1.44	9.14
Dec-99	1.53	9.28	(10.08)	(7.20)
Jan-00	2.16	9.48
Feb-00	(1.79)	9.31			(6.90)
Mar-00	(5.26)	8.82	(4.96)		(11.36)
Apr-00	0.68	8.88			(15.02)
May-00	(2.25)	8.68			(13.89)
Jun-00	(4.72)	8.27	(6.24)		(21.98)
Jul-00	(1.45)	8.15			(20.10)
Aug-00	3.07	8.40			(18.45)
Sep-00	(2.26)	8.21	(0.73)		(20.45)
Oct-00	4.02	8.54			(5.22)
Nov-00	4.45	8.92			(2.41)
Dec-00	16.59	10.40	26.67	12.07	12.07
Jan-01	0.58	10.46			10.34
Feb-01	(2.29)	10.22			9.77	2.20
Mar-01	9.69	11.21	7.79		27.10	12.66
Apr-01	(6.69)	10.46			17.79	0.10
May-01	1.63	10.63			22.47	5.46
Jun-01	(3.01)	10.31	(8.03)		24.67	(2.74)
Jul-01	(6.21)	9.67			18.65	(5.20)
Aug-01	2.69	9.93			18.21	(3.59)
Sep-01	(3.42)	9.59	(6.98)		16.81	(7.07)
Oct-01	4.69	10.04			17.56	11.43
Nov-01	(10.16)	9.02			1.12	(1.31)
Dec-01	2.33	9.23	(3.75)	(11.25)	(11.25)	(0.54)
Jan-02	1.30	9.35			(10.61)	(1.37)
Feb-02	(4.49)	8.93			(12.62)	(4.08)
Mar-02	0.67	8.99	(2.60)		(19.80)	1.93
Apr-02	(4.56)	8.58			(17.97)	(3.38)
May-02	4.31	8.95			(15.80)	3.11
Jun-02	14.97	10.29	14.46		(0.19)	24.43
Jul-02	7.19	11.03			14.06	35.34
Aug-02	1.36	11.18			12.59	33.10
Sep-02	6.80	11.94	16.03		24.50	45.43
Oct-02	(9.38)	10.82			7.77	26.70
Nov-02	(4.90)	10.29			14.08	15.36
Dec-02	8.65	11.18	(6.37)	21.13	21.13	7.50
Jan-03	4.65	11.70			25.13	11.85
Feb-03	6.75	12.49			39.87	22.21
Mar-03	(11.05)	11.11	(0.63)		23.58	(0.89)
Apr-03	0.18	11.13			29.72	6.41

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Charter WCM

Historical Performance (continued)

Month	Monthly Return %	NAV/Unit $	Qrtly Return %	Annual Return %	12 Mo. Holding Period %	24 Mo. Holding Period %

May-03	11.59	12.42			38.77	16.84
Jun-03	(5.23)	11.77	5.94		14.38	14.16
Jul-03	1.44	11.94			8.25	23.47
Aug-03	1.68	12.14			8.59	22.26
Sep-03	(0.58)	12.07	2.55		1.09	25.86
Oct-03	(8.95)	10.99			1.57	9.46
Nov-03	(2.82)	10.68			3.79	18.40
Dec-03	4.03	11.11	(7.95)	(0.63)	(0.63)	20.37
Jan-04	1.26	11.25			(3.85)	20.32
Feb-04	3.64	11.66			(6.65)	30.57
Mar-04	(1.80)	11.45	3.06		3.06	27.36
Apr-04	(11.09)	10.18			(8.54)	18.65
May-04	(2.16)	9.96			(19.81)	11.28
Jun-04	(4.72)	9.49	(17.12)		(19.37)	(7.77)
Jul-04	(5.27)	8.99			(24.71)	(18.50)
Aug-04	(2.34)	8.78			(27.68)	(21.47)
Sep-04	1.03	8.87	(6.53)		(26.51)	(25.71)
Oct-04	6.88	9.48			(13.74)	(12.38)
Nov-04	9.81	10.41			(2.53)	1.17
Dec-04	1.06	10.52	18.60	(5.31)	(5.31)	(5.90)
Jan-05	(4.47)	10.05			(10.67)	(14.10)
Feb-05	0.00	10.05			(13.81)	(19.54)
Mar-05	(3.78)	9.67	(8.08)		(15.55)	(12.96)
Apr-05	(5.07)	9.18			(9.82)	(17.52)
May-05	1.31	9.30			(6.63)	(25.12)
Jun-05	4.09	9.68	0.10		2.00	(17.76)
Jul-05	(0.31)	9.65			7.34	(19.18)
Aug-05	1.24	9.77			11.28	(19.52)
Sep-05	4.81	10.24	5.79		15.45	(15.16)
Oct-05	(4.00)	9.83			3.69	(10.56)
Nov-05	6.61	10.48			0.67	(1.87)
Dec-05	(0.19)	10.46	2.15	(0.57)	(0.57)	(5.85)
Jan-06	6.50	11.14			10.85	(0.98)
Feb-06	(1.44)	10.98			9.25	(5.83)
Mar-06	2.82	11.29	7.93		16.75	(1.40)
Apr-06	4.69	11.82			28.76	16.11
May-06	(7.61)	10.92			17.42	9.64
Jun-06	(2.29)	10.67	(5.49)		10.23	12.43
Jul-06	(4.03)	10.24			6.11	13.90
Aug-06	(1.56)	10.08			3.17	14.81
Sep-06	(0.40)	10.04	(5.90)		(1.95)	13.19
Oct-06	0.40	10.08			2.54	6.33
Nov-06	0.50	10.13			(3.34)	(2.69)
Dec-06	0.79	10.21	1.69	(2.39)	(2.39)	(2.95)
Jan-07	3.72	10.59			(4.94)	5.37
Feb-07	(7.55)	9.79			(10.84)	(2.59)
Mar-07	(4.60)	9.34	(8.52)		(17.27)	(3.41)
Apr-07	5.46	9.85			(16.67)	7.30
May-07	4.97	10.34			(5.31)	11.18
Jun-07	1.74	10.52	12.63		(1.41)	8.68
Jul-07	(2.00)	10.31			0.68	6.84
Aug-07	(1.45)	10.16			0.79	3.99
Sep-07	7.19	10.89	3.52	6.66	8.47	6.35
Compounded Annual ROR:			1.00
Standard Deviation of Monthly Returns:			5.32

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Pro Forma for Charter WCM

Based on Winton Diversified Trading Program

The performance results of the pro forma used for Charter WCM were prepared by the general partner based on the composite performance results of the trading advisor in trading assets pursuant to the Winton Diversified Trading Program to be used in Charter WCM. The pro forma reflects adjustments made for the interest income, brokerage, management and incentive fees payable by Charter WCM, and was made in the same manner as the pro forma performance results of the Winton Diversified Trading Program on page S-33 in Capsule B.

Month	Monthly Return %	NAV/Unit $	Qrtly Return %	Annual Return %	12 Mo. Holding Period %	24 Mo. Holding Period %

Beginning NAV Per Unit
Sep-97		10.00
Oct-97	(13.10)	8.69
Nov-97	9.59	9.52
Dec-97	8.05	10.29	2.90	2.90
Jan-98	1.32	10.43
Feb-98	3.00	10.74
Mar-98	7.67	11.56	12.36
Apr-98	(1.86)	11.35
May-98	8.32	12.29
Jun-98	2.98	12.66	9.47
Jul-98	1.14	12.80
Aug-98	10.87	14.19
Sep-98	4.39	14.82	17.06		48.17
Oct-98	(6.02)	13.92			60.24
Nov-98	0.90	14.05			47.53
Dec-98	9.29	15.36	3.63	49.22	49.22
Jan-99	(1.65)	15.10			44.85
Feb-99	3.54	15.64			45.61
Mar-99	(4.70)	14.90	(2.95)		28.88
Apr-99	10.55	16.47			45.18
May-99	(9.83)	14.85			20.85
Jun-99	5.71	15.70	5.38		24.06
Jul-99	(2.11)	15.37			20.07
Aug-99	(3.69)	14.80			4.30
Sep-99	(0.32)	14.76	(6.02)		(0.41)	47.57
Oct-99	(6.06)	13.86			(0.45)	59.52
Nov-99	13.39	15.72			11.88	65.05
Dec-99	9.78	17.26	16.94	12.38	12.38	67.69
Jan-00	(3.28)	16.69			10.52	60.08
Feb-00	1.89	17.01			8.75	58.36
Mar-00	(3.17)	16.47	(4.58)		10.50	42.41
Apr-00	1.63	16.73			1.58	47.48
May-00	(0.58)	16.64			12.00	35.36
Jun-00	(1.21)	16.44	(0.18)		4.67	29.85
Jul-00	(4.33)	15.72			2.30	22.83
Aug-00	3.04	16.20			9.45	14.15
Sep-00	(7.52)	14.98	(8.83)		1.54	1.13
Oct-00	2.86	15.41			11.18	10.69
Nov-00	7.62	16.59			5.52	18.06
Dec-00	16.21	19.28	28.64	11.71	11.71	25.53
Jan-01	4.81	20.20			21.05	33.78
Feb-01	0.80	20.36			19.75	30.24
Mar-01	7.69	21.93	13.77		33.19	47.17
Apr-01	(5.49)	20.73			23.83	25.82
May-01	(3.44)	20.01			20.29	34.73
Jun-01	(3.00)	19.41	(11.48)		18.11	23.63
Jul-01	0.95	19.60			24.63	27.50
Aug-01	(0.52)	19.50			20.32	31.69
Sep-01	4.78	20.43	5.23		36.33	38.43
Oct-01	12.32	22.94			48.87	65.51

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Pro Forma for Charter WCM

Based on Winton Diversified Trading Program (continued)

The performance results of the pro forma used for Charter WCM were prepared by the general partner based on the composite performance results of the trading advisor in trading assets pursuant to the Winton Diversified Trading Program to be used in Charter WCM. The pro forma reflects adjustments made for the interest income, brokerage, management and incentive fees payable by Charter WCM, and was made in the same manner as the pro forma performance results of the Winton Diversified Trading Program on page S-33 in Capsule B.

Month	Monthly Return %	NAV/Unit $	Qrtly Return %	Annual Return %	12 Mo. Holding Period %	24 Mo. Holding Period %

Nov-01	(8.90)	20.90			26.02	32.98
Dec-01	(4.42)	19.98	(2.20)	3.65	3.65	15.78
Jan-02	(11.00)	17.78			(11.99)	6.54
Feb-02	(6.31)	16.66			(18.20)	(2.04)
Mar-02	11.39	18.56	(7.12)		(15.39)	12.69
Apr-02	(4.79)	17.67			(14.76)	5.57
May-02	(3.93)	16.97			(15.19)	2.02
Jun-02	7.30	18.21	(1.85)		(6.19)	10.80
Jul-02	4.77	19.08			(2.64)	21.34
Aug-02	5.79	20.19			3.54	24.58
Sep-02	8.53	21.91	20.29		7.24	46.20
Oct-02	(8.29)	20.09			(12.43)	30.36
Nov-02	(1.41)	19.81			(5.24)	19.42
Dec-02	14.26	22.63	3.31	13.29	13.29	17.41
Jan-03	5.03	23.77			33.69	17.66
Feb-03	11.67	26.54			59.35	30.35
Mar-03	(13.57)	22.94	1.37		23.64	4.62
Apr-03	2.34	23.48			32.90	13.28
May-03	11.95	26.29			54.87	31.34
Jun-03	(7.27)	24.37	6.24		33.84	25.56
Jul-03	(1.50)	24.01			25.83	22.51
Aug-03	0.62	24.16			19.68	23.91
Sep-03	0.51	24.28	(0.38)		10.84	18.86
Oct-03	6.23	25.79			28.38	12.42
Nov-03	(3.48)	24.90			25.69	19.11
Dec-03	10.52	27.52	13.32	21.57	21.57	37.73
Jan-04	2.94	28.32			19.16	59.30
Feb-04	11.59	31.61			19.07	89.73
Mar-04	(0.79)	31.36	13.96		36.68	68.99
Apr-04	(8.93)	28.56			21.62	61.64
May-04	(0.45)	28.43			8.15	67.49
Jun-04	(3.46)	27.44	(12.48)		12.60	50.70
Jul-04	0.60	27.61			15.00	44.70
Aug-04	2.48	28.29			17.12	40.17
Sep-04	4.87	29.67	8.12		22.20	35.44
Oct-04	3.30	30.65			18.83	52.56
Nov-04	6.06	32.51			30.58	54.12
Dec-04	(0.92)	32.21	8.55	17.06	17.06	42.32
Jan-05	(5.51)	30.44			7.45	28.04
Feb-05	5.66	32.16			1.74	21.14
Mar-05	4.48	33.60	4.31		7.15	46.44
Apr-05	(4.37)	32.13			12.51	36.84
May-05	6.32	34.16			20.16	29.96
Jun-05	2.63	35.06	4.35		27.74	43.84
Jul-05	(2.48)	34.19			23.83	42.40
Aug-05	7.47	36.74			29.86	52.10
Sep-05	(7.74)	33.90	(3.31)		14.25	39.61
Oct-05	(3.36)	32.76			6.88	27.01
Nov-05	7.22	35.13			8.05	41.09
Dec-05	(5.25)	33.28	(1.82)	3.33	3.33	20.96
Jan-06	3.82	34.55			13.53	21.99
Feb-06	(3.26)	33.43			3.95	5.76

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Pro Forma for Charter WCM

Based on Winton Diversified Trading Program (continued)

The performance results of the pro forma used for Charter WCM were prepared by the general partner based on the composite performance results of the trading advisor in trading assets pursuant to the Winton Diversified Trading Program to be used in Charter WCM. The pro forma reflects adjustments made for the interest income, brokerage, management and incentive fees payable by Charter WCM, and was made in the same manner as the pro forma performance results of the Winton Diversified Trading Program on page S-33 in Capsule B.

Month	Monthly Return %	NAV/Unit $	Qrtly Return %	Annual Return %	12 Mo. Holding Period %	24 Mo. Holding Period %

Mar-06	3.86	34.72	4.31		3.33	10.71
Apr-06	6.06	36.82			14.60	28.94
May-06	(4.18)	35.28			3.28	24.11
Jun-06	(1.95)	34.59	(0.35)		(1.33)	26.05
Jul-06	(1.00)	34.25			0.17	24.04
Aug-06	4.78	35.89			(2.34)	26.83
Sep-06	(2.03)	35.16	1.63		3.71	18.48
Oct-06	1.23	35.59			8.63	16.11
Nov-06	3.21	36.73			4.57	12.99
Dec-06	1.96	37.45	6.53	12.54	12.53	16.27
Jan-07	3.62	38.81			12.32	27.52
Feb-07	(7.46)	35.92			7.45	11.69
Mar-07	(4.55)	34.28	(8.47)		(1.26)	2.03
Apr-07	5.75	36.25			(1.54)	12.83
May-07	5.14	38.12			8.03	11.58
Jun-07	1.68	38.76	13.05		12.03	10.55
Jul-07	(1.87)	38.03			11.05	11.24
Aug-07	(1.46)	37.48			4.43	1.99
Sep-07	6.65	39.97	3.13	6.71	13.69	17.90
Compounded Annual ROR:			14.86
Standard Deviation of Monthly Returns:			6.15

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Charter Aspect

Historical Performance

The performance prior to December 1, 2006, shown below for Charter Aspect (formerly known as Morgan Stanley Charter MSFCM L.P.) reflects the performance achieved by VK Capital Inc., which served as trading advisor to Charter Aspect from March 1994 to September 2006. Performance on or after December 1, 2006, reflects the performance achieved by Aspect Capital Limited, which replaced VK Capital Inc. as the trading advisor to Charter Aspect.

Month	Monthly Return %	NAV/Unit $	Qrtly Return %	Annual Return %	12 Mo. Holding Period %	24 Mo. Holding Period %

Beginning NAV Per Unit		10.00
Mar-94	2.28	10.23	2.28
Apr-94	(2.36)	9.99
May-94	2.58	10.24
Jun-94	2.15	10.46	2.31
Jul-94	(4.57)	9.99
Aug-94	(5.22)	9.46
Sep-94	(1.44)	9.33	(10.86)
Oct-94	4.96	9.79
Nov-94	1.72	9.96
Dec-94	(6.95)	9.27	(0.65)	(7.32)
Jan-95	(12.87)	8.07
Feb-95	11.47	9.00			(9.99)
Mar-95	28.77	11.59	25.06		13.32
Apr-95	4.41	12.10			21.18
May-95	1.21	12.25			19.56
Jun-95	(2.60)	11.93	2.92		14.00
Jul-95	0.48	11.99			20.03
Aug-95	3.58	12.41			31.17
Sep-95	(4.93)	11.80	(1.06)		26.53
Oct-95	(1.79)	11.59			18.39
Nov-95	(4.17)	11.11			11.54
Dec-95	1.68	11.30	(4.30)	21.88	21.88
Jan-96	2.85	11.62			43.87
Feb-96	(11.64)	10.27			14.05	2.65
Mar-96	0.89	10.36	(8.31)		(10.65)	1.25
Apr-96	3.90	10.76			(11.08)	7.75
May-96	(4.67)	10.26			(16.24)	0.14
Jun-96	(1.55)	10.10	(2.48)		(15.34)	(3.49)
Jul-96	5.97	10.70			(10.71)	7.18
Aug-96	(2.48)	10.44			(15.93)	10.27
Sep-96	4.88	10.95	8.38		(7.26)	17.34
Oct-96	8.88	11.92			2.82	21.72
Nov-96	7.53	12.82			15.37	28.68
Dec-96	(8.37)	11.74	7.29	3.97	3.97	26.71
Jan-97	10.03	12.92			11.23	60.02
Feb-97	6.10	13.71			33.56	52.32
Mar-97	(8.05)	12.61	7.34		21.72	8.76
Apr-97	(5.89)	11.86			10.25	(1.97)
May-97	0.36	11.91			16.06	(2.79)
Jun-97	0.42	11.96	(5.15)		18.38	0.23
Jul-97	15.17	13.77			28.65	14.88
Aug-97	(3.21)	13.33			27.70	7.36
Sep-97	4.51	13.93	16.50		27.25	18.01
Oct-97	(4.59)	13.29			11.50	14.64
Nov-97	6.81	14.19			10.75	27.77
Dec-97	4.43	14.82	6.42	26.22	26.22	31.23
Jan-98	(1.65)	14.58			12.82	25.49
Feb-98	(2.21)	14.26			3.98	38.88
Mar-98	(0.69)	14.16	(4.49)		12.31	36.70
Apr-98	(5.90)	13.32			12.29	23.80
May-98	6.70	14.21			19.39	38.57

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Charter Aspect

Historical Performance (continued)

Month	Monthly Return %	NAV/Unit $	Qrtly Return %	Annual Return %	12 Mo. Holding Period %	24 Mo. Holding Period %

Jun-98	(0.81)	14.10	(0.41)		17.92	39.60
Jul-98	(4.53)	13.46			(2.24)	25.77
Aug-98	15.33	15.52			16.48	48.74
Sep-98	1.62	15.78	11.89		13.26	44.12
Oct-98	1.57	16.02			20.58	34.45
Nov-98	(5.12)	15.20			7.11	18.62
Dec-98	2.44	15.57	(1.28)	5.07	5.07	32.62
Jan-99	(5.38)	14.74			1.08	14.04
Feb-99	1.34	14.93			4.76	8.93
Mar-99	(3.27)	14.45	(7.25)		2.04	14.60
Apr-99	2.78	14.85			11.45	25.15
May-99	(4.36)	14.20			(0.10)	19.27
Jun-99	0.54	14.28	(1.17)		1.26	19.41
Jul-99	(0.47)	14.21			5.56	3.19
Aug-99	5.00	14.92			(3.89)	11.95
Sep-99	0.14	14.94	4.66		(5.29)	7.27
Oct-99	(9.69)	13.49			(15.79)	1.54
Nov-99	2.39	13.82			(9.12)	(2.66)
Dec-99	2.35	14.14	(5.36)	(9.21)	(9.21)	(4.60)
Jan-00	(0.68)	14.04			(4.69)	(3.66)
Feb-00	(0.66)	13.95			(6.58)	(2.13)
Mar-00	4.72	14.61	3.33		1.14	3.20
Apr-00	2.15	14.92			0.52	12.03
May-00	2.34	15.27			7.56	7.45
Jun-00	(4.32)	14.61	0.03		2.37	3.65
Jul-00	(7.75)	13.48			(5.12)	0.16
Aug-00	3.32	13.93			(6.64)	(10.28)
Sep-00	(1.33)	13.74	(5.96)		(8.02)	(12.89)
Oct-00	1.29	13.92			3.16	(13.13)
Nov-00	4.31	14.52			5.10	(4.49)
Dec-00	20.52	17.50	27.34	23.77	23.77	12.37
Jan-01	(4.29)	16.75			19.27	13.67
Feb-01	0.42	16.82			20.56	12.63
Mar-01	7.07	18.01	2.91		23.27	24.68
Apr-01	(7.72)	16.62			11.36	11.94
May-01	5.96	17.61			15.30	24.01
Jun-01	(2.10)	17.24	(4.28)		17.97	20.76
Jul-01	(0.93)	17.08			26.69	20.21
Aug-01	4.68	17.88			28.37	19.84
Sep-01	(1.29)	17.65	2.38		28.43	18.13
Oct-01	7.54	18.98			36.36	40.67
Nov-01	(7.80)	17.50			20.52	26.67
Dec-01	(3.31)	16.92	(4.14)	(3.31)	(3.31)	19.66
Jan-02	1.65	17.20			2.69	22.47
Feb-02	(2.27)	16.81			(0.06)	20.49
Mar-02	(0.06)	16.80	(0.71)		(6.72)	14.99
Apr-02	1.07	16.98			2.17	13.77
May-02	6.71	18.12			2.90	18.64
Jun-02	11.37	20.18	20.12		17.05	38.09
Jul-02	3.77	20.94			22.60	55.33
Aug-02	3.39	21.65			21.09	55.44
Sep-02	3.19	22.34	10.70		26.57	62.56
Oct-02	(8.59)	20.42			7.59	46.70
Nov-02	0.64	20.55			17.43	41.53
Dec-02	6.28	21.84	(2.24)	29.08	29.08	24.80
Jan-03	12.73	24.62			43.14	46.99
Feb-03	11.70	27.50			63.59	63.50
Mar-03	(9.78)	24.81	13.60		47.68	37.76
Apr-03	2.98	25.55			50.47	53.73
May-03	3.48	26.44			45.92	50.14
Jun-03	(12.78)	23.06	(7.05)		14.27	33.76

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Charter Aspect

Historical Performance (continued)

Month	Monthly Return %	NAV/Unit $	Qrtly Return %	Annual Return %	12 Mo. Holding Period %	24 Mo. Holding Period %

Jul-03	1.91	23.50			12.23	37.59
Aug-03	(4.64)	22.41			3.51	25.34
Sep-03	(5.27)	21.23	(7.94)		(4.97)	20.28
Oct-03	(5.84)	19.99			(2.11)	5.32
Nov-03	(0.30)	19.93			(3.02)	13.89
Dec-03	3.96	20.72	(2.40)	(5.13)	(5.13)	22.46
Jan-04	(0.14)	20.69			(15.96)	20.29
Feb-04	7.10	22.16			(19.42)	31.83
Mar-04	(5.01)	21.05	1.59		(15.16)	25.30
Apr-04	(9.98)	18.95			(25.83)	11.60
May-04	(3.69)	18.25			(30.98)	0.72
Jun-04	(8.16)	16.76	(20.38)		(27.32)	(16.95)
Jul-04	(4.89)	15.94			(32.17)	(23.88)
Aug-04	4.33	16.63			(25.79)	(23.19)
Sep-04	0.54	16.72	(0.24)		(21.24)	(25.16)
Oct-04	7.95	18.05			(9.70)	(11.61)
Nov-04	4.32	18.83			(5.52)	(8.37)
Dec-04	3.88	19.56	16.99	(5.60)	(5.60)	(10.44)
Jan-05	(7.72)	18.05			(12.76)	(26.69)
Feb-05	(4.71)	17.20			(22.38)	(37.45)
Mar-05	(3.95)	16.52	(15.54)		(21.52)	(33.41)
Apr-05	(9.20)	15.00			(20.84)	(41.29)
May-05	8.40	16.26			(10.90)	(38.50)
Jun-05	1.91	16.57	0.30		(1.13)	(28.14)
Jul-05	(5.49)	15.66			(1.76)	(33.36)
Aug-05	2.30	16.02			(3.67)	(28.51)
Sep-05	(0.62)	15.92	(3.92)		(4.78)	(25.01)
Oct-05	(4.27)	15.24			(15.57)	(23.76)
Nov-05	5.97	16.15			(14.23)	(18.97)
Dec-05	(2.60)	15.73	(1.19)	(19.58)	(19.58)	(24.08)
Jan-06	2.16	16.07			(10.97)	(22.33)
Feb-06	(3.05)	15.58			(9.42)	(29.69)
Mar-06	6.16	16.54	5.15		0.12	(21.43)
Apr-06	14.15	18.88			25.87	(0.37)
May-06	(4.03)	18.12			11.44	(0.71)
Jun-06	(7.78)	16.71	1.03		0.84	(0.30)
Jul-06	(4.73)	15.92			1.66	(0.13)
Aug-06	2.95	16.39			2.31	(1.44)
Sep-06	1.34	16.61	(0.60)		4.33	(0.66)
Oct-06	0.36	16.67			9.38	(7.65)
Nov-06	0.48	16.75			3.72	(11.05)
Dec-06	3.76	17.38	4.64	10.49	10.49	(11.15)
Jan-07	2.42	17.80			10.77	(1.39)
Feb-07	(6.40)	16.66			6.93	(3.14)
Mar-07	(2.16)	16.30	(6.21)		(1.45)	(1.33)
Apr-07	4.11	16.97			(10.12)	13.13
May-07	6.31	18.04			(0.44)	10.95
Jun-07	3.27	18.63	14.29		11.49	12.43
Jul-07	(5.74)	17.56			10.30	12.13
Aug-07	(6.44)	16.43			0.24	2.56
Sep-07	5.17	17.28	(7.25)	(0.58)	4.03	8.54
Compounded Annual ROR:			4.11
Standard Deviation of Monthly Returns:			6.18

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Pro Forma for Charter Aspect

Based on Aspect Diversified Program

The performance results of the pro forma used for Charter Aspect were prepared by the general partner based upon the gross trading results of a representative account (as provided by Aspect), an account traded pursuant to the Aspect Diversified Program to be used in Charter Aspect. The pro forma reflects adjustments made for the brokerage, management and incentive fees payable by Charter Aspect, and was made in the same manner as the pro forma performance results of the representative account on page S-39 in Capsule B.

Month	Monthly Return %	NAV/Unit $	Qrtly Return %	Annual Return %	12 Mo. Holding Period %	24 Mo. Holding Period %

Beginning NAV Per Unit
Dec-98		15.57
Jan-99	(5.40)	14.73
Feb-99	2.37	15.08
Mar-99	(5.36)	14.27	(8.35)
Apr-99	6.78	15.24
May-99	(3.04)	14.77
Jun-99	(0.92)	14.64	2.58
Jul-99	(3.67)	14.10
Aug-99	(1.17)	13.94
Sep-99	(2.27)	13.62	(6.96)
Oct-99	(3.91)	13.09
Nov-99	7.19	14.03
Dec-99	5.35	14.78	8.52	(5.07)
Jan-00	1.56	15.01			1.92
Feb-00	(0.78)	14.89			(1.22)
Mar-00	(1.08)	14.73	(0.32)		3.25
Apr-00	(3.21)	14.26			(6.41)
May-00	3.25	14.72			(0.34)
Jun-00	(3.70)	14.18	(3.75)		(3.13)
Jul-00	(2.35)	13.85			(1.81)
Aug-00	2.94	14.25			2.28
Sep-00	(0.66)	14.16	(0.15)		3.96
Oct-00	3.57	14.66			12.05
Nov-00	9.69	16.09			14.66
Dec-00	12.63	18.12	27.96	22.58	22.57
Jan-01	0.56	18.22			21.37	23.70
Feb-01	(0.06)	18.21			22.26	20.77
Mar-01	10.29	20.08	10.84		36.31	40.74
Apr-01	(7.37)	18.60			30.45	22.09
May-01	(2.60)	18.12			23.05	22.64
Jun-01	(0.09)	18.10	(9.86)		27.67	23.67
Jul-01	3.03	18.65			34.71	32.28
Aug-01	2.23	19.07			33.78	36.82
Sep-01	10.62	21.09	16.51		48.97	54.86
Oct-01	4.90	22.13			50.88	69.06
Nov-01	(6.13)	20.77			29.12	48.05
Dec-01	(3.32)	20.08	(4.79)	10.83	10.83	35.86
Jan-02	(5.67)	18.64			3.97	26.19
Feb-02	(10.26)	17.00			(6.64)	14.15
Mar-02	4.32	17.74	(11.68)		(11.69)	20.37
Apr-02	(3.24)	17.16			(7.76)	20.33
May-02	2.02	17.51			(3.37)	18.90
Jun-02	10.82	19.40	9.40		7.17	36.83
Jul-02	7.99	20.95			12.32	51.32
Aug-02	1.31	21.23			11.32	48.92
Sep-02	7.90	22.90	18.05		8.59	61.76
Oct-02	(7.02)	21.30			(3.75)	45.22
Nov-02	(5.37)	20.15			(2.97)	25.28
Dec-02	13.80	22.94	0.14	14.21	14.21	26.59

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Pro Forma for Charter Aspect

Based on Aspect Diversified Program (continued)

The performance results of the pro forma used for Charter Aspect were prepared by the general partner based upon the gross trading results of a representative account (as provided by Aspect), an account traded pursuant to the Aspect Diversified Program to be used in Charter Aspect. The pro forma reflects adjustments made for the brokerage, management and incentive fees payable by Charter Aspect, and was made in the same manner as the pro forma performance results of the representative account on page S-39 in Capsule B.

Month	Monthly Return %	NAV/Unit $	Qrtly Return %	Annual Return %	12 Mo. Holding Period %	24 Mo. Holding Period %

Jan-03	3.38	23.71			25.16	30.14
Feb-03	7.98	25.60			50.60	40.60
Mar-03	(7.60)	23.66	3.15		33.40	17.80
Apr-03	(1.98)	23.19			35.13	24.65
May-03	10.32	25.58			46.12	41.19
Jun-03	(3.60)	24.66	4.24		27.11	36.22
Jul-03	1.68	25.08			19.68	34.43
Aug-03	(1.07)	24.81			16.86	30.09
Sep-03	1.54	25.19	2.14		9.97	19.41
Oct-03	2.52	25.82			21.25	16.70
Nov-03	(1.42)	25.46			26.31	22.55
Dec-03	3.87	26.44	4.97	15.28	15.28	31.67
Jan-04	1.51	26.84			13.20	41.69
Feb-04	6.41	28.56			11.55	68.00
Mar-04	(5.79)	26.91	1.77		13.74	51.72
Apr-04	(8.07)	24.74			6.68	44.15
May-04	(1.88)	24.27			(5.12)	38.63
Jun-04	(8.48)	22.21	(17.45)		(9.93)	14.49
Jul-04	(0.74)	22.05			(12.06)	5.24
Aug-04	0.31	22.12			(10.84)	4.20
Sep-04	0.17	22.16	(0.26)		(12.04)	(3.27)
Oct-04	2.83	22.78			(11.76)	6.98
Nov-04	4.68	23.85			(6.30)	18.34
Dec-04	(3.52)	23.01	3.86	(12.97)	(12.97)	0.33
Jan-05	(8.00)	21.17			(21.13)	(10.71)
Feb-05	3.61	21.93			(23.20)	(14.33)
Mar-05	0.94	22.14	(3.78)		(17.72)	(6.42)
Apr-05	(3.44)	21.38			(13.58)	(7.81)
May-05	4.12	22.26			(8.29)	(12.99)
Jun-05	3.98	23.14	4.54		4.19	(6.15)
Jul-05	(1.37)	22.83			3.52	(8.97)
Aug-05	3.75	23.68			7.08	(4.53)
Sep-05	0.08	23.70	2.41		6.98	(5.90)
Oct-05	(1.93)	23.25			2.03	(9.98)
Nov-05	5.32	24.48			2.65	(3.82)
Dec-05	(0.78)	24.29	2.49	5.57	5.57	(8.13)
Jan-06	1.98	24.77			17.02	(7.70)
Feb-06	(1.81)	24.32			10.90	(14.83)
Mar-06	5.14	25.58	5.28		15.52	(4.95)
Apr-06	5.90	27.08			26.69	9.49
May-06	(5.50)	25.60			14.99	5.45
Jun-06	(0.01)	25.59	0.07		10.58	15.21
Jul-06	(5.07)	24.29			6.43	10.18
Aug-06	(1.15)	24.01			1.40	8.58
Sep-06	(0.12)	23.98	(6.28)		1.19	8.26
Oct-06	4.33	25.02			7.64	9.83
Nov-06	(0.27)	24.96			1.93	4.63
Dec-06	5.26	26.27	9.51	8.13	8.13	14.15
Jan-07	2.96	27.04			9.17	27.75
Feb-07	(6.36)	25.33			4.11	15.46
Mar-07	(2.44)	24.71	(5.94)		(3.40)	11.59

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Pro Forma for Charter Aspect

Based on Aspect Diversified Program (continued)

The performance results of the pro forma used for Charter Aspect were prepared by the general partner based upon the gross trading results of a representative account (as provided by Aspect), an account traded pursuant to the Aspect Diversified Program to be used in Charter Aspect. The pro forma reflects adjustments made for the brokerage, management and incentive fees payable by Charter Aspect, and was made in the same manner as the pro forma performance results of the representative account on page S-39 in Capsule B.

Month	Monthly Return %	NAV/Unit $	Qrtly Return %	Annual Return %	12 Mo. Holding Period %	24 Mo. Holding Period %

Apr-07	4.17	25.74			(4.97)	20.40
May-07	6.44	27.39			7.03	23.07
Jun-07	4.11	28.52	15.44		11.44	23.23
Jul-07	(6.20)	26.75			10.12	17.20
Aug-07	(7.06)	24.87			3.54	4.99
Sep-07	5.03	26.12	(8.43)	(0.57)	8.89	10.18
Compounded Annual ROR:			6.03
Standard Deviation of Monthly Returns:			5.09

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

FINANCIAL STATEMENTS

INDEX

Page
Morgan Stanley Charter Series

Report of Independent Registered Public Accounting Firm	S-80

Statements of Financial Condition as of September 30, 2007 (unaudited) and as of December 31, 2006 and 2005	S-81

Statements of Operations for the nine months ended September 30, 2007 (unaudited) and September 30, 2006 (unaudited), and for the three years in the period ended December 31, 2006	S-85

Statements of Changes in Partners’ Capital for the nine months ended September 30, 2007 (unaudited) and for the three years in the period ended December 31, 2006	S-89

Statements of Cash Flows for the nine months ended September 30, 2007 (unaudited) and September 30, 2006 (unaudited), and for the three years in the period ended December 31, 2006	S-91

Schedules of Investments as of September 30, 2007 (unaudited) and December 31, 2006 and 2005	S-95

Notes to Financial Statements	S-99

Demeter Management Corporation

Independent Auditors’ Report	S-111

Statements of Financial Condition as of August 31, 2007 (unaudited) and as of November 30, 2006 and 2005	S-112

Notes to Statements of Financial Condition	S-113

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Limited Partners and the General Partner of

Morgan Stanley Charter Campbell L.P.

Morgan Stanley Charter Aspect L.P. (formerly Morgan Stanley Charter MSFCM L.P.)

Morgan Stanley Charter Graham L.P. Morgan Stanley Charter WCM L.P. (formerly Morgan Stanley Charter Millburn L.P.)

We have audited the accompanying statements of financial condition of Morgan Stanley Charter Campbell L.P., Morgan Stanley Charter Aspect L.P. (formerly Morgan Stanley Charter MSFCM L.P.), Morgan Stanley Charter Graham L.P., and Morgan Stanley Charter WCM L.P. (formerly Morgan Stanley Charter Millburn L.P.) (collectively, the “Partnerships”), including the schedules of investments, as of December 31, 2006 and 2005, and the related statements of operations, changes in partners’ capital, and cash flows for each of the three years in the period ended December 31, 2006. These financial statements are the responsibility of the Partnerships’ management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Morgan Stanley Charter Campbell L.P., Morgan Stanley Charter Aspect L.P. (formerly Morgan Stanley Charter MSFCM L.P.), Morgan Stanley Charter Graham L.P., and Morgan Stanley Charter WCM L.P. (formerly Morgan Stanley Charter Millburn L.P.) at December 31, 2006 and 2005, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1, in 2006 and 2005, the Partnerships modified their classification of cash within the statements of cash flows.

We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the effectiveness of the Partnerships’ internal control over financial reporting as of December 31, 2006, based on the criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report (not presented herein) dated February 28, 2007 expressed an unqualified opinion on management’s assessment of the effectiveness of the Partnerships’ internal control over financial reporting and an unqualified opinion on the effectiveness of the Partnerships’ internal control over financial reporting.

New York, New York

February 28, 2007

MORGAN STANLEY CHARTER CAMPBELL L.P.

STATEMENTS OF FINANCIAL CONDITION

	September 30, 2007	December 31,
		2006	2005
	$	$	$
	(Unaudited)

ASSETS

Equity in futures interests trading accounts:

Unrestricted cash .	302,617,684	355,636,882	360,451,084

Restricted cash .	8,661,939	37,612,693	38,241,731

Total Cash .	311,279,623	393,249,575	398,692,815

Net unrealized gain (loss) on open contracts (MS&Co.)	8,107,293	23,915,253	(13,123,062)

Net unrealized gain (loss) on open contracts (MSIL)	(614,366)	(205,700)	172,596

Total net unrealized gain (loss) on open contracts	7,492,927	23,709,553	(12,950,466)

Net option premiums	159,935	125,257	—

Total Trading Equity	318,932,485	417,084,385	385,742,349

Subscriptions receivable	—	—	13,754,739

Interest receivable (Morgan Stanley DW)	1,022,547	1,680,668	1,136,822

Total Assets	319,955,032	418,765,053	400,633,910

LIABILITIES AND PARTNERS’ CAPITAL

LIABILITIES

Redemptions payable .	6,612,435	8,950,399	4,715,179

Accrued brokerage fees (Morgan Stanley DW)	1,564,464	1,930,134	1,979,943

Accrued management fees	690,972	852,475	874,475

Total Liabilities	8,867,871	11,733,008	7,569,597

PARTNERS’ CAPITAL

Limited Partners (26,635,665.445, 30,763,739.696, and 30,609,700.729 Units, respectively)	307,755,614	402,578,194	388,854,021

General Partner (288,339.055, 340,349.055, and 331,424.599 Units, respectively)	3,331,547	4,453,851	4,210,292

Total Partners’ Capital	311,087,161	407,032,045	393,064,313

Total Liabilities and Partners’ Capital	319,955,032	418,765,053	400,633,910

NET ASSET VALUE PER UNIT	11.55	13.09	12.70

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY CHARTER ASPECT L.P.

STATEMENTS OF FINANCIAL CONDITION

	September 30, 2007	December 31,
		2006	2005
	$	$	$
	(Unaudited)

ASSETS

Equity in futures interests trading accounts:

Unrestricted cash	109,287,146	109,366,402	132,225,920

Restricted cash	11,903,251	13,269,522	9,763,163

Total Cash	121,190,397	122,635,924	141,989,083

Net unrealized gain on open contracts (MS&Co.)	7,635,193	5,039,041	2,962,664

Net unrealized gain (loss) on open contracts (MSIL)	(547,189)	(240,275)	4,458,024

Total net unrealized gain on open contracts	7,088,004	4,798,766	7,420,688

Total Trading Equity	128,278,401	127,434,690	149,409,771

Subscriptions receivable	1,084,916	2,103,254	1,025,580

Interest receivable (Morgan Stanley DW)	395,023	484,328	486,775

Total Assets	129,758,340	130,022,272	150,922,126

LIABILITIES AND PARTNERS’ CAPITAL

LIABILITIES

Redemptions payable	1,625,473	4,093,636	5,017,050

Incentive fee payable	—	1,017,989	—

Accrued brokerage fees (Morgan Stanley DW)	607,723	607,673	764,078

Accrued management fees	202,574	202,558	254,693

Total Liabilities	2,435,770	5,921,856	6,035,821

PARTNERS’ CAPITAL

Limited Partners (7,285,795.119, 7,064,097.616 and 9,108,599.482 Units, respectively)	125,896,257	122,749,550	143,289,197

General Partner (82,542.762, 77,740.841, and 101,524.841 Units, respectively)	1,426,313	1,350,866	1,597,108

Total Partners’ Capital	127,322,570	124,100,416	144,886,305

Total Liabilities and Partners’ Capital	129,758,340	130,022,272	150,922,126

NET ASSET VALUE PER UNIT	17.28	17.38	15.73

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY CHARTER GRAHAM L.P.

STATEMENTS OF FINANCIAL CONDITION

	September 30, 2007	December 31,
		2006	2005
	$	$	$
	(Unaudited)

ASSETS

Equity in futures interests trading accounts:

Unrestricted cash	403,951,666	362,441,363	396,726,923

Restricted cash	10,919,498	54,560,197	29,685,072

Total Cash	414,871,164	417,001,560	426,411,995

Net unrealized gain (loss) on open contracts (MS&Co.)	17,636,919	12,852,858	(1,496,739)

Net unrealized gain (loss) on open contracts (MSIL)	(405,445)	(314,794)	4,355,496

Total net unrealized gain on open contracts	17,231,474	12,538,064	2,858,757

Total Trading Equity	432,102,638	429,539,624	429,270,752

Subscriptions receivable	2,993,928	3,317,475	8,958,985

Interest receivable (Morgan Stanley DW)	1,353,929	1,824,393	1,331,130

Total Assets	436,450,495	434,681,492	439,560,867

LIABILITIES AND PARTNERS’ CAPITAL

LIABILITIES

Redemptions payable	5,443,337	11,873,932	15,313,368

Accrued brokerage fees (Morgan Stanley DW)	2,070,276	2,123,827	2,194,515

Accrued management fees	690,092	707,942	731,505

Total Liabilities	8,203,705	14,705,701	18,239,388

PARTNERS’ CAPITAL

Limited Partners (19,736,757.271, 21,346,676.377, and 22,414,234.236 Units, respectively)	423,531,545	415,478,418	416,811,790

General Partner (219,732.501, 231,068.501, and 242,510.501 Units, respectively)	4,715,245	4,497,373	4,509,689

Total Partners’ Capital	428,246,790	419,975,791	421,321,479

Total Liabilities and Partners’ Capital	436,450,495	434,681,492	439,560,867

NET ASSET VALUE PER UNIT	21.46	19.46	18.60

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY CHARTER WCM L.P.

STATEMENTS OF FINANCIAL CONDITION

	September 30, 2007	December 31,
		2006	2005
	$	$	$
	(Unaudited)

ASSETS

Equity in futures interests trading accounts:

Unrestricted cash	63,277,474	35,032,684	40,758,493

Restricted cash	5,702,673	6,797,768	6,129,461

Total Cash	68,980,147	41,830,452	46,887,954

Net unrealized gain on open contracts (MS&Co.)	5,216,355	1,298,984	326,059

Net unrealized gain (loss) on open contracts (MSIL)	31,428	(204,195)	59,761

Total net unrealized gain on open contracts	5,247,783	1,094,789	385,820

Total Trading Equity	74,227,930	42,925,241	47,273,774

Subscriptions receivable	1,006,909	3,743,732	268,850

Interest receivable (Morgan Stanley DW)	230,771	171,558	137,932

Total Assets	75,465,610	46,840,531	47,680,556

LIABILITIES AND PARTNERS’ CAPITAL

LIABILITIES

Redemptions payable	1,401,675	2,204,674	1,234,240

Accrued brokerage fees (Morgan Stanley DW)	345,234	212,164	236,081

Accrued management fees	115,078	70,721	78,694

Accrued incentive fee payable	—	41,912	—

Total Liabilities	1,861,987	2,529,471	1,549,015

PARTNERS’ CAPITAL

Limited Partners (6,685,907.816, 4,294,874.399, and 4,363,058.843 Units, respectively)	72,817,202	43,835,717	45,625,125

General Partner (72,207.349, 46,572.535, and 48,427.701 Units, respectively)	786,421	475,343	506,416

Total Partners’ Capital	73,603,623	44,311,060	46,131,541

Total Liabilities and Partners’ Capital	75,465,610	46,840,531	47,680,556

NET ASSET VALUE PER UNIT	10.89	10.21	10.46

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY CHARTER CAMPBELL L.P.

STATEMENTS OF OPERATIONS

	For the Nine Months Ended September 30,		For the Years Ended December 31,
	2007	2006	2006	2005	2004
	$	$	$	$	$
	(Unaudited)	(Unaudited)

INVESTMENT INCOME

Interest income (Morgan Stanley DW)	13,076,506	14,661,871	19,614,906	9,391,904	2,467,486

EXPENSES

Brokerage fees (Morgan Stanley DW)	16,639,177	18,888,730	24,753,539	20,072,049	12,094,851

Management fees	7,348,969	8,342,521	10,932,810	8,702,588	5,128,216

Incentive fee	—	—	—	—	4,265,659

Total Expenses	23,988,146	27,231,251	35,686,349	28,774,637	21,488,726

NET INVESTMENT LOSS	(10,911,640)	(12,569,380)	(16,071,443)	(19,382,733)	(19,021,240)

TRADING RESULTS

Trading profit (loss):

Realized	(16,747,596)	(24,711,423)	(11,170,042)	63,703,297	28,264,123

Net change in unrealized	(16,216,626)	8,100,316	36,660,019	(11,953,244)	(6,209,755)

Total Trading Results	(32,964,222)	(16,611,107)	25,489,977	51,750,053	22,054,368

NET INCOME (LOSS)	(43,875,862)	(29,180,487)	9,418,534	32,367,320	3,033,128

Net Income (Loss) Allocation:

Limited Partners	(43,398,660)	(28,874,213)	9,310,154	32,018,766	3,001,427

General Partner	(477,202)	(306,274)	108,380	348,554	31,701

Net Income (Loss) Per Unit:

Limited Partners	(1.54)	(0.82)	0.39	1.12	0.44

General Partner	(1.54)	(0.82)	0.39	1.12	0.44

	Units	Units	Units	Units	Units
WEIGHTED AVERAGE NUMBER OF UNITS OUTSTANDING	28,929,483.050	33,194,723.850	32,873,436.594	27,702,263.372	17,383,915.315

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY CHARTER ASPECT L.P.

STATEMENTS OF OPERATIONS

	For the Nine Months Ended September 30,		For the Years Ended December 31,
	2007	2006	2006	2005	2004
	$	$	$	$	$
	(Unaudited)	(Unaudited)

INVESTMENT INCOME

Interest income (Morgan Stanley DW)	4,551,069	4,804,373	6,351,353	5,375,673	2,427,231

EXPENSES

Brokerage fees (Morgan Stanley DW)	5,737,246	5,922,778	6,530,451	11,086,249	12,088,626

Management fees	1,912,415	1,974,260	2,176,817	3,612,872	3,868,362

Incentive fee	1,522,184	—	1,017,989	—	—

Total Expenses	9,171,845	7,897,038	9,725,257	14,699,121	15,956,988

NET INVESTMENT LOSS	(4,620,776)	(3,092,665)	(3,373,904)	(9,323,448)	(13,529,757)

TRADING RESULTS

Trading profit (loss):

Realized	1,737,977	22,376,905	20,452,188	(29,379,015)	(2,374,993)

Net change in unrealized	2,289,238	(10,446,306)	(2,621,922)	(5,603,030)	6,112,856

	4,027,215	11,930,599	17,830,266	(34,982,045)	3,737,863

Proceeds from Litigation Settlement	—	—	—	3,661	2,880

Total Trading Results	4,027,215	11,930,599	17,830,266	(34,978,384)	3,740,743

NET INCOME (LOSS)	(593,561)	8,837,934	14,456,362	(44,301,832)	(9,789,014)

Net Income (Loss) Allocation:

Limited Partners	(589,008)	8,741,123	14,299,103	(43,833,268)	(9,674,111)

General Partner	(4,553)	96,811	157,259	(468,564)	(114,903)

Net Income (Loss) Per Unit:

Limited Partners	(0.10)	0.88	1.65	(3.83)	(1.16)

General Partner	(0.10)	0.88	1.65	(3.83)	(1.16)

	Units	Units	Units	Units	Units
WEIGHTED AVERAGE NUMBER OF UNITS OUTSTANDING	7,368,158.443	8,275,673.713	8,031,729.450	10,781,393.061	10,494,078.605

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY CHARTER GRAHAM L.P.

STATEMENTS OF OPERATIONS

	For the Nine Months Ended September 30,		For the Years Ended December 31,
	2007	2006	2006	2005	2004
	$	$	$	$	$
	(Unaudited)	(Unaudited)

INVESTMENT INCOME

Interest income (Morgan Stanley DW)	14,579,986	14,489,895	19,833,324	12,691,490	4,414,059

EXPENSES

Brokerage fees (Morgan Stanley DW)	18,370,592	19,195,171	25,529,062	26,821,717	22,233,723

Management fees	6,123,532	6,398,392	8,509,689	8,756,858	7,114,792

Incentive fee	—	—	—	—	5,135,381

Total Expenses	24,494,124	25,593,563	34,038,751	35,578,575	34,483,896

NET INVESTMENT LOSS	(9,914,138)	(11,103,668)	(14,205,427)	(22,887,085)	(30,069,837)

TRADING RESULTS

Trading profit (loss):

Realized	44,778,000	14,939,322	23,818,303	(57,942,853)	58,748,074

Net change in unrealized	4,693,410	2,474,195	9,679,307	2,618,843	(16,226,752)

Total Trading Results	49,471,410	17,413,517	33,497,610	(55,324,010)	42,521,322

NET INCOME (LOSS)	39,557,272	6,309,849	19,292,183	(78,211,095)	12,451,485

Net Income (Loss) Allocation

Limited Partners	39,130,364	6,241,581	19,081,838	(77,357,066)	12,333,083

General Partner	426,908	68,268	210,345	(854,029)	118,402

Net Income (Loss) Per Unit:

Limited Partners	2.00	0.28	0.86	(3.56)	0.28

General Partner	2.00	0.28	0.86	(3.56)	0.28
	Units	Units	Units	Units	Units
WEIGHTED AVERAGE NUMBER OF UNITS OUTSTANDING	20,627,620.990	22,182,107.945	22,125,527.008	23,057,004.125	17,556,340.796

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY CHARTER WCM L.P.

STATEMENTS OF OPERATIONS

	For the Nine Months Ended September 30,		For the Years Ended December 31,
	2007	2006	2006	2005	2004
	$	$	$	$	$
	(Unaudited)	(Unaudited)

INVESTMENT INCOME

Interest income (Morgan Stanley DW)	2,032,803	1,631,267	2,148,805	1,376,905	727,529

EXPENSES

Brokerage fees (Morgan Stanley DW)	2,703,564	2,083,862	2,296,027	3,215,858	3,804,604

Management fees	901,188	694,621	765,342	1,048,673	1,217,473

Incentive fee	372,615	—	41,912	—	—

Total Expenses	3,977,367	2,778,483	3,103,281	4,264,531	5,022,077

NET INVESTMENT LOSS	(1,944,564)	(1,147,216)	(954,476)	(2,887,626)	(4,294,548)

TRADING RESULTS

Trading profit (loss):

Realized	2,822,069	(613,624)	(731,319)	4,735,942	913,379

Net change in unrealized	4,152,994	98,158	708,969	(2,911,685)	(1,078,871)

Total Trading Results	6,975,063	(515,466)	(22,350)	1,824,257	(165,492)

NET INCOME (LOSS)	5,030,499	(1,662,682)	(976,826)	(1,063,369)	(4,460,040)

Net Income (Loss) Allocation

Limited Partners	4,979,421	(1,644,984)	(966,683)	(1,059,720)	(4,419,596)

General Partner	51,078	(17,698)	(10,143)	(3,649)	(40,444)

Net Income (Loss) Per Unit:

Limited Partners	0.68	(0.42)	(0.25)	(0.06)	(0.59)

General Partner	0.68	(0.42)	(0.25)	(0.06)	(0.59)

	Units	Units	Units	Units	Units
WEIGHTED AVERAGE NUMBER OF UNITS OUTSTANDING	6,017,965.958	4,254,649.085	4,228,142.814	5,248,657.757	5,976,198.343

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY CHARTER SERIES

STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL

For the Nine Months Ended

September 30, 2007 (Unaudited), and

For the Years Ended December 31, 2006, 2005, and 2004

	Units of Partnership Interest	Limited Partners	General Partner	Total
		$	$	$
Morgan Stanley Charter Campbell L.P.
Partners’ Capital, December 31, 2003	9.989,868.793	110,098,161	1,230,037	111,328,198
Offering of Units	15,066,314.126	173,974,554	1,650,000	175,624,554
Net income	—	3,001,427	31,701	3,033,128
Redemptions	(1,268,894.870)	(14,485,166)	—	(14,485,166)

Partners’ Capital, December 31, 2004	23,787,288.049	272,588,976	2,911,738	275,500,714
Offering of Units	12,577,705.709	150,307,643	950,000	151,257,643
Net income	—	32,018,766	348,554	32,367,320
Redemptions	(5,423,868.430)	(66,061,364)	—	(66,061,364)

Partners’ Capital, December 31, 2005	30.941,125.328	388,854,021	4,210,292	393,064,313
Offering of Units	6,727,952.165	86,512,830	360,000	86,872,830
Net income	—	9,310,154	108,380	9,418,534
Redemptions	(6,564,988.742)	(82,098,811)	(224,821)	(82,323,632)

Partners’ Capital, December 31, 2006	31,104,088.751	402,578,194	4,453,851	407,032,045
Net loss	—	(43,398,660)	(477,202)	(43,875,862)
Redemptions	(4,180,084.251)	(51,423,920)	(645,102)	(52,069,022)

Partners’ Capital, September 30, 2007	26,924,004.500	307,755,614	3,331,547	311,087,161

For the Nine Months Ended

September 30, 2007 (Unaudited), and

For the Years Ended December 31, 2006, 2005 and 2004

	Units of Partnership Interest	Limited Partners	General Partner	Total
		$	$	$
Morgan Stanley Charter Aspect L.P.
Partners’ Capital, December 31, 2003	8,374,102.250	171,628,106	1,846,434	173,474,540
Offering of Units	4,820,781.793	91,495,743	710,000	92,205,743
Net loss	—	(9,674,111)	(114,903)	(9,789,014)
Redemptions	(1,659,259.354)	(30,209,585)	—	(30,209,585)

Partners’ Capital, December 31, 2004	11,535,624.689	223,240,153	2,441,531	225,681,684
Offering of Units	1,372,452.207	22,743,972	—	22,743,972
Net loss	—	(43,833,268)	(468,564)	(44,301,832)
Redemptions	(3,697,952.573)	(58,861,660)	(375,859)	(59,237,519)

Partners’ Capital, December 31, 2005	9,210,124.323	143,289,197	1,597,108	144,886,305
Offering of Units	863,480.025	14,587,304	—	14,587,304
Net income	—	14,299,103	157,259	14,456,362
Redemptions	(2,931,765.891)	(49,426,054)	(403,501)	(49,829,555)

Partners’ Capital, December 31, 2006	7,141,838.457	122,749,550	1,350,866	124,100,416
Offering of Units	1,273,749.576	21,864,619	80,000	21,944,619
Net loss	—	(589,008)	(4,553)	(593,561)
Redemptions	(1,047,250.152)	(18,128,904)	—	(18,128,904)

Partners’ Capital, September 30, 2007	7,368,337.881	125,896,257	1,426,313	127,322,570

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY CHARTER SERIES

STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL

For the Nine Months Ended

September 30, 2007 (Unaudited), and

For the Years Ended December 31, 2006, 2005, and 2004

	Units of Partnership Interest	Limited Partners	General Partner	Total
		$	$	$
Morgan Stanley Charter Graham L.P.
Partners’ Capital, December 31, 2003	12,370,561.267	267,851,230	2,858,562	270,709,792
Offering of Units	10,495,671.792	219,363,280	2,170,000	221,533,280
Net income	—	12,333,083	118,402	12,451,485
Redemptions	(1,368,456.859)	(28,256,679)	—	(28,256,679)

Partners’ Capital, December 31, 2004	21,497,776.200	471,290,914	5,146,964	476,437,878
Offering of Units	6,774,055.862	126,736,962	480,000	127,216,962
Net loss	—	(77,357,066)	(854,029)	(78,211,095)
Redemptions	(5,615,087.325)	(103,859,020)	(263,246)	(104,122,266)

Partners’ Capital, December 31, 2005	22,656,744.737	416,811,790	4,509,689	421,321,479
Offering of Units	4,357,310.697	84,188,382	—	84,188,382
Net loss	—	19,081,838	210,345	19,292,183
Redemptions	(5,436,310.556)	(104,603,592)	(222,661)	(104,826,253)

Partners’ Capital, December 31, 2006	21,577,744.878	415,478,418	4,497,373	419,975,791
Offering of Units	1,768,617.820	34,996,998	—	34,996,998
Net loss	—	39,130,364	426,908	39,557,272
Redemptions	(3,389,872.926)	(66,074,235)	(209,036)	(66,283,271)

Partners’ Capital, September 30, 2007	19,956,489.772	423,531,545	4,715,245	428,246,790

For the Nine Months Ended

September 30, 2007 (Unaudited), and

For the Years Ended December 31, 2006, 2005, and 2004

	Units of Partnership Interest	Limited Partners	General Partner	Total
		$	$	$
Morgan Stanley Charter WCM L.P.
Partners’ Capital, December 31, 2003	5,840,215.439	64,188,800	687,198	64,875,998
Offering of Units	2,031,792.936	21,322,002	60,000	21,382,002
Net loss	—	(4,419,596)	(40,444)	(4,460,040)
Redemptions	(2,111,461.350)	(21,209,420)	—	(21,209,420)

Partners’ Capital, December 31, 2004	5,760,547.025	59,881,786	706,754	60,588,540
Offering of Units	589,614.840	5,806,303	—	5,806,303
Net loss	—	(1,059,720)	(3,649)	(1,063,369)
Redemptions	(1,938,675.321)	(19,003,244)	(196,689)	(19,199,933)

Partners’ Capital, December 31, 2005	4,411,486.544	45,625,125	506,416	46,131,541
Offering of Units	1,273,546.608	13,270,384	50,000	13,320,384
Net loss	—	(966,683)	(10,143)	(976,826)
Redemptions	(1,343,586.218)	(14,093,109)	(70,930)	(14,164,039)

Partners’ Capital, December 31, 2006	4,341,446.934	43,835,717	475,343	44,311,060
Offering of Units	3,272,832.391	32,804,987	260,000	33,064,987
Net income	—	4,979,421	51,078	5,030,499
Redemptions	(856,164.160)	(8,802,923)	—	(8,802,923)

Partners’ Capital, September 30, 2007	6,758,115.165	72,817,202	786,421	73,603,623

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY CHARTER CAMPBELL L.P.

STATEMENTS OF CASH FLOWS

	For the Nine Months Ended September 30,		For the Years Ended December 31,
	2007	2006	2006	2005	2004
	$	$	$	$	$
	(Unaudited)	(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES

Net income (loss)	(43,875,862)	(29,180,487)	9,418,534	32,367,320	3,033,128

Noncash item included in net income (loss):

Net change in unrealized	16,216,626	(8,100,316)	(36,660,019)	11,953,244	6,209,755

(Increase) decrease in operating assets:

Restricted cash	28,950,754	14,760,276	629,038	(10,755,484)	(18,927,514)

Net option premiums	(34,678)	58,271	(125,257)	—	—

Interest receivable (Morgan Stanley DW)	658,121	(562,975)	(543,846)	(699,562)	(366,414)

Increase (decrease) in operating liabilities:

Accrued brokerage fees (Morgan Stanley DW)	(365,670)	82,633	(49,809)	607,474	864,031

Accrued management fees	(161,503)	36,496	(22,000)	292,549	366,349

Accrued incentive fee	—	—	—	—	(9,503)

Net cash provided by (used for) operating activities	1,387,788	(22,906,102)	(27,353,359)	33,765,541	(8,830,168)

CASH FLOWS FROM FINANCING ACTIVITIES

Cash received from offering of Units	—	100,627,569	100,627,569	151,835,689	171,067,686

Cash paid for redemptions of Units	(54,406,986)	(55,837,804)	(78,088,412)	(64,666,231)	(11,991,071)

Net cash provided by (used for) financing activities	(54,406,986)	44,789,765	22,539,157	87,169,458	159,076,615

Net increase (decrease) in unrestricted cash	(53,019,198)	21,883,663	(4,814,202)	120,934,999	150,246,447

Unrestricted cash at beginning of period	355,636,882	360,451,084	360,451,084	239,516,085	89,269,638

Unrestricted cash at end of period	302,617,684	382,334,747	355,636,882	360,451,084	239,516,085

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY CHARTER ASPECT L.P.

STATEMENTS OF CASH FLOWS

	For the Nine Months Ended September 30,		For the Years Ended December 31,
	2007	2006	2006	2005	2004
	$	$	$	$	$
	(Unaudited)	(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES

Net income (loss)	(593,561)	8,837,934	14,456,362	(44,301,832)	(9,789,014)

Noncash item included in net income (loss):

Net change in unrealized	(2,289,238)	10,446,306	2,621,922	5,603,030	(6,112,856)

(Increase) decrease in operating assets:

Restricted cash	1,366,271	7,037,851	(3,506,359)	12,412,773	(5,457,466)

Interest receivable (Morgan Stanley DW)	89,305	(60,262)	2,447	(142,089)	(222,227)

Increase (decrease) in operating liabilities:

Accrued incentive fee	(1,017,989)	—	1,017,989	—	—

Accrued brokerage fees (Morgan Stanley DW)	50	(441,261)	(156,405)	(365,305)	288,773

Accrued management fees	16	(147,087)	(52,135)	(106,710)	92,407

Net cash provided by (used for) operating activities	(2,445,146)	25,673,481	14,383,821	(26,900,133)	(21,200,383)

CASH FLOWS FROM FINANCING ACTIVITIES

Cash received from offering of Units	22,962,957	9,970,852	13,509,630	26,817,698	95,673,242

Cash paid for redemptions of Units	(20,597,067)	(36,873,601)	(50,752,969)	(58,958,439)	(28,296,818)

Net cash provided by (used for) financing activities	2,365,890	(26,902,749)	(37,243,339)	(32,140,741)	67,376,424

Net increase (decrease) in unrestricted cash	(79,256)	(1,229,268)	(22,859,518)	(59,040,874)	46,176,041

Unrestricted cash at beginning of period	109,366,402	132,225,920	132,225,920	191,266,794	145,090,753

Unrestricted cash at end of period	109,287,146	130,996,652	109,366,402	132,225,920	191,266,794

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY CHARTER GRAHAM L.P.

STATEMENTS OF CASH FLOWS

	For the Nine Months Ended September 30,		For the Years Ended December 31,
	2007	2006	2006	2005	2004
	$	$	$	$	$
	(Unaudited)	(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES

Net income (loss)	39,557,272	6,309,849	19,292,183	(78,211,095)	12,451,485

Noncash item included in net income (loss):

Net change in unrealized	(4,693,410)	(2,474,195)	(9,679,307)	(2,618,843)	16,226,752

(Increase) decrease in operating assets:

Restricted cash	43,640,699	(11,599,937)	(24,875,125)	58,163,783	(44,045,645)

Interest receivable (Morgan Stanley DW)	470,464	(409,985)	(493,263)	(552,167)	(582,869)

Increase (decrease) in operating liabilities:

Accrued brokerage fees (Morgan Stanley DW)	(53,551)	(127,635)	(70,688)	(141,612)	1,065,884

Accrued management fees	(17,850)	(42,545)	(23,563)	(16,055)	341,082

Net cash provided by (used for) operating activities	78,903,624	(8,344,448)	(15,849,763)	(23,375,989)	(14,543,311)

CASH FLOWS FROM FINANCING ACTIVITIES

Cash received from offering of Units	35,320,545	68,840,366	89,829,892	133,523,099	220,274,157

Cash paid for redemptions of Units	(72,713,866)	(83,595,262)	(108,265,689)	(94,800,218)	(25,636,027)

Net cash provided by (used for) financing activities	(37,393,321)	(14,754,896)	(18,435,797)	38,722,881	194,638,130

Net increase (decrease) in unrestricted cash	41,510,303	(23,099,344)	(34,285,560)	15,346,892	180,094,819

Unrestricted cash at beginning of period	362,441,363	396,726,923	396,726,923	381,380,031	201,285,212

Unrestricted cash at end of period	403,951,666	373,627,579	362,441,363	396,726,923	381,380,031

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY CHARTER WCM L.P.

STATEMENTS OF CASH FLOWS

	For the Nine Months Ended September 30,		For the Years Ended December 31,
	2007	2006	2006	2005	2004
	$	$	$	$	$
	(Unaudited)	(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES

Net income (loss)	5,030,499	(1,662,682)	(976,826)	(1,063,369)	(4,460,040)

Noncash item included in net income (loss):

Net change in unrealized	(4,152,994)	(98,158)	(708,969)	2,911,685	1,078,871

(Increase) decrease in operating assets:

Restricted cash	1,095,095	5,866,247	(668,307)	(1,016,681)	1,879,904

Interest receivable (Morgan Stanley DW)	(59,213)	(44,363)	(33,626)	(45,889)	(46,444)

Increase (decrease) in operating liabilities:

Accrued brokerage fees (Morgan Stanley DW)	133,070	(20,361)	(23,917)	(79,350)	(3,746)

Accrued management fees	44,357	(6,788)	(7,973)	(22,244)	(1,199)

Accrued incentive fee	(41,912)	—	41,912	—	—

Net cash provided by (used for) operating activities	2,048,902	4,033,895	(2,377,706)	684,152	(1,552,654)

CASH FLOWS FROM FINANCING ACTIVITIES

Cash received from offering of Units	35,801,810	5,969,166	9,845,502	6,637,841	23,001,426

Cash paid for redemptions of Units	(9,605,922)	(8,429,166)	(13,193,605)	(19,655,621)	(21,120,813)

Net cash provided by (used for) financing activities	26,195,888	(2,460,000)	(3,348,103)	(13,017,780)	1,880,613

Net increase (decrease) in unrestricted cash	28,244,790	1,573,895	(5,725,809)	(12,333,628)	327,959

Unrestricted cash at beginning of period	35,032,684	40,758,493	40,758,493	53,092,121	52,764,162

Unrestricted cash at end of period	63,277,474	42,332,388	35,032,684	40,758,493	53,092,121

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY CHARTER CAMPBELL L.P.

SCHEDULES OF INVESTMENTS

Partnership Net Assets at September 30, 2007 (Unaudited): $311,087,161

Futures and Forward Contracts:	Long Unrealized Gain/(Loss)	Percentage of Net Assets	Short Unrealized Gain/(Loss)	Percentage of Net Assets	Net Unrealized Gain/(Loss)
	$	%	$	%	$
Commodity	(206,773)	(0.07)	(357,839)	(0.11)	(564,612)
Equity	2,524,714	0.81	(47,422)	(0.01)	2,477,292
Foreign currency	7,732,279	2.49	(773,680)	(0.25)	6,958,599
Interest rate	(269,263)	(0.09)	(19,562)	(0.01)	(288,825)

Grand Total	9,780,957	3.14	(1,198,503)	(0.38)	8,582,454

Unrealized Currency Loss					(1,089,527)

Total Net Unrealized Gain per Statement of Financial Condition					7,492,927

Partnership Net Assets at December 31, 2006: $407,032,045

Futures and Forward Contracts:	Long Unrealized Gain/(Loss)	Percentage of Net Assets	Short Unrealized Gain/(Loss)	Percentage of Net Assets	Net Unrealized Gain/(Loss)
	$	%	$	%	$
Commodity	(3,998,724)	(0.98)	(154,300)	(0.04)	(4,153,024)
Equity	4,657,094	1.14	—	—	4,657,094
Foreign currency	(2,899,408)	(0.71)	16,812,492	4.13	13,913,084
Interest rate	(429,351)	(0.11)	10,622,441	2.61	10,193,090

Grand Total	(2,670,389)	(0.66)	27,280,633	6.70	24,610,244

Unrealized Currency Loss					(900,691)

Total Net Unrealized Gain per Statement of Financial Condition					23,709,553

Partnership Net Assets at December 31, 2005: $393,064,313

Futures and Forward Contracts:	Long Unrealized Gain/(Loss)	Percentage of Net Assets	Short Unrealized Gain/(Loss)	Percentage of Net Assets	Net Unrealized Gain/(Loss)
	$	%	$	%	$
Commodity	(3,105,740)	(0.79)	—	—	(3,105,740)
Equity	(222,463)	(0.06)	(84,893)	(0.02)	(307,356)
Foreign currency	(6,119,861)	(1.56)	(4,804,870)	(1.22)	(10,924,731)
Interest rate	106,175	0.03	2,415,862	0.61	2,522,037

Grand Total	(9,341,889)	(2.38)	(2,473,901)	(0.63)	(11,815,790)

Unrealized Currency Loss					(1,134,676)

Total Net Unrealized Gain per Statement of Financial Condition					(12,950,466)

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY CHARTER ASPECT L.P.

SCHEDULES OF INVESTMENTS

Partnership Net Assets at September 30, 2007 (Unaudited): $127,322,570

Futures and Forward Contracts:	Long Unrealized Gain/(Loss)	Percentage of Net Assets	Short Unrealized Gain/(Loss)	Percentage of Net Assets	Net Unrealized Gain/(Loss)
	$	%	$	%	$
Commodity	2,470,875	1.94	(947,325)	(0.74)	1,523,550
Equity	454,417	0.36	(137,555)	(0.11)	316,862
Foreign currency	5,630,797	4.42	(618,146)	(0.48)	5,012,651
Interest rate	(103,517)	(0.08)	31,260	0.02	(72,257)

Grand Total	8,452,572	6.64	(1,671,766)	(1.31)	6,780,806

Unrealized Currency Gain					307,198

Total Net Unrealized Gain per Statement of Financial Condition					7,088,004

Partnership Net Assets at December 31, 2006: $124,100,416

Futures and Forward Contracts:	Long Unrealized Gain/(Loss)	Percentage of Net Assets	Short Unrealized Gain	Percentage of Net Assets	Net Unrealized Gain/(Loss)
	$	%	$	%	$
Commodity	(387,481)	(0.31)	1,895,345	1.53	1,507,864
Equity	695,962	0.56	—	—	695,962
Foreign currency	1,204,942	0.97	597,818	0.48	1,802,760
Interest rate	(137,111)	(0.11)	922,709	0.74	785,598

Grand Total	1,376,312	1.11	3,415,872	2.75	4,792,184

Unrealized Currency Gain					6,582

Total Net Unrealized Gain per Statement of Financial Condition					4,798,766

Partnership Net Assets at December 31, 2005: $144,886,305

Futures and Forward Contracts:	Long Unrealized Gain/(Loss)	Percentage of Net Assets	Short Unrealized Gain/(Loss)	Percentage of Net Assets	Net Unrealized Gain/(Loss)
	$	%	$	%	$
Commodity	4,260,768	2.94	(292,043)	(0.20)	3,968,725
Equity	1,100,792	0.76	—	—	1,100,792
Foreign currency	2,914,320	2.01	332,578	0.23	3,246,898
Interest rate	(147,334)	(0.10)	(7,256)	(0.01)	(154,590)

Grand Total	8,128,546	5.61	33,279	0.02	8,161,825

Unrealized Currency Loss					(741,137)

Total Net Unrealized Gain per Statement of Financial Condition					7,420,688

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY CHARTER GRAHAM L.P.

SCHEDULES OF INVESTMENTS

Partnership Net Assets at September 30, 2007 (Unaudited): $428,246,790

Futures and Forward Contracts:	Long Unrealized Gain/(Loss)	Percentage of Net Assets	Short Unrealized Loss	Percentage of Net Assets	Net Unrealized Gain/(Loss)
	$	%	$	%	$
Commodity	1,465,825	0.34	(592,338)	(0.14)	873,487
Equity	226,278	0.05	(106,691)	(0.02)	119,587
Foreign currency	16,805,300	3.92	(1,714,565)	(0.40)	15,090,735
Interest rate	(271,409)	(0.06)	(36,210)	(0.01)	(307,619)

Grand Total	18,225,994	4.25	(2,449,804)	(0.57)	15,776,190

Unrealized Currency Gain					1,455,284

Total Net Unrealized Gain per Statement of Financial Condition					17,231,474

Partnership Net Assets at December 31, 2006: $419,975,791

Futures and Forward Contracts:	Long Unrealized Gain/(Loss)	Percentage of Net Assets	Short Unrealized Gain	Percentage of Net Assets	Net Unrealized Gain/(Loss)
	$	%	$	%	$
Commodity	79,650	0.02	680,903	0.16	760,553
Equity	3,642,736	0.87	—	—	3,642,736
Foreign currency	5,610,658	1.34	642,240	0.15	6,252,898
Interest rate	(3,101,026)	(0.75)	4,738,934	1.13	1,637,908

Grand Total	6,232,018	1.48	6,062,077	1.44	12,294,095

Unrealized Currency Gain					243,969

Total Net Unrealized Gain per Statement of Financial Condition					12,538,064

Partnership Net Assets at December 31, 2005: $421,321,479

Futures and Forward Contracts:	Long Unrealized Gain/(Loss)	Percentage of Net Assets	Short Unrealized (Loss)	Percentage of Net Assets	Net Unrealized Gain/(Loss)
	$	%	$	%	$
Commodity	5,608,515	1.33	(1,541,659)	(0.37)	4,066,856
Equity	1,298,208	0.31	63,750	0.02	1,361,958
Foreign currency	(1,529,914)	(0.36)	3,258,728	0.77	1,728,814
Interest rate	292,861	0.07	(715,950)	(0.17)	(423,089)

Grand Total	5,669,670	1.35	1,064,869	0.25	6,734,539

Unrealized Currency Loss					(3,875,782)

Total Net Unrealized Gain per Statement of Financial Condition					2,858,757

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY CHARTER WCM L.P.

SCHEDULES OF INVESTMENTS

Partnership Net Assets at September 30, 2007 (Unaudited): $73,603,623

Futures and Forward Contracts:	Long Unrealized Gain	Percentage of Net Assets	Short Unrealized Gain/(Loss)	Percentage of Net Assets	Net Unrealized Gain
	$	%	$	%	$
Commodity	2,523,518	3.43	(56,080)	(0.08)	2,467,438
Equity	189,727	0.26	(25,273)	(0.03)	164,454
Foreign currency	2,156,989	2.93	125,781	0.17	2,282,770
Interest rate	240,817	0.33	24,504	0.03	265,321

Grand Total	5,111,051	6.95	68,932	0.09	5,179,983

Unrealized Currency Gain					67,800

Total Net Unrealized Gain per Statement of Financial Condition					5,247,783

Partnership Net Assets at December 31, 2006: $44,311,060

Futures and Forward Contracts:	Long Unrealized Gain/(Loss)	Percentage of Net Assets	Short Unrealized Gain	Percentage of Net Assets	Net Unrealized Gain/(Loss)
	$	%	$	%	$
Commodity	(296,275)	(0.67)	410,666	0.93	114,391
Equity	737,505	1.66	—	—	737,505
Foreign currency	65,403	0.15	531,873	1.20	597,276
Interest rate	(583,619)	(1.31)	227,255	0.51	(356,364)

Grand Total	(76,986)	(0.17)	1,169,794	2.64	1,092,808

Unrealized Currency Gain					1,981

Total Net Unrealized Gain per Statement of Financial Condition					1,094,789

Partnership Net Assets at December 31, 2005: $46,131,541

Futures and Forward Contracts:	Long Unrealized Gain/(Loss)	Percentage of Net Assets	Short Unrealized Gain/(Loss)	Percentage of Net Assets	Net Unrealized Gain/(Loss)
	$	%	$	%	$
Commodity	971,789	2.11	(217,221)	(0.47)	754,568
Equity	272,504	0.59	—	—	272,504
Foreign currency	(1,330,719)	(2.88)	(267,908)	(0.58)	(1,598,627)
Interest rate	102,950	0.22	202,282	0.44	305,232

Grand Total	16,524	0.04	(282,847)	(0.61)	(266,323)

Unrealized Currency Gain					652,143

Total Net Unrealized Gain per Statement of Financial Condition					385,820

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY CHARTER SERIES

NOTES TO FINANCIAL STATEMENTS

(Information with respect to 2007 is Unaudited)

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization — Morgan Stanley Charter Campbell L.P. (“Charter Campbell”), Morgan Stanley Charter Aspect L.P. (“Charter Aspect”) (formerly Morgan Stanley Charter MSFCM L.P.), Morgan Stanley Charter Graham L.P. (“Charter Graham”), and Morgan Stanley Charter WCM L.P. (“Charter WCM”) (formerly Morgan Stanley Charter Millburn L.P.) (individually, a “Partnership”, or collectively, the “Partnerships”) are limited partnerships organized to engage primarily in the speculative trading of futures contracts, options on futures and forward contracts, and forward contracts on physical commodities and other commodity interests, including, but not limited to, foreign currencies, financial instruments, metals, energy, and agricultural products (collectively, “Futures Interests”).

The general partner for each Partnership is Demeter Management Corporation (“Demeter”). The non-clearing commodity broker is Morgan Stanley DW Inc. (“Morgan Stanley DW”). The clearing commodity brokers are Morgan Stanley & Co. Incorporated (“MS&Co.”) and Morgan Stanley & Co. International Limited (“MSIL”). MS&Co. acts as the counterparty on all of the foreign currency forward contracts for each Partnership. In 2007, Morgan Stanley intends to merge Morgan Stanley DW into MS&Co. Upon completion of the merger, the surviving entity, MS&Co. will be the Partnerships’ principal U.S. commodity broker-dealer. Effective January, 2006, for Charter Campbell, Morgan Stanley Capital Group Inc. (“MSCG”) acts as the counterparty on all of the options on foreign currency forward contracts.

Prior to September 15, 2006, the trading advisor for Charter MSCFM L.P. was VK Capital Inc. (“VK Capital”). Demeter, Morgan Stanley DW, MS&Co., MSCG, and VK Capital are wholly-owned subsidiaries of Morgan Stanley.

Effective September 15, 2006, Demeter terminated the management agreement between Charter MSFCM and VK Capital. Consequently, VK Capital has ceased all futures interests trading on behalf of Charter MSFCM as of September 15, 2006.

Also, effective September 30, 2006, Demeter terminated the management agreement between Charter Millburn and Millburn Ridgefield Corporation (“Millburn”). Consequently, Millburn ceased all futures interests trading on behalf of Charter Millburn as of September 30, 2006.

Effective October 16, 2006, Demeter entered into a management agreement with Aspect Capital Limited (“Aspect”) to serve as the sole trading advisor to Charter Aspect effective December 1, 2006.

Effective October 13, 2006, Demeter entered into a management agreement with Winton Capital Management Limited (“Winton”) to serve as the sole trading advisor to Charter WCM effective December 1, 2006.

For the period from September 15, 2006 to December 1, 2006 for Charter Aspect and the period from September 30, 2006 to December 1, 2006 for Charter WCM, all of Charter Aspect’s assets and Charter WCM’s assets were paid interest at the rate specified in the then-current Charter Series prospectus, with a limited partner’s share of interest credited to its Units. No management, brokerage, or incentive fees were charged during this interim period, given the absence of futures interest trading by Charter Aspect and Charter WCM.

Effective on or about April 1, 2007, Morgan Stanley DW , which previously acted as the non-clearing broker, was merged into MS&Co., which has assumed all of the responsibilities of

MORGAN STANLEY CHARTER SERIES

NOTES TO FINANCIAL STATEMENTS — (Continued)

(Information with respect to 2007 is Unaudited)

Morgan Stanley DW. Upon completion of the merger, MS&Co. has become the Partnerships’ principal commodity broker-dealer and also acts as the counterparty on all trading of foreign currency forward contracts. In addition, MSIL serves as the commodity broker for trades on the London Metal Exchange. Effective April 13, 2007, Morgan Stanley & Co. International Limited changed its name to Morgan Stanley & Co. International plc.

Demeter is required to maintain a 1% minimum interest in the equity of each Partnership and income (losses) are shared by Demeter and the limited partners based on their proportional ownership interests.

Use of Estimates — The financial statements are prepared in accordance with accounting principles generally accepted in the United States of America, which require management to make estimates and assumptions that affect the reported amounts in the financial statements and related disclosures. Management believes that the estimates utilized in the preparation of the financial statements are prudent and reasonable. Actual results could differ from those estimates.

Revenue Recognition — Futures Interests are open commitments until settlement date, at which time they are realized. They are valued at market on a daily basis and the resulting net change in unrealized gains and losses is reflected in the change in unrealized trading profit (loss) on open contracts from one period to the next on the Statement of Operations. Monthly, Morgan Stanley DW credits each Partnership with interest income on 100% of its average daily funds held at Morgan Stanley DW. In addition, Morgan Stanley DW credits each Partnership with 100% of the interest income Morgan Stanley DW receives from MS&Co. and MSIL with respect to such Partnership’s assets deposited as margin. The interest rates used are equal to that earned by Morgan Stanley DW on its U.S. Treasury bill investments. For purposes of such interest payments, Net Assets do not include monies owed to the Partnerships on forward contracts and other Futures Interests.

The Partnerships’ functional currency is the U.S. dollar; however, they transact business in currencies other than the U.S. dollar. Assets and liabilities denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect at the date of the Statements of Financial Condition. Income and expense items denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect during the period. Gains and losses resulting from the translation to U.S. dollars are reported in income currently.

Effective April 1, 2007, MS&Co. pays each Partnership at each month end interest income on amount equal to the commodity brokers’ margin requirements on each Partnership’s current futures, forward, and options contracts at a rate approximately equivalent to the rate the commodity brokers pay other similar customers on margin deposits. In addition, MS&Co. pays each Partnership at each month end interest income on each Partnership’s funds in excess of such current margin requirements but available to satisfy margin requirements at a rate equal to the monthly average of the 4-week U.S. Treasury bill discount rate during the month.

Net Income (Loss) per Unit — Net income (loss) per unit of limited partnership interest (“Unit(s)”) is computed using the weighted average number of Units outstanding during the period.

New Accounting Developments. In July 2006, the Financial Accounting Standards Board (“FASB”) issued interpretation No. 48, “Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement 109” (“FIN 48”). FIN 48 clarifies the accounting for income taxes by prescribing the minimum recognition threshold a tax position must meet before being recognized in the

MORGAN STANLEY CHARTER SERIES

NOTES TO FINANCIAL STATEMENTS — (Continued)

(Information with respect to 2007 is Unaudited)

financial statements. FIN 48 is effective for fiscal years beginning after December 15, 2006. The impact to the Partnerships’ Financial Statements, if any, is currently being assessed.

FIN 48 became effective for the Partnerships as of January 1, 2007. Based upon its analysis as of May 10, 2007, management believes that FIN 48 does not have an impact on the Partnerships’ financial statements.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS No. 157”). SFAS No. 157 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. SFAS No. 157 is effective for the Partnerships as of January 1, 2008. The impact to the Partnerships’ Financial Statements, if any, is currently being assessed.

In September 2006, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements” (“SAB No. 108”) to provide guidance on how the effects of the carryover or reversal of prior year unrecorded misstatements should be considered in quantifying a current year misstatement. SAB No. 108 requires a company to apply an approach that considers the amount by which the current year income statement is misstated (“rollover approach”) and an approach that considers the cumulative amount by which the current year balance sheet is misstated (“iron-curtain approach”). Prior to the issuance of SAB No. 108, many companies applied either the rollover or iron-curtain approach for purposes of assessing materiality of misstatements. SAB No. 108 is effective for the Partnerships as of January 1, 2007. Upon adoption, SAB No. 108 allows a one-time cumulative effect adjustment against Partners’ Capital for those prior year misstatements that were not material under the Partnership’s prior approach, but that are deemed material under the SAB No. 108 approach. Demeter does not expect the adoption of SAB No. 108 to have a material impact on the Partnerships’ Financial Statements.

Equity in Futures Interests Trading Accounts — The Partnerships’ asset “Equity in futures interests trading accounts,” reflected on the Statements of Financial Condition, consists of (A) cash on deposit with Morgan Stanley DW, MS&Co., and MSIL to be used as margin for trading (B) net unrealized gains or losses on open contracts, which are valued at market and calculated as the difference between original contract value and market value; and (C) net option premiums, which represent the net of all monies paid and/or received for such option premiums.

The Partnerships, in their normal course of business, enter into various contracts with MS&Co. and MSIL acting as their commodity brokers. Pursuant to brokerage agreements with MS&Co. and MSIL, to the extent that such trading results in unrealized gains or losses, these amounts are offset and reported on a net basis in the Partnerships’ Statements of Financial Condition.

The Partnerships have offset the fair value amounts recognized for forward contracts executed with the same counterparty as allowable under the terms of their master netting agreements with MS&Co., the sole counterparty on such contracts. The Partnerships have consistently applied their right to offset.

Brokerage and Related Transaction Fees and Costs — Each Partnership currently pays a flat-rate monthly brokerage fee of  1/12 of 6.00% of the Partnership’s Net Assets as of the first day of each month (a 6.00% annual rate). Such fees currently cover all brokerage fees, transaction fees and costs, and ordinary administrative and offering expenses.

MORGAN STANLEY CHARTER SERIES

NOTES TO FINANCIAL STATEMENTS — (Continued)

(Information with respect to 2007 is Unaudited)

Subsequent to September 15, 2006 for Charter Aspect and subsequent to September 30, 2006 for Charter WCM, no brokerage fees were paid until December 1, 2006, given the absence of futures interests trading.

From August 1, 2002 to June 30, 2005, each Partnership paid a flat-rate monthly brokerage fee of  1/12 of 6.25% of the Partnership’s Net Assets as of the first day of each month (a 6.25% annual rate).

Operating Expenses — The Partnerships incur monthly management fees and may incur an incentive fee. All common administrative and continuing offering expenses including legal, auditing, accounting, filing fees, and other related expenses are borne by Morgan Stanley DW through the brokerage fees paid by the Partnerships.

Continuing Offering — Units of each Partnership except Charter Campbell are offered at a price equal to 100% of the Net Asset Value per Unit at monthly closings held as of the last day of each month. Effective September 30, 2006, Subscriptions for Units of Charter Aspect and Charter WCM were not accepted until November 30, 2006 month-end closings when Aspect and Winton commenced trading. No selling commissions or charges related to the continuing offering of Units are paid by the limited partners or the Partnerships. Morgan Stanley DW pays all such costs.

Effective May 1, 2006, Charter Campbell no longer accepts any subscriptions for Units in the Partnership.

Redemptions — Limited partners may redeem some or all of their Units at 100% of the Net Asset Value per Unit as of the end of the last day of any month that is at least six months after the closing at which a person first becomes a limited partner. The Request for Redemption must be delivered to a limited partner’s local Morgan Stanley Branch Office in time for it to be forwarded and received by Demeter no later than 3:00 p.m., New York City time, on the last day of the month in which the redemption is to be effective. Redemptions must be made in whole Units, with a minimum of 100 Units required for each redemption, unless a limited partner is redeeming his entire interest in a particular Partnership.

Units redeemed on or prior to the last day of the twelfth month from the date of purchase will be subject to a redemption charge equal to 2% of the Net Asset Value of a Unit on the Redemption Date. Units redeemed after the last day of the twelfth month and on or prior to the last day of the twenty-fourth month from the date of purchase will be subject to a redemption charge equal to 1% of the Net Asset Value of a Unit on the Redemption Date. Units redeemed after the last day of the twenty-fourth month from the date of purchase will not be subject to a redemption charge. The foregoing redemption charges are paid to Morgan Stanley DW.

Exchanges — On the last day of the first month which occurs more than six months after a person first becomes a limited partner in each Partnership, and at the end of each month thereafter, limited partners may exchange their Units among the Charter Aspect, Charter Graham, and Charter WCM (subject to certain restrictions outlined in the Limited Partnership Agreements) without paying additional charges.

Effective September 30, 2006, Charter Aspect and Charter WCM did not accept any exchanges of Units from any other Charter Series of Funds until the November 30, 2006 month-end closing when Aspect and Winton commenced trading.

MORGAN STANLEY CHARTER SERIES

NOTES TO FINANCIAL STATEMENTS — (Continued)

(Information with respect to 2007 is Unaudited)

Effective May 1, 2006, Charter Campbell no longer accepts any exchanges of Units from any other Charter Series Fund for Units of Charter Campbell.

Distributions — Distributions, other than redemptions of Units, are made on a pro-rata basis at the sole discretion of Demeter. No distributions have been made to date. Demeter does not intend to make any distributions of the Partnerships’ profits.

Income Taxes — No provision for income taxes has been made in the accompanying financial statements, as partners are individually responsible for reporting income or loss based upon their respective share of each Partnership’s revenues and expenses for income tax purposes.

Dissolution of the Partnerships — Charter Aspect will terminate on December 31, 2025 and Charter Campbell, Charter Graham, and Charter WCM will terminate on December 31, 2035 or at an earlier date if certain conditions occur as defined in each Partnership’s Limited Partnership Agreement.

Litigation Settlement — Charter Aspect received notification of a preliminary entitlement to payment from the Sumitomo Copper Litigation Settlement Administrator, and Charter Aspect received settlement award payments in the amount of $2,880 during July 2004 and $3,661 during November 2005. Any amounts received are accounted for in the period received, for the benefit of the limited partners at the date of receipt.

Reclassifications — Certain prior year amounts relating to cash balances were reclassified on the Statements of Cash Flows to conform to 2006 and 2005 presentation. Such reclassifications have no impact on the Partnerships’ reported net income (loss).

2.  RELATED PARTY TRANSACTIONS

Each Partnership pays brokerage fees to Morgan Stanley DW as described in Note 1. Each Partnership’s cash is on deposit with Morgan Stanley DW, MS&Co. and MSIL in futures interests trading accounts to meet margin requirements as needed. Morgan Stanley DW pays interest on these funds as described in Note 1.

3.  TRADING ADVISORS

Demeter, on behalf of each Partnership, retains certain commodity trading advisors to make all trading decision for the Partnerships. The trading advisors for each Partnership at December 31, 2006 were as follows:

Morgan Stanley Charter Campbell L.P.

Campbell & Company, Inc.

Morgan Stanley Charter Aspect L.P.

Aspect Capital Limited, effective December 1, 2006

Morgan Stanley Charter Graham L.P.

Graham Capital Management, L.P.

Morgan Stanley Charter WCM L.P.

Winton Capital Management Limited, effective December 1, 2006

MORGAN STANLEY CHARTER SERIES

NOTES TO FINANCIAL STATEMENTS — (Continued)

(Information with respect to 2007 is Unaudited)

Compensation to the trading advisors by the Partnerships consists of a management fee and an incentive fee as follows:

Management Fee — Charter Aspect, Charter Graham, and Charter WCM, each pay its trading advisor a flat-rate monthly fee equal to  1/12 of 2% (a 2% annual rate) of the Partnership’s Net Assets under management by each trading advisor as of the first day of each month.

Effective as of September 15, 2006 for Charter Aspect and September 30, 2006 for Charter WCM, no management fees were paid until December 1, 2006 when Aspect and Winton commenced trading.

Charter Campbell pays its trading advisor a flat-rate monthly fee equal to  1/12 of 2.65% (a 2.65% annual rate) of the Partnership’s Net Assets under management as of the first day of each month.

Incentive Fee — Each Partnership’s incentive fee is equal to 20% of trading profits, paid on a monthly basis.

Effective as of September 15, 2006 for Charter Aspect and September 30, 2006 for Charter WCM, no incentive fees were paid until December 1, 2006 when Aspect and Winton commenced trading.

Trading profits represent the amount by which profits from futures, forwards, and options trading exceed losses after brokerage and management fees are deducted. When a trading advisor experiences losses with respect to Net Assets as of the end of a calendar month, the trading advisor must recover such losses before that trading advisor is eligible for an incentive fee in the future.

Charter Aspect and Charter WCM will pay incentive fees to Aspect and Winton, respectively, based upon the performance of each trading advisor beginning December 1, 2006 without regard to any losses incurred by the prior trading advisor(s).

4.  FINANCIAL INSTRUMENTS

The Partnerships trade Futures Interests. Futures and forwards represent contracts for delayed delivery of an instrument at a specified date and price. Risk arises from changes in the value of these contracts and the potential inability of counterparties to perform under the terms of the contracts. There are numerous factors which may significantly influence the market value of these contracts, including interest rate volatility.

The market value of exchange-traded contracts is based on the settlement price quoted by the exchange on the day with respect to which market value is being determined. If an exchange-traded contract could not have been liquidated on such day due to the operation of daily limits or other rules of the exchange, the settlement price shall be the settlement price on the first subsequent day on which the contract could be liquidated. The market value of off-exchange-traded contracts is based on the fair market value quoted by the counterparty.

The Partnerships’ contracts are accounted for on a trade-date basis and marked to market on a daily basis. Each Partnership accounts for its derivative investments in accordance with the provisions of Statement of Financial Accounting Standard No. 133, “Accounting for Derivative Instruments and Hedging Activities” (“SFAS No. 133”). SFAS No. 133 defines a derivative as a financial instrument or other contract that has all three of the following characteristics:

(1)	One or more underlying notional amounts or payment provisions;

MORGAN STANLEY CHARTER SERIES

NOTES TO FINANCIAL STATEMENTS — (Continued)

(Information with respect to 2007 is Unaudited)

(2)	Requires no initial net investment or a smaller initial net investment than would be required relative to changes in market factors;

(3)	Terms require or permit net settlement.

Generally, derivatives include futures, forward, swaps or options contracts, or other financial instruments with similar characteristics such as caps, floors, and collars.

The net unrealized gains (losses) on open contracts, reported as a component of “Equity in futures interests trading accounts” on the Statements of Financial Condition, and their longest contract maturities were as follows:

Charter Campbell

	Net Unrealized Gains/(Losses) on Open Contracts			Longest Maturities
Date	Exchange- Traded	Off- Exchange- Traded	Total	Exchange- Traded	Off- Exchange- Traded
	$	$	$
Sep. 30, 2007	534,400	6,958,527	7,492,927	Jun. 2008	Dec. 2007
Dec. 31, 2006	9,796,471	13,913,082	23,709,553	Sep. 2007	Mar. 2007
Dec. 31, 2005	(2,025,735)	(10,924,731)	(12,950,466)	Sep. 2006	Mar. 2006
Charter Aspect
	Net Unrealized Gains on Open Contracts			Longest Maturities
Date	Exchange- Traded	Off- Exchange- Traded	Total	Exchange- Traded	Off- Exchange- Traded
	$	$	$
Sep. 30, 2007	2,075,357	5,012,647	7,088,004	Dec. 2008	Oct. 2007
Dec. 31, 2006	2,996,006	1,802,760	4,798,766	Mar. 2008	Jan. 2007
Dec. 31, 2005	4,575,616	2,845,072	7,420,688	Sep. 2006	Mar. 2006
Charter Graham
	Net Unrealized Gains on Open Contracts			Longest Maturities
Date	Exchange- Traded	Off- Exchange- Traded	Total	Exchange- Traded	Off- Exchange- Traded
	$	$	$
Sep. 30, 2007	3,560,496	13,670,978	17,231,474	Mar. 2009	Dec. 2007
Dec. 31, 2006	5,466,119	7,071,945	12,538,064	Jun. 2008	Mar. 2007
Dec. 31, 2005	786,903	2,071,854	2,858,757	Jun. 2007	Mar. 2006

MORGAN STANLEY CHARTER SERIES

NOTES TO FINANCIAL STATEMENTS — (Continued)

(Information with respect to 2007 is Unaudited)

Charter WCM

	Net Unrealized Gains/ (Losses) on Open Contracts			Longest Maturities
Date	Exchange- Traded	Off- Exchange- Traded	Total	Exchange- Traded	Off- Exchange- Traded
	$	$	$
Sep. 30, 2007	5,247,783	—	5,247,783	Mar. 2009	—
Dec. 31, 2006	1,094,789	—	1,094,789	Jun. 2008	—
Dec. 31, 2005	1,984,446	(1,598,626)	385,820	Oct. 2006	Mar. 2006

The Partnerships have credit risk associated with counterparty nonperformance. As of the date of the financial statements, the credit risk associated with the instruments in which the Partnerships trade is limited to the amounts reflected in the Partnerships’ Statements of Financial Condition.

The Partnerships also have credit risk because Morgan Stanley DW, MS&Co., MSIL and/or MSCG, act as the futures commission merchants or the counterparties, with respect to most of the Partnerships’ assets. Exchange-traded futures, exchange-traded forward, and exchange-traded futures-styled options contracts are marked to market on a daily basis, with variations in value settled on a daily basis. Morgan Stanley DW, MS&Co., and MSIL, each as a futures commission merchant for each Partnership’s exchange-traded futures, exchange-traded forward, and exchange-traded futures-styled options contracts, are required, pursuant to regulations of the Commodity Futures Trading Commission, to segregate from their own assets, and for the sole benefit of their commodity customers, all funds held by them with respect to exchange-traded futures, exchange-traded forward, and exchange-traded futures-styled options contracts, including an amount equal to the net unrealized gains (losses) on all open exchange-traded futures, exchange-traded forward, and exchange-traded futures-styled options contracts, which funds, in the aggregate, totaled $311,814,023, $403,046,046, and $396,667,080 for Charter Campbell; $123,265,754, $125,631,930, and $146,564,699 for Charter Aspect; $418,431,660, $422,467,679, and $427,198,898 for Charter Graham; and $74,227,930, $42,925,241, and $48,872,400 for Charter WCM, at September 30, 2007, December 31, 2006 and 2005, respectively. With respect to each Partnership’s off-exchange-traded forward currency contracts and forward currency options contracts, there are no daily settlements of variation in value nor is there any requirement that an amount equal to the net unrealized gains (losses) on such contracts be segregated. However, each Partnership is required to meet margin requirements equal to the net unrealized loss on open forward currency contracts in the Partnership accounts with the counterparty, which is accomplished by daily maintenance of the cash balance in a custody account held at Morgan Stanley DW for the benefit of MS&Co. With respect to those off-exchange-traded forward currency contracts, the Partnerships are at risk to the ability of MS&Co., the sole counterparty on all such contracts, to perform. Each Partnership has a netting agreement with the counterparties. These agreements, which seek to reduce both the Partnerships’ and the counterparties’ exposure on off-exchange-traded forward currency contracts, should materially decrease the Partnerships’ credit risk in the event of MS&Co.’s or MSCG’s bankruptcy or insolvency.

MORGAN STANLEY CHARTER SERIES

NOTES TO FINANCIAL STATEMENTS — (Continued)

(Information with respect to 2007 is Unaudited)

5.  FINANCIAL HIGHLIGHTS

Charter Campbell

	2006	2005	2004

PER UNIT OPERATING PERFORMANCE:

NET ASSET VALUE, JANUARY 1:	$12.70	$11.58	$11.14

NET OPERATING RESULTS:
Interest Income	0.60	0.34	0.14
Expenses	(1.09)	(1.04)	(1.24)
Realized Profit (Loss)	(0.24)	2.25	1.90
Unrealized Profit (Loss)	1.12	(0.43)	(0.36)

Net Income	0.39	1.12	0.44

NET ASSET VALUE, DECEMBER 31:	$13.09	$12.70	$11.58

FOR THE CALENDAR YEAR:

RATIOS TO AVERAGE NET ASSETS:
Net Investment Loss	(3.9)%	(5.7)%	(9.2)%
Expenses before Incentive Fees	8.6%	8.5%	8.3%
Expenses after Incentive Fees	8.6%	8.5%	10.4%
Net Income	2.3%	9.6%	1.5%

TOTAL RETURN BEFORE INCENTIVE FEES	3.1%	9.7%	6.2%

TOTAL RETURN AFTER INCENTIVE FEES	3.1%	9.7%	3.9%

INCEPTION-TO-DATE RETURN	30.9%

COMPOUND ANNUALIZED RETURN	6.5%

MORGAN STANLEY CHARTER SERIES

NOTES TO FINANCIAL STATEMENTS — (Continued)

(Information with respect to 2007 is Unaudited)

Charter Aspect

	2006	2005	2004

PER UNIT OPERATING PERFORMANCE:

NET ASSET VALUE, JANUARY 1:	$15.73	$19.56	$20.72

NET OPERATING RESULTS:
Interest Income	0.79	0.50	0.23
Expenses	(1.21)	(1.36)	(1.52)
Realized Profit (Loss)	2.40	(2.45)	(0.45)
Unrealized Profit (Loss)	(0.33)	(0.52)	0.58
Proceeds from Litigation Settlement	—	0.00	0.00

Net Income (Loss)	1.65	(3.83)	(1.16)

NET ASSET VALUE, DECEMBER 31:	$17.38	$15.73	$19.56

FOR THE CALENDAR YEAR:

RATIOS TO AVERAGE NET ASSETS:
Net Investment Loss	(2.5)%	(5.4)%	(6.8)%
Expenses before Incentive Fees	6.5%	8.5%	8.1%
Expenses after Incentive Fees	7.3%	8.5%	8.1%
Net Income (Loss)	10.9%	(25.5)%	(4.9)%

TOTAL RETURN BEFORE INCENTIVE FEES	11.3%	(19.6)%	(5.6)%

TOTAL RETURN AFTER INCENTIVE FEES	10.5%	(19.6)%	(5.6)%

INCEPTION-TO-DATE RETURN	73.8%

COMPOUND ANNUALIZED RETURN	4.4%

MORGAN STANLEY CHARTER SERIES

NOTES TO FINANCIAL STATEMENTS — (Continued)

(Information with respect to 2007 is Unaudited)

Charter Graham

	2006	2005	2004

PER UNIT OPERATING PERFORMANCE:

NET ASSET VALUE, JANUARY 1:	$18.60	$22.16	$21.88

NET OPERATING RESULTS:
Interest Income	0.90	0.55	0.25
Expenses	(1.54)	(1.54)	(1.96)
Realized Profit (Loss)	1.06	(2.68)	2.91
Unrealized Profit (Loss)	0.44	0.11	(0.92)

Net Income (Loss)	0.86	(3.56)	0.28

NET ASSET VALUE, DECEMBER 31:	$19.46	$18.60	$22.16

FOR THE CALENDAR YEAR:

RATIOS TO AVERAGE NET ASSETS:
Net Investment Loss	(3.3)%	(5.3)%	(8.1)%
Expenses before Incentive Fees	8.0%	8.2%	7.9%
Expenses after Incentive Fees	8.0%	8.2%	9.2%
Net Income (Loss)	4.5%	(18.1)%	3.3%

TOTAL RETURN BEFORE INCENTIVE FEES	4.6%	(16.1)%	2.6%

TOTAL RETURN AFTER INCENTIVE FEES	4.6%	(16.1)%	1.3%

INCEPTION-TO-DATE RETURN	94.6%

COMPOUND ANNUALIZED RETURN	8.9%

MORGAN STANLEY CHARTER SERIES

NOTES TO FINANCIAL STATEMENTS — (Concluded)

(Information with respect to 2007 is Unaudited)

Charter WCM

	2006	2005	2004

PER UNIT OPERATING PERFORMANCE:

NET ASSET VALUE, JANUARY 1:	$10.46	$10.52	$11.11

NET OPERATING RESULTS:
Interest Income	0.51	0.26	0.12
Expenses	(0.73)	(0.81)	(0.84)
Realized Profit (Loss)	(0.20)	1.04	0.31
Unrealized Profit (Loss)	0.17	(0.55)	(0.18)

Net Loss	(0.25)	(0.06)	(0.59)

NET ASSET VALUE, DECEMBER 31:	$10.21	$10.46	$10.52

FOR THE CALENDAR YEAR:

RATIOS TO AVERAGE NET ASSETS:
Net Investment Loss	(2.1)%	(5.6)%	(7.1)%
Expenses before Incentive Fees	6.8%	8.3%	8.3%
Expenses after Incentive Fees	6.9%	8.3%	8.3%
Net Loss	(2.2)%	(2.1)%	(7.4)%

TOTAL RETURN BEFORE INCENTIVE FEES	(2.3)%	(0.6)%	(5.3)%

TOTAL RETURN AFTER INCENTIVE FEES	(2.4)%	(0.6)%	(5.3)%

INCEPTION-TO-DATE RETURN	2.1%

COMPOUND ANNUALIZED RETURN	0.3%

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors of

Demeter Management Corporation:

We have audited the accompanying statements of financial condition of Demeter Management Corporation (the “Company”), a wholly-owned subsidiary of Morgan Stanley, as of November 30, 2006 and 2005. These statements of financial condition are the responsibility of the Company’s management. Our responsibility is to express an opinion on these statements of financial condition based on our audits.

We conducted our audits in accordance with generally accepted auditing standards as established by the Auditing Standards Board (United States) and in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements of financial condition, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement of financial condition presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such statements of financial condition present fairly, in all material respects, the financial position of the Company at November 30, 2006 and 2005, in conformity with accounting principles generally accepted in the United States of America.

New York, New York

February 26, 2007

DEMETER MANAGEMENT CORPORATION

(A Wholly-Owned Subsidiary of Morgan Stanley)

STATEMENTS OF FINANCIAL CONDITION

at August 31, 2007 (Unaudited) and November 30, 2006 and 2005

	August 31, 2007	November 30,
		2006	2005
	$	$	$
	(Unaudited)

ASSETS
Investments in affiliated partnerships	63,160,129	34,589,190	36,862,075
Deferred income taxes	983,755	983,755	2,604,711

Total Assets	64,143,884	35,572,945	39,466,786

LIABILITIES AND STOCKHOLDER’S EQUITY

LIABILITIES:
Payable to Parent	52,111,438	25,992,736	29,828,632
Accrued expenses	16,165	8,705	21,398

Total Liabilities	52,127,603	26,001,441	29,850,030

STOCKHOLDER’S EQUITY:
Common stock, no par value:
Authorized 1,000 shares; outstanding 100 shares at stated value of $500 per share	50,000	50,000	50,000
Additional paid-in capital	330,100,000	330,100,000	330,100,000
Retained earnings	11,866,281	9,421,504	9,466,756

	342,016,281	339,571,504	339,616,756
Less: Notes receivable from Parent	(330,000,000)	(330,000,000)	(330,000,000)

Total Stockholder’s Equity	12,016,281	9,571,504	9,616,756

Total Liabilities and Stockholder’s Equity	64,143,884	35,572,945	39,466,786

The accompanying notes are an integral part of these financial statements.

DEMETER MANAGEMENT CORPORATION

(Wholly-Owned Subsidiary of Morgan Stanley)

NOTES TO STATEMENTS OF FINANCIAL CONDITION

(Information with respect to 2007 is Unaudited)

At August 31, 2007 (Unaudited) and For the Years Ended November 30, 2006 and 2005

1.  INTRODUCTION AND BASIS OF PRESENTATION

Demeter Management Corporation (“Demeter”) is a wholly-owned subsidiary of Morgan Stanley (“Morgan Stanley” or “Parent”).

Demeter manages the following commodity pools as sole general partner: Morgan Stanley Cornerstone Fund II, L.P., Morgan Stanley Cornerstone Fund III L.P., Morgan Stanley Cornerstone Fund IV, L.P., Morgan Stanley Diversified Futures Fund L.P., Morgan Stanley Diversified Futures Fund III L.P., Morgan Stanley Principal Plus Fund L.P., Morgan Stanley Principal Plus Fund Management L.P., Morgan Stanley Portfolio Strategy Fund L.P., Morgan Stanley Spectrum Currency L.P., Morgan Stanley Spectrum Global Balanced L.P., Morgan Stanley Spectrum Strategic L.P., Morgan Stanley Spectrum Technical L.P., Morgan Stanley Spectrum Select L.P., Morgan Stanley/Chesapeake L.P., Morgan Stanley /JWH Futures Fund L.P., Morgan Stanley Charter Campbell L.P., Morgan Stanley Charter Aspect L.P., Morgan Stanley Charter Graham L.P., Morgan Stanley Charter WCM L.P., Morgan Stanley Strategic Alternatives L.P., and Morgan Stanley/Mark J. Walsh & Company L.P.

Each of the commodity pools is a limited partnership organized to engage in the speculative trading of commodity futures contracts, forward contracts on foreign currencies, and other commodity interests.

Demeter is a trading manager for the following funds: Morgan Stanley Strategic Alternatives L.L.C., Morgan Stanley Japan Managed Futures L.L.C., and Morgan Stanley Alternative Managed Futures Limited.

Effective July 20, 2006, Dean Witter Portfolio Strategy Fund L.P., Dean Witter Principal Plus Fund L.P., Dean Witter Diversified Futures Fund Limited Partnership, and Dean Witter Diversified Futures Fund III L.P., changed their names to Morgan Stanley Portfolio Strategy Fund L.P., Morgan Stanley Principal Plus Fund L.P., Morgan Stanley Diversified Futures Fund L.P., and Morgan Stanley Diversified Futures Fund III L.P., respectively.

Effective July 21, 2006, Dean Witter Cornerstone Fund II, Dean Witter Cornerstone Fund III, and Dean Witter Cornerstone Fund IV, changed their names to Morgan Stanley Cornerstone Fund II L.P., Morgan Stanley Cornerstone Fund III L.P., and Morgan Stanley Cornerstone Fund IV L.P., respectively.

Effective October 5, 2006, Dean Witter Principal Plus Fund Management L.P. changed its name to Morgan Stanley Principal Plus Fund Management L.P.

Effective October 13, 2006, Morgan Stanley Charter Millburn L.P. changed its name to Morgan Stanley Charter WCM L.P.

Effective October 16, 2006, Morgan Stanley Charter MSFCM L.P. changed its name to Morgan Stanley Charter Aspect L.P.

At July 31, 2006, Dean Witter World Currency Fund L.P. terminated trading in accordance with its Limited Partnership Agreement. The final distribution of its assets was made on August 14, 2006. The final dissolution of the partnership was completed on October 5, 2006.

DEMETER MANAGEMENT CORPORATION

(Wholly-Owned Subsidiary of Morgan Stanley)

NOTES TO STATEMENTS OF FINANCIAL CONDITION — (Continued)

(Information with respect to 2007 is Unaudited)

At August 31, 2007 (Unaudited) and For the Years Ended November 30, 2006 and 2005

In July, 2006, Demeter elected to withdraw as general partner from Dean Witter Diversified Futures Fund II L.P. and Dean Witter Multi-Market Portfolio L.P. which subsequently terminated trading as of August 31, 2006 in accordance with each partnership’s respective Limited Partnership Agreement. Final distributions for each partnership’s assets were made on November 14, 2006. The final dissolution of each partnership was completed on December 29, 2006 and December 26, 2006, respectively.

The statements of financial condition are prepared in accordance with accounting principles generally accepted in the United States of America, which require management to make estimates and assumptions that affect the reported amounts in the financial statements and related disclosures. Management believes that the estimates utilized in the preparation of the financial statements are prudent and reasonable. Actual results could differ from these estimates.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Income Taxes — Income taxes are provided for using the asset and liability method, under which deferred tax assets and liabilities are determined based upon the temporary differences between the financial statement and the income tax basis of assets and liabilities, using enacted tax rates and laws that will be in effect when such differences are expected to reverse.

New Accounting Developments — In July 2006, the Financial Accounting Standards Board (“FASB”) issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement 109” (“FIN 48”). FIN 48 clarifies the accounting for income taxes by prescribing the minimum recognition threshold a tax position must meet before being recognized in the financial statements. FIN 48 is effective for fiscal years beginning after December 15, 2006. The impact to Demeter’s Financial Statements, if any, is currently being assessed.

FIN 48 became effective for Demeter as of January 1, 2007. Based upon its analysis, management believes that the adoption of FIN 48 has no impact on Demeter’s financial statements.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS No. 157”). SFAS No. 157 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. SFAS No. 157 is effective for Demeter as of January 1, 2008. The impact to Demeter’s Financial Statements, if any, is currently being assessed.

In September 2006, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements” (“SAB No. 108”) to provide guidance on how the effects of the carryover or reversal of prior year unrecorded misstatement should be considered in quantifying a current year misstatement. SAB No. 108 requires a company to apply an approach that considers the amount by which the current year income statement is misstated (“rollover approach”) and an approach that considers the cumulative amount by which the current year balance sheet is misstated (“ironcurtain approach”). Prior to the issuance of SAB No. 108, many companies applied either the rollover or iron-curtain approach for purposes of assessing materiality of misstatements. SAB No. 108 is effective for Demeter as of January 1, 2007. Upon adoption, SAB No. 108 allows a one time cumulative effect adjustment against retained earnings for those prior year misstatements that were not material under Demeter’s prior approach, but are deemed material under the SAB 108 approach. Demeter does not expect the adoption of SAB No. 108 to have a material impact on the Financial Statements.

DEMETER MANAGEMENT CORPORATION

(Wholly-Owned Subsidiary of Morgan Stanley)

NOTES TO STATEMENTS OF FINANCIAL CONDITION — (Concluded)

(Information with respect to 2007 is Unaudited)

At August 31, 2007 (Unaudited) and For the Years Ended November 30, 2006 and 2005

3.  INVESTMENTS IN AFFILIATED PARTNERSHIPS

The limited partnership agreement of each commodity pool or limited partnership requires Demeter to maintain a general partnership interest in each partnership, generally in an amount equal to, but not less than, 1 percent of the aggregate capital contributed to the limited partnership by all partners.

The total assets, liabilities, and partners’ capital of all the commodity pools managed by Demeter at August 31, 2007, November 30, 2006 and 2005 were as follows:

	August 31, 2007	November 30,
		2006	2005
	$	$	$
	(Unaudited)
Total assets	2,811,138,150	3,227,905,143	3,430,068,875
Total liabilities	62,694,975	75,368,674	100,506,360

Total partners’ capital	2,748,443,175	3,152,536,469	3,329,562,515

Demeter’s investment in such limited partnerships is valued using the Net Asset Value of the underlying partnerships, as defined in the limited partnership agreements of such limited partnerships, which approximates fair value.

4.  PAYABLE TO PARENT

The Payable to Parent is primarily for net amounts due for the purchase and sale of partnership investments, for funding, as needed for Demeter to meet the net worth requirements described in Note 5, and for income tax and other payments made by Morgan Stanley on behalf of Demeter.

5.  NET WORTH REQUIREMENT

At August 31, 2007, November 30, 2006, and 2005, Demeter held non-interest bearing notes from its Parent that were payable on demand. These notes were received in connection with additional capital contributions aggregating $330,000,000 at August 31, 2007, November 30, 2006 and 2005.

The limited partnership agreement of each commodity pool requires Demeter to maintain its net worth at an amount not less than 10% of the capital contributions by all partners in such pool and each other commodity pool in which Demeter is the general partner (15% or $250,000, whichever is less if the capital contributions to any limited partnership are less than $2,500,000).

In calculating this requirement, Demeter’s interests in each limited partnership and any amounts receivable from or payable to such partnerships are excluded from net worth. Notes receivable from Parent are included in net worth for purposes of this calculation. It is the Parent’s intent to ensure that Demeter maintains the net worth required by the limited partnership agreements.

6.  INCOME TAXES

The Company is included in the consolidated federal income tax return filed by Morgan Stanley and certain other subsidiaries. Federal income taxes have been provided on a separate entity basis. The Company is included in various unitary and combined tax filings. Accordingly, state and local income taxes have been provided on separate entity income based upon unitary/combined effective tax rates.

In accordance with the terms of the Tax Allocation Agreement with Morgan Stanley, current taxes payable are due to Morgan Stanley. The Company accounts for its own deferred tax assets and liabilities. Deferred income taxes are primarily attributable to unrealized gains or losses related to partnership investments.

EXHIBIT A — FORM OF AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENTS

The following updates and replaces in its entirety “Annex A — Specimen Form of Request for Redemption” beginning on page A-27.

Annex A to Limited Partnership Agreement

REQUEST FOR REDEMPTION: MORGAN STANLEY MANAGED FUTURES FUNDS

THIS IRREVOCABLE REQUEST FOR REDEMPTION MUST BE DELIVERED TO A LIMITED PARTNER’S LOCAL MORGAN STANLEY & CO. INCORPORATED BRANCH OFFICE IN TIME FOR IT TO BE FORWARDED AND RECEIVED BY THE GENERAL PARTNER, ATTN: MANAGED FUTURES, 522 FIFTH AVENUE, 13TH FLOOR, NEW YORK, NEW YORK 10036, NO LATER THAN 3:00 P.M., NEW YORK CITY TIME, ON THE LAST DAY OF THE MONTH IN WHICH THE REDEMPTION IS TO BE EFFECTIVE.

, 20	☐	☐	☐	-	☐	☐	☐	☐	☐	☐	-	☐	☐	☐
[date]	[print or type Morgan Stanley & Co. Incorporated account number]

I hereby request redemption (effective as of the next applicable date as of which redemption is permitted as set forth in the Limited Partnership Agreement of the Partnership for which redemption is requested, subject to all terms and conditions set forth therein) of my capital account in an amount equal to the respective Net Asset Value, as defined in the Limited Partnership Agreement, of the following Unit(s) of Limited Partnership Interest (“Units”), less any amounts specified in the Limited Partnership Agreement.

COMPLETE ONLY ONE SECTION — A, B, C, OR D — PER FORM

Section A

Spectrum Series shall only redeem Units in a minimum amount of 50 Units, unless a Limited Partner is redeeming his/her entire interest (all) in such Partnership.

[DWSB] Spectrum Global Balanced	☐ Entire Interest	Units

[DWSF] Spectrum Select	☐ Entire Interest	Units

[DWSS] Spectrum Strategic	☐ Entire Interest	Units

[DWST] Spectrum Technical	☐ Entire Interest	Units

[DWSX] Spectrum Currency	☐ Entire Interest	Units

Section B

Cornerstone Funds shall only redeem $1,000 increments or WHOLE Units unless a Limited Partner is redeeming his/her entire interest (all) in such Partnership.

[CFCFB] Cornerstone Fund II	☐ Entire Interest	Units	$	,000

[CFCFC] Cornerstone Fund III	☐ Entire Interest	Units	$	,000

[CFCFD] Cornerstone Fund IV	☐ Entire Interest	Units	$	,000

Section C

Charter Series shall only redeem Units in a minimum amount of 100 Units, unless a Limited Partner is redeeming his/her entire interest (all) in such Partnership.

[MSCC] Charter Campbell	☐ Entire Interest	Units

[MSCD] Charter Aspect	☐ Entire Interest	Units

[MSCG] Charter Graham	☐ Entire Interest	Units

[MSCM] Charter WCM	☐ Entire Interest	Units

Section D

Other managed futures funds shall only redeem $1,000 increments or WHOLE Units unless a Limited Partner is redeeming his/her entire interest (all) in such Partnership.

MARK ONE FUND ONLY (Use One Form Per Fund):

☐ [DFF] Diversified Futures Fund	☐ Entire Interest	Units	$	,000

☐ [DFF3] Diversified Futures Fund III	☐ Entire Interest	Units	$	,000

☐ [PPF] Principal Plus Fund	☐ Entire Interest	Units	$	,000

☐ [PSF] Portfolio Strategy Fund	☐ Entire Interest	Units	$	,000

ACCOUNT INFORMATION AND SIGNATURES

I understand that I may only redeem Units at such times as are specified in the Limited Partnership Agreement and that, under certain circumstances described therein, I may be subject to a redemption charge.

I (either in my individual capacity or as an authorized representative of an entity, if applicable) hereby represent and warrant that I am the true, lawful and beneficial owner of Units (or fractions thereof) to which this Request for Redemption relates, with full power and authority to request redemption. The Units (or fractions thereof) which are the subject of this request are not subject to any pledge or otherwise encumbered in any fashion. My signature has been represented by a member of a registered national securities exchange.

Signatures Must Be Identical to Name(s) in Which Units are Registered

Type or Print all Information Below

1. Account Information

(Name of Limited Partner)	(Morgan Stanley & Co. Incorporated Account Number)

Address:
(Street)

(City)	(State or Province)	(Zip Code or Postal Code)

2.a. Signature(s) of Individual Partner(s) or Assignee(s) including IRAs

X
(Signature)	(Date)

X
(Signature)	(Date)

2.b. Signature of Entity Partner or Assignee

By: X
(Name of Entity)	(Authorized officer, partner, trustee, or custodian. If a corporation, include certified copy of authorized resolution.)

3. Financial Advisor and Branch Manager Use Only

We, the undersigned Financial Advisor and Branch Manager, represent that the above signature(s) is/are true and correct.

X	By: X
(Financial Advisor MUST sign)	(Branch Manager MUST sign)

(Branch Telephone Number)	Please enter a SELL order upon receipt of a completed Request for Redemption.

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EXHIBIT B — SPECIMEN FORM OF SUBSCRIPTION AND EXCHANGE AGREEMENT AND POWER OF ATTORNEY

The following updates and replaces in its entirety “Exhibit B — Specimen Form of Subscription and Exchange Agreement and Power of Attorney” beginning on page B-1.

EXHIBIT B

SUBSCRIPTION AND EXCHANGE AGREEMENT AND POWER OF ATTORNEY

MORGAN STANLEY CHARTER SERIES

UNITS OF LIMITED PARTNERSHIP INTEREST SUBSCRIPTION AND EXCHANGE INSTRUCTIONS

If you wish to purchase units of one or more of the Morgan Stanley Charter Series partnerships, please follow the instructions below. Instructions relating to “Cash Subscribers” should be followed only if you are purchasing units for cash. Instructions relating to “Exchange Subscribers” should be followed only if you are redeeming units in another commodity pool for which Demeter Management Corporation serves as the general partner and commodity pool operator in a Non-Charter Series Exchange, or if you are redeeming units in a Morgan Stanley Charter Series partnership pursuant to a Charter Series Exchange.

SUBSCRIPTION AND EXCHANGE INSTRUCTIONS

You should carefully read and review the Morgan Stanley Charter Series Prospectus dated April 2, 2007 (the “Prospectus”), the Supplement to the Prospectus dated December 17, 2007, and any other applicable supplement to the Prospectus, and this Subscription and Exchange Agreement and Power of Attorney. In reading the Prospectus, pay particular attention to the matters discussed under “Risk Factors,” “Conflicts of Interest” and “Description of Charges.” By signing the Agreement, you will be deemed to make each applicable representation and warranty, and satisfy any applicable special State Suitability Requirement, set forth in this Agreement on pages S-122-S-124, so please make sure that you satisfy all applicable provisions in those sections before signing this Agreement.

CASH SUBSCRIBERS MUST FILL IN ALL OF THE BOXES AND BLANKS ONLY ON PAGES S-127 AND S-128, AND EXCHANGE SUBSCRIBERS MUST FILL IN ALL OF THE BOXES AND BLANKS ONLY ON PAGES S-129 AND S-130, USING INK, AS FOLLOWS:

Item 1	For Cash Subscribers (pages S-127–S-128) and Exchange Subscribers (pages S-129–S-130)	—Enter your Morgan Stanley & Co. Incorporated Account Number.
Item 1	For Cash Subscribers (page S-127)	—Enter the dollar amount of the subscription for each partnership whose units you wish to purchase.
Item 1	For Exchange Subscribers (page S-129)	—Enter the symbol(s) of the limited partnership(s) from which you are redeeming units; specify the quantity to be redeemed (entire interest or number of whole units).
Item 2	For Cash Subscribers (page S-128) and Exchange Subscribers (page S-130)

—Enter the exact name in which your units are to be held based on ownership type.

—You and any co-subscriber must execute the Signature Page of this Agreement on page S-128 (for Cash Subscribers) or page S-130 (for Exchange Subscribers).

If you are subscribing for a joint or community property account, the statements, representations, and warranties set forth in this Subscription and Exchange Agreement and Power of Attorney shall be deemed to have been made by each owner of the account.

*  If the units will be owned by tenants in common, signatures of all owners are required.

*  In the case of a participant-directed ERISA Plan or Individual Retirement Account, the beneficiary must sign immediately below and the trustee or custodian must sign below under “Entity Subscription.”

Item 3	For Cash Subscribers (page S-128) Exchange Subscribers (page S-130) and update subscribers (page S-133)	—A Morgan Stanley & Co. Incorporated Financial Advisor and Branch Manager must complete the required information.

Morgan Stanley & Co. Incorporated Financial Advisor: The original Agreement must be mailed to the general partner, Attn: Managed Futures, at 522 Fifth Avenue, 13th Floor, New York, New York 10036. This form cannot be faxed.

MORGAN STANLEY CHARTER SERIES

SUBSCRIPTION AND EXCHANGE AGREEMENT AND POWER OF ATTORNEY

If you are subscribing for units of limited partnership interest in the Morgan Stanley Charter Series, consisting of three continuously-offered commodity pool limited partnerships, Morgan Stanley Charter Graham L.P., Morgan Stanley Charter WCM L.P., and Morgan Stanley Charter Aspect L.P., you should carefully read and review the Prospectus, and any applicable supplement to the Prospectus.

For Cash Subscribers: By executing the Cash Subscription Signature Page of this Agreement and Power of Attorney, you will irrevocably subscribe for units of one or more of the partnerships at the price per unit described in the Prospectus.

For Exchange Subscribers: By executing the Exchange Subscription Signature Page of this Agreement, you will irrevocably redeem the units of limited partnership interest of the limited partnership indicated on the signature page of this Agreement and, with the proceeds of that redemption, irrevocably subscribe for units of one or more of the partnerships at the price per unit described in the Prospectus.

Notwithstanding the foregoing, you may revoke this Agreement, and receive a full refund of the subscription amount you paid, plus any accrued interest thereon (or revoke the redemption of units in the other limited partnership in the case of an exchange), by delivering written notice to your Morgan Stanley & Co. Incorporated financial advisor in time for it to be forwarded and received by the general partner, attn: Managed Futures, at 522 Fifth Avenue, 13th Floor, New York, New York 10036, no later than 3:00 p.m., New York City time, on the date of the applicable monthly closing. If this Agreement is accepted, you agree to: (i) contribute your subscription to each partnership designated on the Signature Page of this Agreement; and (ii) be bound by the terms of each such partnership’s Amended and Restated Limited Partnership Agreement, included as Exhibit A to the Prospectus (the “Limited Partnership Agreement”). By executing the Signature Page of this Agreement, you shall be deemed to have executed this Agreement and the Limited Partnership Agreement (including the Powers of Attorney in both Agreements).

PAYMENT INSTRUCTIONS

For Cash Subscribers: You must pay your subscription amount by charging your customer account with Morgan Stanley & Co. Incorporated (the “Customer Account”). In the event that you do not have a Customer Account or do not have sufficient funds in your existing Customer Account, you must make appropriate arrangements with your Morgan Stanley & Co. Incorporated financial advisor. If you don’t have a financial advisor, contact your local Morgan Stanley & Co. Incorporated branch office. Payment must NOT be mailed to the general partner at its offices in New York City. Any such payment will not be accepted by the general partner and will be returned to you for proper placement with the Morgan Stanley & Co. Incorporated branch office where your Customer Account is maintained. By executing the Signature Page of this Agreement, you authorize and direct the general partner and Morgan Stanley & Co. Incorporated to transfer the appropriate amount from your Customer Account to the escrow account.

For Exchange Subscribers: You must pay your subscription amount by applying the proceeds from the redemption of your limited partnership units in one of the partnerships or another commodity pool which Demeter Management Corporation serves as the general partner and commodity pool operator. You may only redeem units at such times as are specified in the limited partnership agreement for that commodity pool, and under certain circumstances described in that agreement you may be subject to a redemption charge.

REPRESENTATIONS AND WARRANTIES

By executing the Signature Page of this Agreement, you (for yourself and any co-subscriber, and, if you are signing on behalf of an entity, on behalf of and with respect to that entity and its shareholders, partners, beneficiaries or members), represent and warrant to the general partner and each partnership whose units you are purchasing, as follows (as used below, the terms “you” and “your” refer to you and your co-subscriber, if any, or if you are signing on behalf of an entity, that entity):

(1)    You have received a copy of the Prospectus, including the Limited Partnership Agreement.

(2)    You are of legal age to execute this Agreement and are legally competent to do so.

(3)    You satisfy the applicable financial suitability and minimum investment requirements, as set forth below under the caption “State Suitability Requirements” (or in a special Supplement to the Prospectus) for residents of the state in which you reside. You agree to provide any additional documentation requested by the general partner, as may be required by the securities administrators of certain states, to confirm that you meet the applicable minimum financial suitability standards to invest in the partnerships.

(4)    All the information that you have provided on the Signature Page is correct and complete as of the date of this Agreement, and, if there should be any material change in such information prior to your admission as a limited partner, you will immediately furnish such revised or corrected information to the Financial Advisor/Investment Representative.

(5)    If you are representing an ERISA Plan or Individual Retirement Account, to the best of your knowledge, neither the general partner, Morgan Stanley & Co. Incorporated, any additional selling agent, any trading advisor, nor any of their respective affiliates: (a) has investment discretion with respect to the investment of your plan assets; (b) has authority or responsibility to give or regularly gives investment advice with respect to such plan assets for a fee and pursuant to an agreement or understanding that such advice (i) will serve as a primary basis for investment decisions with respect to such plan assets and (ii) will be based on the particular investment needs of the plan; or (c) is an employer maintaining or contributing to that plan. For purposes of this representation (5), “ERISA Plan” means any employee benefit plan or trust within the meaning of and subject to the Employee Retirement Income Security Act of 1974, as amended, and “Individual Retirement Account” means an individual retirement account or Keogh Plan subject solely to the provisions of Section 4975 of the Internal Revenue Code of 1986, as amended.

(6)    Unless representation (7) or (8) below is applicable, your subscription is made with your funds for your own account and not as trustee, custodian or nominee for another.

(7)    If you are subscribing as custodian for a minor, either (a) the subscription is a gift you have made to that minor and is not made with that minor’s funds, in which case the representations as to net worth and annual income below apply only to you, as the custodian; or (b) if the subscription is not a gift, the representations as to net worth and annual income below apply only to that minor.

(8)    If you are subscribing as a trustee or custodian of an ERISA Plan or of an Individual Retirement Account at the direction of the beneficiary of that ERISA Plan or Individual Retirement Account, the representations herein apply only to the beneficiary of that plan or IRA.

(9)    If you are subscribing in a representative capacity, you have full power and authority to purchase units and enter into and be bound by this Agreement on behalf of the entity for which you are purchasing the units, and that entity has full right and power to purchase the units and enter into and be bound by this Agreement and become a limited partner pursuant to each applicable Limited Partnership Agreement.

(10)    If you are subscribing for a joint or community property account, you have full power and authority to purchase units and enter into and be bound by this Agreement on behalf of the joint or community property account.

(11)    You either: (a) are not required to be registered with the Commodity Futures Trading Commission (“CFTC”) or to be a member of the National Futures Association (“NFA”); or (b) if so required, you are duly registered with the CFTC and are a member in good standing of the NFA. It is an NFA requirement that the general partner attempt to verify that any person or entity that seeks to purchase units be duly registered with the CFTC and a member of the NFA, if required. You agree to supply the general partner with such information as the general partner may reasonably request in order to attempt such verification. Certain entities that acquire units may, as a result, themselves become “commodity pools” within the intent of applicable CFTC and NFA rules, and their sponsors, accordingly, may be required to register as “commodity pool operators.”

(12)    You represent and agree that you will provide any information deemed necessary by the general partner, in its sole discretion, to comply with its anti-money laundering program and related responsibilities from time to time. You further agree that the general partner may, in its sole discretion, decline to accept a subscription if the requested information is not provided or on the basis of such information that is provided, and that if the information requested by the general partner is not provided on a timely basis, the general partner may, in its sole discretion, redeem your units in accordance with the Limited Partnership Agreement.

Additional Representation and Warranty for Exchange Subscribers:

(13)    You are the true, lawful, and beneficial owner of the units of limited partnership interest (or fractions thereof) to be redeemed pursuant to this Agreement, with full power and authority to request redemption and a subsequent purchase of units. The units of limited partnership interest (or fractions thereof) which you are redeeming are not subject to any pledge or are otherwise encumbered in any fashion.

By making the representations and warranties set forth above, you should be aware that you have not waived any rights of action which you may have under applicable federal or state securities laws. Federal and state securities laws provide that any such waiver would be unenforceable. You should be aware, however, that the representations and warranties set forth above may be asserted in the defense of a partnership, the general partner, Morgan Stanley & Co. Incorporated, Morgan Stanley & Co. International plc, any additional selling agent, any trading advisor, or others in any subsequent litigation or other proceeding.

STATE SUITABILITY REQUIREMENTS

Except as indicated below, you must have a net worth (exclusive of home, furnishings, and automobiles) of at least $150,000 or, failing that standard, have both a net worth (same exclusions) of at least $45,000 and an annual gross income of at least $45,000. If you are subscribing with your spouse as joint owners, you may count your joint net worth and joint income in satisfying these requirements, as well as the special requirements described below. You must also make a minimum initial aggregate investment of $20,000, and you must invest at least $5,000 in any one partnership. See “Subscription Procedure” in the Prospectus as to special rules if you are purchasing units in a Non-Charter Series Exchange. However, the states listed below (or in certain cases, in special Supplements to the Prospectus attached hereto) have more restrictive suitability or minimum investment requirements for their residents. Please read the following list to make sure that you meet the minimum suitability and/or investment requirements for the state in which you reside. (As used below, “NW” means net worth exclusive of home, furnishings, and automobiles; “AI” means annual gross income; and “TI” means annual taxable income for federal income tax purposes.)

Alaska:	(a) $225,000 NW, or (b) $60,000 NW and $60,000 AI.
California:	(a) $150,000 NW, or (b) $75,000 NW and $50,000 AI.
Iowa:	(1) Solely with respect to subscribers who have not purchased units of any Morgan Stanley Charter Series partnership at or prior to the October 31, 2007 Monthly Closing: (a) $250,000 NW; or (b) $70,000 NW and $70,000 AI; and (2) solely with respect to subscribers who purchased units of any Morgan Stanley Charter Series partnership at or prior to the October 31, 2007 Monthly Closing: (a) $225,000 NW; or (b) $60,000 NW and $60,000 TI.
Kansas:

(a) $250,000 NW; or (b) $70,000 NW and $70,000 AI. The Office of the Kansas Securities Commissioner recommends that you should limit your aggregate investment in the Morgan Stanley Charter Series and other managed futures investments to not more than 10% of your “liquid net worth.” “Liquid net worth” is that portion of your total net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

Maine:	(a) $200,000 NW, or (b) $50,000 NW and $50,000 AI.
Massachusetts:	(a) $225,000 NW, or (b) $60,000 NW and $60,000 AI.
Michigan:	(a) $225,000 NW, or (b) $60,000 NW and $60,000 TI.
Missouri:	(a) $225,000 NW, or (b) $60,000 NW and $60,000 AI.
North Carolina:	(a) $225,000 NW, or (b) $60,000 NW and $60,000 AI.
Ohio:	(1) Solely with respect to subscribers who have not purchased units of any Charter Series partnership at or prior to the November 30, 2005 Monthly Closing, (a) $250,000 NW and investment may not exceed 10% of NW, or (b) $70,000 NW and $70,000 AI and investment may not exceed 10% of NW; and (2) solely with respect to subscribers who purchased units of any Charter Series partnership at or prior to the November 30, 2005 Monthly Closing, (a) $150,000 NW and investment may not exceed 10% of NW, or (b) $45,000 NW and $45,000 AI and investment may not exceed 10% of NW.
Pennsylvania:	(a) $175,000 NW and investment may not exceed 10% of NW, or (b) $100,000 NW and $50,000 TI and investment may not exceed 10% of NW.
Tennessee:	(a) $225,000 NW, or (b) $60,000 NW and $60,000 AI.
Texas:	(a) $225,000 NW, or (b) $60,000 NW and $60,000 TI.

ACCEPTANCE OF THE LIMITED PARTNERSHIP AGREEMENTS

You agree that as of the date that your name is entered on the books of a partnership, you shall become a limited partner of that partnership. You also agree to each and every term of the Limited Partnership Agreement of that partnership as if you signed that agreement. You further agree that you will not be issued a certificate evidencing the units that you are purchasing, but that you will receive a confirmation of purchase in Morgan Stanley & Co. Incorporated’s customary form.

POWER OF ATTORNEY AND GOVERNING LAW

You hereby irrevocably constitute and appoint Demeter Management Corporation, the general partner of each partnership, as your true and lawful Attorney-in-Fact, with full power of substitution, in your name, place, and stead: (1) to do all things necessary to admit you as a limited partner of each partnership requested below, and such other partnership(s) of the Morgan Stanley Charter Series as you may request from time to time; (2) to admit others as additional or substituted limited partners to such partnership(s) so long as such admission is in accordance with the terms of the applicable Limited Partnership Agreement or any amendment thereto; (3) to file, prosecute, defend, settle, or compromise any and all actions at law or suits in equity for or on behalf of each partnership in connection with any claim, demand, or liability asserted or threatened by or against any partnership; and (4) to execute, acknowledge, swear to, deliver, file, and record on your behalf and as necessary in the appropriate public offices, and publish: (a) each Limited Partnership Agreement and each Certificate of Limited Partnership and all amendments thereto permitted by the terms thereof; (b) all instruments that the general partner deems necessary or appropriate to reflect any amendment, change, or modification of any Limited Partnership Agreement or any Certificate of Limited Partnership made in accordance with the terms of such Limited Partnership Agreement; (c) certificates of assumed name; and (d) all instruments that the general partner deems necessary or appropriate to qualify or maintain the qualification of each partnership to do business as a foreign limited partnership in other jurisdictions. You agree to be bound by any representation made by the general partner or any successor thereto acting in good faith pursuant to this Power of Attorney.

The Power of Attorney granted hereby shall be deemed to be coupled with an interest and shall be irrevocable and survive your death, incapacity, dissolution, liquidation, or termination.

This Subscription and Exchange Agreement and Power of Attorney shall be governed by and interpreted in accordance with the laws of the State of New York, provided, however, that this provision shall not be deemed a waiver of any rights of action you may have under applicable federal or state securities law.

RECEIPT OF DOCUMENTATION

The regulations of the CFTC require that you be given a copy of the Prospectus (which includes the most current annual report for each partnership), as well as certain additional documentation consisting of: (a) a supplement to the Prospectus, which must be given to you if the Prospectus is dated more than nine months prior to the date that you first received the Prospectus, and (b) the most current monthly account statement (report) for the partnerships. You hereby acknowledge receipt of the Prospectus and the additional documentation referred to above, if any.

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Morgan Stanley Charter Series

Units of Limited Partnership Interest

A

Cash Subscription Signature Page

December 17, 2007

Please print or type (except signatures). Use ink only.

PAGES S-127 AND S-128, THE CASH SUBSCRIPTION SIGNATURE PAGE, MUST BE DELIVERED TO YOUR LOCAL MORGAN STANLEY & CO. INCORPORATED BRANCH OFFICE IN TIME FOR IT TO BE FORWARDED AND RECEIVED BY THE GENERAL PARTNER, ATTN: MANAGED FUTURES, AT 522 FIFTH AVENUE, 13TH FLOOR, NEW YORK, NEW YORK 10036, NO LATER THAN 3:00 P.M., NEW YORK CITY TIME, ON THE DATE OF THE APPLICABLE MONTHLY CLOSING. THIS FORM CANNOT BE FAXED.

By execution and delivery of this Cash Subscription Signature Page and by payment of the purchase price for units of limited partnership interest of one or more partnerships in the Morgan Stanley Charter Series you hereby subscribe for units in the partnership(s) specified below at a price equal to 100% of the net asset value per unit of the applicable partnership(s) as of the close of business on the date of the applicable monthly closing.

BY SUCH EXECUTION AND PAYMENT, YOU ACKNOWLEDGE RECEIPT OF THE MORGAN STANLEY CHARTER SERIES PROSPECTUS DATED APRIL 2, 2007, INCLUDING THE LIMITED PARTNERSHIP AGREEMENTS, THE SUPPLEMENT TO THE PROSPECTUS DATED DECEMBER 17, 2007 AND ANY OTHER APPLICABLE SUPPLEMENT TO THE PROSPECTUS, AND THIS SUBSCRIPTION AND EXCHANGE AGREEMENT AND POWER OF ATTORNEY, THE TERMS OF WHICH GOVERN THE INVESTMENT IN THE UNITS BEING SUBSCRIBED FOR BY YOU, AND THE CURRENT MONTHLY REPORT FOR THE PARTNERSHIPS.

Item 1 — SUBSCRIBER

☐	☐	☐-	☐	☐	☐	☐	☐	☐-	☐	☐	☐	Charter Fund Symbol			Amount of Subscription
Morgan Stanley & Co. Incorporated Account No.
												MSCD	Morgan Stanley Charter Aspect L.P.	$

												MSCG	Morgan Stanley Charter Graham L.P.	$

												MSCM	Morgan Stanley Charter WCM L.P.	$

You hereby represent and agree that the name, address, and ownership capacity on the Morgan Stanley & Co. Incorporated account referenced on this Subscription Agreement are your true and correct name, address, and ownership capacity, that the name, address, and ownership capacity on the partnership’s books and records shall be the same as your name, address, and ownership capacity on such Morgan Stanley & Co. Incorporated account, and that you will promptly notify Morgan Stanley & Co. Incorporated of any change in your address, which change shall also be effective for all partnership purposes.

Morgan Stanley Charter Series

December 17, 2007

Item 2 — SIGNATURE(S) — You MUST Sign Below

(1)	BY SIGNING BELOW, YOU ARE DEEMED TO MAKE ALL THE REPRESENTATIONS AND WARRANTIES APPLICABLE TO YOU CONTAINED UNDER “REPRESENTATIONS AND WARRANTIES” ON PAGES S-122-S-124 OF THE SUBSCRIPTION AND EXCHANGE AGREEMENT AND POWER OF ATTORNEY, INCLUDING, IN PARTICULAR, THOSE RELATING TO YOUR RECEIPT OF THE PROSPECTUS AND YOUR SATISFYING APPLICABLE FINANCIAL SUITABILITY REQUIREMENTS UNDER “STATE SUITABILITY REQUIREMENTS” ON PAGE S-124 AND ANY APPLICABLE SUPPLEMENT TO THE PROSPECTUS.

(2)	You represent that you are a U.S. resident and a U.S. citizen.

INDIVIDUAL OR JOINT SUBSCRIPTION, INCLUDING PARTICIPANT-DIRECTED EMPLOYEE BENEFIT PLAN OR IRA SUBSCRIPTION

If you are subscribing for a joint or community property account, the statements, representations, and warranties set forth in this Subscription and Exchange Agreement and Power of Attorney shall be deemed to have been made by each owner of the account.

*	If the Units will be owned by tenants in common, signatures of all owners are required.

*	In the case of a participant-directed ERISA Plan or Individual Retirement Account, the beneficiary must sign immediately below and the trustee or custodian must sign below under “Entity Subscription.”

Full Name of Account

Your Full Name or Name of Trust or Custodial Account—do not use initials

X		X
Signature of Subscriber	Date	Signature of Co-Subscriber	Date

Print Full Name of Subscriber	Print Full Name of Co-Subscriber

ENTITY SUBSCRIPTION

ACCEPTANCE OF SUBSCRIPTION ON BEHALF OF ERISA PLANS OR INDIVIDUAL RETIREMENT ACCOUNTS IS IN NO RESPECT A REPRESENTATION BY THE GENERAL PARTNER OR MORGAN STANLEY & CO. INCORPORATED THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR PLAN.

The undersigned officer, partner, trustee, manager, or other representative hereby certifies and warrants that: (a) s/he has full power and authority from or on behalf of the entity named below and its shareholders, partners, beneficiaries, or members to (i) complete, execute, and deliver this Subscription and Exchange Agreement and Power of Attorney on their behalf and (ii) to make the statements, representations, and warranties made herein on their behalf; and (b) the investment in each partnership specified is authorized under applicable law and the governing documents of the entity, has been affirmatively authorized by the governing board or body, if any, of the entity, and is legally permissible.

X
Print Full Name of Entity	Signature of Person Signing for Entity	Date

Title
Print Full Name of Person Signing for Entity

Item 3 — Financial Advisor and Branch Manager Use Only (Complete in Full and in Ink)

The undersigned Financial Advisor hereby certifies that:	The Financial Advisor MUST sign below in order to substantiate compliance with NASD Conduct Rule 2810.

(1)    the above signature(s) is/are true and correct;

(2)    s/he has informed the Subscriber about the liquidity and marketability of the units as set forth in the Prospectus;

(3)    based on information obtained from the Subscriber concerning the Subscriber’s investment objectives, other investments, financial situation, needs and any other relevant information, s/he reasonably believes that:

(a)    such Subscriber is or will be in a financial position appropriate to enable such Subscriber to realize the benefits of each partnership specified, as described in the Prospectus;

(b)    such Subscriber has a net worth sufficient to sustain the risk inherent in each partnership specified (including loss of investment and lack of liquidity); and

(c)    each partnership specified is otherwise a suitable investment for such Subscriber;

(4)    the Subscriber received the Prospectus, any supplement to the Prospectus, and current monthly report at least five business days prior to the applicable monthly closing;

(5)    the Subscriber meets the applicable suitability standards under “State Suitability Requirements” on page S-124 and any applicable supplement to the Prospectus; and

(6)    s/he has complied with all applicable Morgan Stanley compliance policies and procedures, including those associated with managed futures.

X

    Signature of Financial Advisor

Print Full Name of Financial Advisor

Employee Number

Telephone Number (. . . .)

Please enter a BUY order upon receipt of a completed Subscription Agreement.

The undersigned Branch Manager hereby certifies that:

(1)    the above signature(s) is/are true and correct;

(2)    the above client(s) is/are suitable under “State Suitability Requirements” on page S-124 and any applicable supplement to the Prospectus;

(3)    if the Subscriber’s account is a participant-directed ERISA Plan or Individual Retirement Account for which Morgan Stanley & Co. Incorporated is custodian, then the representations set forth above under the heading “Entity Subscription” are incorporated into and made part of this certification; and

(4)    s/he has complied with all applicable Morgan Stanley compliance policies and procedures, including those associated with managed futures.

X

Signature of Branch Manager

Print Full Name of Branch Manager

Morgan Stanley Charter Series

Units of Limited Partnership Interest

Exchange Subscription Signature Page

B

December 17, 2007

Please print or type (except signatures). Use ink only.

PAGES S-129 AND S-130, THE EXCHANGE SUBSCRIPTION SIGNATURE PAGE, MUST BE DELIVERED TO YOUR LOCAL MORGAN STANLEY & CO. INCORPORATED BRANCH OFFICE IN TIME FOR IT TO BE FORWARDED AND RECEIVED BY THE GENERAL PARTNER, ATTN: MANAGED FUTURES, AT 522 FIFTH AVENUE, 13TH FLOOR, NEW YORK, NEW YORK 10036, NO LATER THAN 3:00 P.M., NEW YORK CITY TIME, ON THE DATE OF THE APPLICABLE MONTHLY CLOSING. THIS FORM CANNOT BE FAXED.

By execution and delivery of this Exchange Subscription Signature Page, you hereby redeem the units of limited partnership interest of the limited partnership(s) named in Item 1 below and, by application of the proceeds of such redemption to the payment of the purchase price for units of limited partnership interest in one or more partnerships in the Morgan Stanley Charter Series you hereby subscribe for units in the partnership(s) specified below at a price equal to 100% of the net asset value per unit of the applicable partnership(s) as of the close of business on the date of the applicable monthly closing. Redemption of units of any partnership for an exchange must be in whole units, unless you are redeeming your entire interest in such partnership.

BY SUCH EXECUTION AND PAYMENT, YOU ACKNOWLEDGE RECEIPT OF THE MORGAN STANLEY CHARTER SERIES PROSPECTUS DATED APRIL 2, 2007, INCLUDING THE LIMITED PARTNERSHIP AGREEMENT, THE SUPPLEMENT TO THE PROSPECTUS DATED DECEMBER 17, 2007 AND ANY OTHER APPLICABLE SUPPLEMENT TO THE PROSPECTUS, AND THIS SUBSCRIPTION AND EXCHANGE AGREEMENT AND POWER OF ATTORNEY, THE TERMS OF WHICH GOVERN THE INVESTMENT IN THE UNITS BEING SUBSCRIBED FOR BY YOU, AND THE CURRENT MONTHLY REPORT FOR THE PARTNERSHIPS.

Item 1 — SUBSCRIBER

☐	☐	☐-	☐	☐	☐	☐	☐	☐-	☐	☐	☐
Morgan Stanley & Co. Incorporated Account No.

Symbol(s) for Fund(s) from which Units are to be redeemed					Specify quantity of Units to be redeemed (check box if Entire Interest; insert number if Whole Units)					Spectrum Series Fund Symbol
☐	☐	☐	☐	☐	☐	Entire Interest	or	Whole Units	to	M	S	C

☐	☐	☐	☐	☐	☐	Entire Interest	or	Whole Units	to	M	S	C

☐	☐	☐	☐	☐	☐	Entire Interest	or	Whole Units	to	M	S	C

You hereby authorize Demeter Management Corporation to redeem the quantity of units of limited partnership interest set forth opposite the symbol for each partnership identified on the left above at the “Net Asset Value” thereof, as defined in the limited partnership agreement of each such partnership, less any redemption charges, and to utilize the net proceeds of that redemption to purchase units in the applicable Charter Series partnership as indicated on the right above. Redemptions for an exchange must meet the applicable minimum investment requirements described under “Subscription Procedure” in the Prospectus.

You hereby represent and agree that the name, address, and ownership capacity on the Morgan Stanley & Co. Incorporated account referenced on this Subscription Agreement are your true and correct name, address, and ownership capacity, that the name, address, and ownership capacity on the partnership’s books and records shall be the same as your name, address, and ownership capacity on such Morgan Stanley & Co. Incorporated account, and that you will promptly notify Morgan Stanley & Co. Incorporated of any change in your address, which change shall also be effective for all partnership purposes.

Morgan Stanley Charter Series

December 17, 2007

Item 2 — SIGNATURE(S) — You MUST Sign Below

(1)	BY SIGNING BELOW, YOU ARE DEEMED TO MAKE ALL THE REPRESENTATIONS AND WARRANTIES APPLICABLE TO YOU CONTAINED UNDER “REPRESENTATIONS AND WARRANTIES” ON PAGES S-122 - S-124 OF THE SUBSCRIPTION AND EXCHANGE AGREEMENT AND POWER OF ATTORNEY, INCLUDING, IN PARTICULAR, THOSE RELATING TO YOUR RECEIPT OF THE PROSPECTUS AND YOUR SATISFYING APPLICABLE FINANCIAL SUITABILITY REQUIREMENTS UNDER “STATE SUITABILITY REQUIREMENTS” ON PAGE S-124 AND ANY APPLICABLE SUPPLEMENT TO THE PROSPECTUS.

(2)	You represent that you are a U.S. resident and a U.S. citizen. Enter state

INDIVIDUAL OR JOINT SUBSCRIPTION, INCLUDING PARTICIPANT-DIRECTED EMPLOYEE BENEFIT PLAN OR IRA SUBSCRIPTION

If you are subscribing for a joint or community property account, the statements, representations, and warranties set forth in this Subscription and Exchange Agreement and Power of Attorney shall be deemed to have been made by each owner of the account.

*	If the units will be owned by tenants in common, signatures of all owners are required.

*	In the case of a participant-directed employee benefit plan or IRA, the beneficiary must sign immediately below and the trustee or custodian must sign below under “Entity Subscription.”

Full Name of Account:

Your Full Name or Full Name of Trust or Custodial Account — do not use initials

X		X
Signature of Subscriber	Date	Signature of Co-Subscriber	Date

Print Full Name of Subscriber	Print Full Name of Co-Subscriber

ENTITY SUBSCRIPTION

ACCEPTANCE OF SUBSCRIPTION ON BEHALF OF ERISA PLANS OR INDIVIDUAL RETIREMENT ACCOUNTS IS IN NO RESPECT A REPRESENTATION BY THE GENERAL PARTNER OR MORGAN STANLEY & CO. INCORPORATED THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR PLAN.

The undersigned officer, partner, trustee, manager, or other representative hereby certifies and warrants that: (a) s/he has full power and authority from or on behalf of the entity named below and its shareholders, partners, beneficiaries, or members (i) to complete, execute and deliver this Subscription and Exchange Agreement and Power of Attorney on their behalf; and (ii) to make the statements, representations, and warranties made herein on their behalf; and (b) the investment in each partnership specified is authorized under applicable law and the governing documents of the entity, has been affirmatively authorized by the governing board or body, if any, of the entity, and is legally permissible.

X
Print Full Name of Entity	Signature of Person Signing for Entity	Date

Title
Print Full Name of Person Signing for Entity

Item 3 — Financial Advisor and Branch Manager Use Only (Complete in Full and in Ink)

The undersigned Financial Advisor hereby certifies that:	The Financial Advisor MUST sign below in order to substantiate compliance with NASD Conduct Rule 2810.

(1)    the above signature(s) is/are true and correct;

(2)    s/he has informed the Subscriber about the liquidity and marketability of the units as set forth in the Prospectus;

(3)    based on information obtained from the Subscriber concerning the Subscriber’s investment objectives, other investments, financial situation, needs and any other relevant information, that s/he reasonably believes that:

(a)    such Subscriber is or will be in a financial position appropriate to enable such Subscriber to realize the benefits of each partnership specified, as described in the Prospectus;

(b)    such Subscriber has a net worth sufficient to sustain the risk inherent in each partnership specified (including loss of investment and lack of liquidity); and

(c)    each partnership specified is otherwise a suitable investment for such Subscriber;

(4)    the Subscriber received the Prospectus, any supplement to the Prospectus, and current monthly report at least five business days prior to the applicable monthly closing;

(5)    the Subscriber meets the applicable suitability standards under “State Suitability Requirements” on page S-124 and any applicable supplement to the Prospectus; and

(6)    s/he has complied with all applicable Morgan Stanley compliance policies and procedures, including those associated with managed futures.

X

    Signature of Financial Advisor

Print Full Name of Financial Advisor

Employee Number

Telephone Number (. . . .)

Please enter an EXCHANGE order upon receipt of a completed Subscription Agreement.

The undersigned Branch Manager hereby certifies that:

(1)    the above signature(s) is/are true and correct;

(2)    the above client(s) is/are suitable under “State Suitability Requirements” on page S-124 and any applicable supplement to the Prospectus;

(3)    if the Subscriber’s account is a participant-directed ERISA Plan or Individual Retirement Account for which Morgan Stanley & Co. Incorporated is custodian, then the representations set forth above under the heading “Entity Subscription” are incorporated into and made part of this certification; and

(4)    s/he has complied with all applicable Morgan Stanley compliance policies and procedures, including those associated with managed futures.

X

    Signature of Branch Manager

Print Full Name of Branch Manager

(This page has been left blank intentionally.)

EXHIBIT C — SPECIMEN FORM OF SUBSCRIPTION AGREEMENT UPDATE FORM

The following updates and replaces in its entirety “Exhibit C — Specimen Form of Subscription Agreement Update Form” on page C-1.

EXHIBIT C

Morgan Stanley Charter Series

Units of Limited Partnership Interest

Additional Subscription Agreement Update Form

C

December 17, 2007

Please print or type (except signatures). Use ink only.

Morgan Stanley & Co. Incorporated Account No.	☐	☐	☐	-	☐	☐	☐	☐	☐	☐	-	☐	☐	☐

I am an investor in one or more of the Morgan Stanley Charter Series partnership(s).

I acknowledge receipt of the Morgan Stanley Charter Series Prospectus dated April 2, 2007 (the “Prospectus”), the Supplement to the Prospectus dated December 17, 2007, and any other applicable supplement to the Prospectus. I have signed this form, which updates each Subscription and Exchange Agreement and Power of Attorney I signed when I last purchased units in one or more of the Morgan Stanley Charter Series partnership(s), so that I may purchase additional units of such partnership(s) without the need to execute a new Subscription Agreement. I understand that if I wish to purchase additional units by way of an exchange, or if I wish to purchase units of any Morgan Stanley Charter Series partnership in which I am not currently an investor, I must first execute a new Subscription Agreement in the form annexed to the applicable Prospectus or applicable supplement to the Prospectus as Exhibit B.

I hereby confirm that the representations, warranties and other information regarding the Subscriber in the Subscription Agreement(s) I previously executed are still accurate (as they may be modified by the Form of Subscription Agreement in the Prospectus and any applicable supplement to the Prospectus), and that any purchase of additional units following the date of this Subscription Agreement Update Form shall be deemed confirmation that such representations, warranties, and other information (as they may be modified) are still accurate at the time of that additional purchase. I will notify my Morgan Stanley & Co. Incorporated Financial Advisor prior to the purchase of additional units if there is any material change in the Subscriber’s representations, warranties, or other information contained in the previously executed Subscription Agreement(s).

I understand that I will need to execute a new Subscription Agreement Update Form when a new Prospectus or supplement to the Prospectus is issued.

INDIVIDUAL SUBSCRIBERS	IF SUBSCRIBER IS AN ENTITY

X
Signature of Subscriber(s)	Print Full Name of Entity

By: X
Print Full Name of Subscriber(s) Date	Signature

X	By:
Signature of Co-Subscriber	Print Full Name of Person Signing for Entity Date

Print Full Name of Co-Subscriber Date	Title

Financial Advisor and Branch Manager Use Only	This form cannot be faxed.

•

We, the undersigned Financial Advisor and Branch Manager, represent that the above signature(s) is/are true and correct. If the Subscriber’s account is a participant-directed ERISA Plan or Individual Retirement Account for which Morgan Stanley & Co. Incorporated is custodian, the Branch Manager then certifies that the representations set forth under the heading “Entity Subscription” of the Subscription Agreement(s) the Subscriber previously executed are still accurate.

•

We hereby confirm that at the time of any purchase of additional Units, the Subscriber received the Prospectus, any supplement to the Prospectus, and current monthly report at least five business days prior to the applicable monthly closing.

•

We hereby confirm that at the time of any purchase of additional Units, the Subscriber meets the applicable suitability standards under “State Suitability Requirements” on page S-124 of the Subscription Agreement and any applicable supplement to the Prospectus.

X	X
(Financial Advisor MUST sign)	(Branch Manager MUST sign)

(Employee Number)/(Branch Telephone Number)

Morgan Stanley & Co. Incorporated Financial Advisor: Please enter a BUY order upon making additions to an existing position during the life of the current prospectus, then this Agreement must be forwarded to the general partner, Attn: Managed Futures, at 522 Fifth Avenue, 13th Floor, New York, New York 10036. This form cannot be faxed.

IMPORTANT: IN ADDITION TO THE MORGAN STANLEY CHARTER SERIES “ADDITIONAL SUBSCRIPTION AGREEMENT UPDATE FORM,” THE FINANCIAL ADVISOR AND BRANCH MANAGER MUST SUBMIT AN “ADDITIONAL SUBSCRIPTION AGREEMENT CONFIRMATION FORM” EACH TIME THE SUBSCRIBER PURCHASES ADDITIONAL UNITS.

No person is authorized to give any information or to make any representation not contained in this prospectus in connection with the matters described herein, and, if given or made, such information or representation must not be relied upon as having been authorized. This prospectus does not constitute an offer by any person within any jurisdiction in which such offer is not authorized, or in which the person making such offer is not qualified to do so, or to any person to whom such offer would be unlawful. The delivery of this prospectus at any time does not imply that information contained herein is correct as of any time subsequent to the date of its issue.

Until 40 days from the date of this prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

38280-14

MORGAN STANLEY CHARTER GRAHAM L.P.

MORGAN STANLEY CHARTER WCM L.P.

MORGAN STANLEY CHARTER ASPECT L.P.

Supplement to the Prospectus dated April 2, 2007

The prospectus dated April 2, 2007 is supplemented by a supplement dated December 17, 2007. The supplement is an integral part of, and must be read together with, the prospectus.

38280-16